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Exhibit 99.1
                                                                  EXECUTION COPY
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                                CREDIT AGREEMENT
                          Dated as of November 30, 2004

                                      among

                             DELTA AIR LINES, INC.,
                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,

                 THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,
                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                   As Revolving Facility Administrative Agent,
           Term Loan Administrative Agent, Collateral Agent and Lender

                        GECC CAPITAL MARKETS GROUP, INC.
                        as Lead Arranger and Book Runner

                      MERRILL LYNCH CAPITAL, a Division of
                 Merrill Lynch Business Financial Services Inc.
                              as Syndication Agent

                         CONGRESS FINANCIAL CORPORATION
                             as Documentation Agent

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
                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       AMOUNT AND TERMS OF CREDIT..............................................................................1
         1.1      Credit Facilities..............................................................................1
         1.2      Letters of Credit..............................................................................6
         1.3      Prepayments....................................................................................6
         1.4      Use of Proceeds................................................................................9
         1.5      Interest and Applicable Margins................................................................9
         1.6      Revolving Facility Borrowing Base.............................................................11
         1.7      Term Loan Borrowing Base......................................................................11
         1.8      Cash Management Systems.......................................................................11
         1.9      Fees..........................................................................................12
         1.10     Receipt of Payments...........................................................................12
         1.11     Application and Allocation of Payments........................................................12
         1.12     Loan Accounts and Accounting..................................................................13
         1.13     Indemnity.....................................................................................14
         1.14     Access........................................................................................15
         1.15     Taxes.........................................................................................16
         1.16     Capital Adequacy; Increased Costs; Illegality.................................................17
         1.17     Regulation D Compensation.....................................................................19
2.       CONDITIONS PRECEDENT...................................................................................19
         2.1      Conditions to Effectiveness...................................................................19
         2.2      Conditions to the Initial Funding of the Loans................................................19
         2.3      Further Conditions to Each Loan...............................................................22
3.       REPRESENTATIONS AND WARRANTIES.........................................................................22
         3.1      Corporate Existence; Compliance with Law......................................................22
         3.2      Executive Offices, Collateral Locations, FEIN.................................................23
         3.3      Corporate Power, Authorization, Enforceable Obligations.......................................23
         3.4      Financial Statements and Projections..........................................................24
         3.5      Material Adverse Effect; Burdensome Restrictions; Default.....................................25
         3.6      Ownership of Property; Real Estate; Liens.....................................................25
         3.7      Labor Matters.................................................................................26
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....................27
         3.9      Government Regulation.........................................................................27
         3.10     Margin Regulations............................................................................27
         3.11     Taxes.........................................................................................27
         3.12     ERISA.........................................................................................28
         3.13     No Litigation.................................................................................29
         3.14     Intellectual Property.........................................................................29
         3.15     Full Disclosure...............................................................................29
         3.16     Environmental Matters.........................................................................30
         3.17     Insurance.....................................................................................30
         3.18     Use of Proceeds...............................................................................31
         3.19     Deposit and Disbursement Accounts.............................................................31
         3.20     Trade Relations...............................................................................31

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
         3.21     Compliance With Industry Standards............................................................31
         3.22     Liens.........................................................................................31
         3.23     Skymiles Facility.............................................................................31
         3.24     Certificated Air Carrier......................................................................32
         3.25     U.S. Citizen..................................................................................32
         3.26     Spare Parts...................................................................................32
         3.27     Aircraft......................................................................................32
         3.28     Slots, Primary Gates and Routes...............................................................32
4.       FINANCIAL STATEMENTS AND INFORMATION...................................................................33
         4.1      Reports and Notices...........................................................................33
         4.2      Communication with Accountants................................................................33
5.       AFFIRMATIVE COVENANTS..................................................................................33
         5.1      Maintenance of Existence and Conduct of Business..............................................33
         5.2      Payment of Charges............................................................................34
         5.3      Books and Records.............................................................................34
         5.4      Insurance; Damage to or Destruction of Collateral.............................................34
         5.5      Compliance with Laws..........................................................................36
         5.6      Intellectual Property.........................................................................36
         5.7      Environmental Matters.........................................................................37
         5.8      Landlords' Agreements; Bailee Letters.........................................................37
         5.9      Notices.......................................................................................38
         5.10     Further Assurances............................................................................38
         5.11     Additional Guaranties and Collateral Documents................................................38
         5.12     Pledged Spare Parts...........................................................................40
         5.13     SGR Security Agreement........................................................................40
         5.14     Slot Utilization..............................................................................40
         5.15     ERISA/Labor Matters...........................................................................41
         5.16     Maintenance of Liens and Collateral...........................................................42
         5.17     Use of Proceeds...............................................................................42
         5.18     Cash Management Systems.......................................................................42
         5.19     Skymiles Facility.............................................................................42
         5.20     Appraisals....................................................................................42
6.       NEGATIVE COVENANTS.....................................................................................43
         6.1      Mergers, Subsidiaries, Etc....................................................................43
         6.2      Investments; Loans and Advances...............................................................43
         6.3      Indebtedness..................................................................................45
         6.4      Affiliate Transactions........................................................................47
         6.5      Capital Structure and Business................................................................47
         6.6      Guaranteed Indebtedness.......................................................................48
         6.7      Liens.........................................................................................48
         6.8      Sale of Stock and Assets......................................................................49
         6.9      ERISA.........................................................................................51
         6.10     Financial Covenants...........................................................................51
         6.11     Hazardous Materials...........................................................................51
         6.12     Sale-Leasebacks...............................................................................51
         6.13     Restricted Payments...........................................................................51

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
         6.14     Change of Corporate Name or Location; Change of Fiscal Year...................................52
         6.15     No Impairment of Intercompany Transfers.......................................................52
         6.16     Limitation on Negative Pledge Clauses.........................................................53
         6.17     No Speculative Transactions...................................................................53
         6.18     Real Estate Purchases and Leases..............................................................53
         6.19     Changes Relating to Permitted Subordinated Indebtedness and Skymiles Facility Documents.......54
7.       TERM...................................................................................................54
         7.1      Termination...................................................................................54
         7.2      Survival of Obligations Upon Termination of Financing Arrangements............................54
8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................................................55
         8.1      Events of Default.............................................................................55
         8.2      Remedies......................................................................................57
         8.3      Waivers by Credit Parties.....................................................................58
9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS...................................................58
         9.1      Assignment and Participations.................................................................58
         9.2      Appointment of Agents.........................................................................60
         9.3      Administrative Agents' Reliance, Etc..........................................................61
         9.4      GE Capital and Affiliates.....................................................................62
         9.5      Lender Credit Decision........................................................................62
         9.6      Indemnification...............................................................................63
         9.7      Successor Agents..............................................................................63
         9.8      Setoff and Sharing of Payments................................................................64
         9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......................65
10.      SUCCESSORS AND ASSIGNS.................................................................................67
         10.1     Successors and Assigns........................................................................67
11.      MISCELLANEOUS..........................................................................................68
         11.1     Complete Agreement; Modification of Agreement.................................................68
         11.2     Amendments and Waivers........................................................................68
         11.3     Fees and Expenses.............................................................................71
         11.4     No Waiver.....................................................................................72
         11.5     Remedies......................................................................................73
         11.6     Severability..................................................................................73
         11.7     Conflict of Terms.............................................................................73
         11.8     Confidentiality...............................................................................73
         11.9     GOVERNING LAW.................................................................................73
         11.10    Notices.......................................................................................74
         11.11    Section Titles................................................................................76
         11.12    Counterparts..................................................................................76
         11.13    WAIVER OF JURY TRIAL..........................................................................76
         11.14    Press Releases and Related Matters............................................................77
         11.15    Reinstatement.................................................................................77
         11.16    Advice of Counsel.............................................................................77
         11.17    No Strict Construction........................................................................77

                               INDEX OF APPENDICES

Annex A (Recitals)                          -     Definitions
Annex B (SECTION 1.2)                       -     Letters of Credit
Annex C (SECTION 1.8)                       -     Cash Management Systems
Annex D (SECTION 2.2(A))                    -     Closing Checklist
Annex E (SECTION 4.1(A))                    -     Financial Statements and Projections -- Reporting
Annex F (SECTION 4.1(B))                    -     Collateral Reports
Annex G (SECTION 6.10)                      -     Financial Covenants
Annex H (SECTION 9.9(A))                    -     Lenders' Wire Transfer Information
Annex I (SECTION 11.10)                     -     Notice AddressesAnnex J   (FROM ANNEX A -
        COMMITMENTS DEFINITION)             -     Commitments as of Closing Date
Annex K (FROM ANNEX A-
        PERMITTED INVESTMENTS DEFINITION)   -     Investments Guidelines

Exhibit 1.1(a)(i)             -       Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -       Form of Revolving Note
Exhibit 1.1(b)(i)             -       Form of Term Note
Exhibit 1.1(c)(ii)            -       Form of Swing Line Note
Exhibit 1.5(e)                -       Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                -       Form of Borrowing Base Certificate
Exhibit 9.1(a)                -       Form of Assignment Agreement

Disclosure Schedule 1.1       -       Agent's Representatives
Disclosure Schedule 3.1       -       Type of Entity; State of Organization
Disclosure Schedule 3.2       -       Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)    -       Financial Statements
Disclosure Schedule 3.4(b)    -       Pro Forma
Disclosure Schedule 3.4(c)    -       Projections
Disclosure Schedule 3.6       -       Real Estate and Leases:
    Part 1                    -             Owned Real Estate
    Part 2                    -             Material Real Estate Contracts
    Part 3                    -             Leases Affecting Owned Real Estate
Disclosure Schedule 3.7       -       Labor Matters
Disclosure Schedule 3.8       -       Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11      -       Tax Matters
Disclosure Schedule 3.12      -       ERISA Plans
Disclosure Schedule 3.13      -       Litigation
Disclosure Schedule 3.14      -       Intellectual Property

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
Disclosure Schedule 3.16      -       Environmental Matters
Disclosure Schedule 3.17      -       Insurance:
    Part 1                    -             Insurance Policies
    Part 2                    -             Those Insurance Policies with respect to Collateral
Disclosure Schedule 3.19      -       Deposit and Disbursement Accounts
Disclosure Schedule 3.20      -       Trade Relations
Disclosure Schedule 3.26      -       Spare Parts
Disclosure Schedule 3.27      -       Eligible Aircraft
Disclosure Schedule 3.28      -       Primary Slots and Primary Routes
Disclosure Schedule 5.1       -       Trade Names
Disclosure Schedule 6.2       -       Existing Investments
Disclosure Schedule 6.3       -       Existing Indebtedness
Disclosure Schedule 6.7       -       Existing Liens
Disclosure Schedule  6.16     -       Negative Pledge Clauses


Exhibit A-1                   -       Form of Junior Aircraft Mortgage
Exhibit A-2                   -       Form of Senior Aircraft Mortgage
Exhibit B                     -       Form of Borrower Pledge Agreement
Exhibit C                     -       Form of Copyright Security Agreements
Exhibit D                     -       Form of Mortgages
Exhibit E                     -       Form of Pledge Agreements
Exhibit F                     -       Form of Security Agreement
Exhibit G                     -       Form of SGR Security Agreement
Exhibit H-1                   -       Form of Junior Spare Parts Mortgage
Exhibit H-2                   -       Form of Senior Spare Parts Mortgage
Exhibit I                     -       Form of Subsidiary Guaranty
Exhibit J                     -       Form of Trademark Security Agreements

         This CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 30, 2004 among DELTA AIR LINES, INC., a Delaware corporation ("BORROWER"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, as administrative agent for Revolving Lenders (in such capacity, "REVOLVING FACILITY ADMINISTRATIVE AGENT"), as administrative agent for Term Lenders (in such capacity, "TERM LOAN ADMINISTRATIVE AGENT"), and as collateral agent for Lenders (in such capacity, "COLLATERAL AGENT"), and the other Lenders signatory hereto from time to time.

                                    RECITALS

         WHEREAS, Borrower has requested that Lenders extend senior secured revolving and term credit facilities to Borrower of up to Six Hundred Thirty Million Dollars ($630,000,000) in the aggregate to provide (a) working capital financing for the Credit Parties, (b) funds for other general corporate purposes of the Credit Parties and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

         WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Collateral Agent, for the benefit of the Secured Parties, a security interest in and lien upon certain of its existing and after-acquired personal and real property; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in ANNEX A shall govern. All Annexes, Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

         1.1      CREDIT FACILITIES.

         (a)      REVOLVING CREDIT FACILITY.

                  (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this SECTION 1.1(A); PROVIDED, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Borrowing Availability may be further reduced by Reserves imposed by Revolving Facility Administrative Agent in its reasonable credit judgment. In the event the Borrowing Availability at any time exceeds the aggregate principal amount of the Revolving Loan outstanding at such time by an amount greater than $5,000,000, Borrower shall promptly request a Revolving Credit Advance in an aggregate principal amount equal to such excess. Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Revolving Facility Administrative Agent identified in DISCLOSURE SCHEDULE 1.1 at the address specified therein. Any such notice must be given no later than (A) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (B) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy), or by telephone, confirmed promptly in writing, in each case, substantially in the form of
EXHIBIT 1.1(A)(I), and shall include the information required in such Exhibit and such other information as may be required by Revolving Facility Administrative Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with SECTION 1.5(E).

                  (ii) Upon the request of any Lender pursuant to SECTION 1.12(A), Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan of that Revolving Lender. Each note shall be substantially in the form of EXHIBIT 1.1(A)(II) (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Revolving Loan shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (iii) Any provision of this Agreement to the contrary notwithstanding, at the request of Borrower, in its discretion Revolving Facility Administrative Agent may (but shall have absolutely no obligation to) make Revolving Credit Advances to Borrower on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Revolving Facility Borrowing Base (less the Swing Line Loan) (each excess Revolving Credit Advance an "OVERADVANCE" and, collectively, the "OVERADVANCES"); PROVIDED, that (A) no such event or occurrence shall cause or constitute a waiver of Revolving Facility Administrative Agent's, the Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or issue any Letters of Credit, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default due to Borrower's failure to comply with SECTION 1.3(B)(I) for so long as Revolving Facility Administrative Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in SECTION 2.3 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date. Except as otherwise provided in SECTION 1.11(B), the authority of Revolving Facility Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $30,000,000 at any time, shall not cause the Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Revolving Facility Administrative Agent signed by Requisite Revolving Lenders.

         (b)      TERM LOAN.

                  (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the "TERM LOAN") on the Initial Funding Date to Borrower in an aggregate principal amount equal to the lesser of
(i) its Term Loan Commitment and (ii) its Pro Rata Share of the Term Loan Borrowing Base. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall, upon the request of any Lender pursuant to
SECTION 1.12(B), be evidenced by promissory notes substantially in the form of
EXHIBIT 1.1(B)(I) (each a "TERM NOTE" and collectively the "TERM NOTES"), and, upon such request as provided in SECTION 1.12(B), Borrower shall execute and deliver each Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan, together with interest thereon as prescribed in SECTION 1.5.

                  (ii) Borrower shall repay the principal amount of the Term Loan in twelve (12) consecutive monthly installments on the date set forth below of each month, commencing on the first date set forth below (as may be adjusted pursuant to SECTION 1.3), as follows:

                Payment               Installment
                 Dates                  Amounts
                -------               -----------

          1.   January 1, 2007         $27,500,000
          2.   February 1, 2007        $27,500,000
          3.   March 1, 2007           $27,500,000
          4.   April 1, 2007           $27,500,000
          5.   May 1, 2007             $27,500,000
          6.   June 1, 2007            $27,500,000
          7.   July 1, 2007            $27,500,000
          8.   August 1, 2007          $27,500,000
          9.   September 1, 2007       $27,500,000
          10.  October 1, 2007         $27,500,000
          11.  November 1, 2007        $27,500,000
          12.  December 1, 2007        $27,500,000

                  The final installment due on December 1, 2007 shall be in the amount of $27,500,000 or, if different, the remaining principal balance of the Term Loan.

                  (iii) Notwithstanding SECTION 1.1(B)(II), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

                  (iv) Each payment of principal with respect to the Term Loan shall be paid to Term Loan Administrative Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

         (c)      SWING LINE FACILITY.

                  (i) Revolving Facility Administrative Agent shall notify the Swing Line Lender upon Revolving Facility Administrative Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion and, if requested by Borrower in the Notice of Revolving Credit advance, make available from time to time until the Commitment Termination Date advances (each, a "SWING LINE ADVANCE") on the same day as and in accordance with any such notice. The provisions of this SECTION 1.1(C) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under SECTION 1.1(A); PROVIDED, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Revolving Facility Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("SWING LINE AVAILABILITY"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this SECTION 1.1(C). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Revolving Facility Administrative Agent in accordance with SECTION 1.1(A). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one (1) Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in SECTION 2.3, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with SECTION 1.1(C)(III) or purchase participating interests in accordance with SECTION 1.1(C)(IV). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan within two (2) Business Days of demand therefor by Revolving Facility Administrative Agent.

                  (ii) Borrower shall, if requested by the Swing Line Lender, execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Initial Funding Date and substantially in the form of EXHIBIT 1.1(C)(II) (the "SWING LINE NOTE"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in
SECTION 1.5. The entire unpaid balance of the Swing Line Loan shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given. Unless any of the events described in SECTIONS 8.1(H) OR 8.1(I) has occurred (in which event the procedures of SECTION 1.1(C)(IV) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Revolving Facility Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                  (iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to SECTION 1.1(c)(iii), one of the events described in SECTIONS 8.1(H) OR 8.1(I) has occurred, then, subject to the provisions of SECTION 1.1(C)(V), each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

                  (v) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with SECTION 1.1(C)(III) and to purchase participation interests in accordance with SECTION 1.1(C)(IV) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Revolving Facility Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to SECTIONS 1.1(C)(III) OR 1.1(C)(IV), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such

Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

         (d) RELIANCE ON NOTICES. Each Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by such Administrative Agent to be genuine. Each Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for such Administrative Agent has actual knowledge to the contrary.

         1.2      LETTERS OF CREDIT.

         Subject to and in accordance with the terms and conditions contained herein and in ANNEX B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

         1.3      PREPAYMENTS.

         (a) VOLUNTARY PREPAYMENTS; REDUCTIONS IN REVOLVING LOAN COMMITMENTS. Borrower may at any time on at least three (3) Business Days' prior written notice to Term Loan Administrative Agent, voluntarily prepay all or part of the Term Loan; PROVIDED that any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount and shall be accompanied by payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(B). Each notice of partial prepayment shall designate the Obligations to which such prepayment is to be applied; PROVIDED that any partial prepayments of the Term Loan shall prepay the remaining scheduled installments of the Term Loan on a PRO RATA basis. Borrower may at any time on at least three (3) Business Days' prior written notice to Revolving Facility Administrative Agent, permanently reduce or terminate the Revolving Loan Commitment; PROVIDED that (i) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount and shall be accompanied by payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(B), (ii) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan outstanding, (iii) after giving effect to such reductions, Borrower shall comply with SECTION 1.3(B)(I), (iv) upon the termination of the Revolving Commitment the Revolving Loans shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with ANNEX B hereto, (v) in the case of a partial reduction of the Revolving Commitment, the aggregate principal amount of the Term Loan then outstanding shall be less than $50,000,000 and (vi) in the case of a termination of the Revolving Commitment, the Term Loan Termination Date shall have occurred on or prior to such termination. Borrower shall not at any time voluntarily prepay any Revolving Loan, except in connection with (i) a concurrent issuance of Letters of Credit in accordance with ANNEX B in aggregate amount equal to the aggregate principal amount of such Revolving Loan being prepaid and (ii) a concurrent permanent reduction or termination of the Revolving Loan Commitment as permitted in this SECTION 1.3.

         (b)      MANDATORY PREPAYMENTS.

                  (i) If at any time the outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Revolving Facility Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to SECTION 1.1(A)(III) shall be repaid in accordance with SECTION 1.1(A)(III).

                  (ii) If at any time aggregate outstanding principal amount of the Term Loan exceeds the Term Loan Borrowing Base, Borrower shall immediately repay the aggregate outstanding amount of the Term Loan to the extent required to eliminate such excess.

                  (iii) Upon receipt by any Credit Party of Net Cash Proceeds arising from an Asset Sale (excluding any Net Cash Proceeds subject to CLAUSE
(IV) below) or Property Loss Event, Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds; PROVIDED, that, immediately upon receipt by any Credit Party of such Net Cash Proceeds, Borrower may, at its option, deposit 100% of such Net Cash Proceeds in the Term Loan Cash Collateral Account, in each case, to be applied in accordance with SECTION 1.3(C).

                  (iv) Upon the sale or disposition of all or any part of the Stock of, or upon any Asset Sale by, the first of either Regional Carrier (other than sales referred to in CLAUSES (I), (IV), (VI), (IX) or (XI) of the definition of "EXCLUDED SALES"), Borrower shall apply the Net Cash Proceeds of such sale or disposition in an aggregate amount of up to $100,000,000 to prepay the Term Loan in accordance with CLAUSES FIRST, SECOND and THIRD of SECTION 1.3(C), and thereafter, at its option, retain any remaining amount.

         (c) APPLICATION OF NET CASH PROCEEDS. Any Net Cash Proceeds received by Borrower or any other Credit Party or Collateral Agent under any Loan Document (except as otherwise expressly provided herein or therein) shall be applied as follows: FIRST, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; SECOND, to Fees and reimbursable expenses of Lenders then due and payable pursuant to any of the Loan Documents; THIRD, to interest then due and payable on the Term Loan; FOURTH, to prepay the remaining scheduled principal installments of the Term Loan on a PRO RATA basis, until the Term Loan shall have been paid in full; FIFTH, to all other Obligations then due and payable to the Term Lenders; SIXTH, to interest then due and payable on the Swing Line Loan; SEVENTH, to the principal balance of the Swing Line Loan until the same has been repaid in full; EIGHTH, to interest then due and payable on the Revolving Credit Advances; NINTH, to the outstanding principal balance of Revolving Credit Advances until the same has been paid in full; TENTH, to provide cash collateral for any Letter of Credit

Obligations until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX B; and ELEVENTH, to all other Obligations then due and payable to the Revolving Lenders; PROVIDED, that, in the event Borrower elected to deposit such Net Cash Proceeds in the Term Loan Cash Collateral Account in accordance with SECTION 1.3(B)(III):

                  (i) upon any Asset Sale of Term Loan Collateral included in the Term Loan Borrowing Base, Term Loan Administrative Agent shall, and shall direct Collateral Agent to, (A) upon receipt of a Borrowing Base Certificate prior to the Prepayment Date that includes one or more assets (the "REPLACEMENT BORROWING BASE ASSETS" and which, other than in the case of Aircraft or Engines, may consist of any type of asset eligible to be included in the Term Loan Borrowing Base and, in the case of Aircraft or Engines, shall consist of Additional Aircraft or Additional Engines, as the case may be) replacing the asset or assets (the "ORIGINAL BORROWING BASE ASSETS") giving rise to such Net Cash Proceeds, release to Borrower an amount equal to (1) such Net Cash Proceeds minus (2) the amount, if any, by which (x) the Allocated Amount for the Original Borrowing Base Assets exceeds (y) the Allocated Amount for the Replacement Borrowing Base Assets and (B) on the earlier of (1) the issuance of any Notice of Actionable Default and (2) the Prepayment Date, apply the balance of such Net Cash Proceeds pursuant to CLAUSES FIRST through ELEVENTH above;

                  (ii) upon a Reinvestment Event, all or a portion of such Net Cash Proceeds, as specified in a Reinvestment Notice, shall be used to acquire or construct Permitted Reinvestment Collateral (the "REINVESTMENT DEFERRED AMOUNT") and such Reinvestment Deferred Amount shall, within five (5) Business Days of delivery of a Reinvestment Release Request, be released to Borrower to acquire or construct such Permitted Reinvestment Collateral until the Reinvestment Prepayment Date corresponding thereto, on which date the remaining Net Cash Proceeds, if any, shall be applied pursuant to CLAUSES FIRST through ELEVENTH above;

                  (iii) upon a Property Loss Event involving any Aircraft or Engines, Borrower shall comply with the applicable notice provisions and requirements for Replacement Aircraft or Replacement Engines as set forth in the Aircraft Mortgages; and

                  (iv) upon a Property Loss Event involving any Real Estate subject to a Mortgage, Borrower shall comply with the applicable provisions and requirements set forth in such Mortgage.

         (d) The then current Revolving Loan Commitments or Swing Line Commitments shall be permanently reduced on each date on which a prepayment of Revolving Loans or Swing Loans, as applicable, is made pursuant to this SECTION 1.3(C). If the precise amount of Net Cash Proceeds allocable to Revolving Facility Collateral as compared to Term Loan Collateral is not otherwise determined, the allocation and application of those proceeds shall be determined by Lenders having 51% or more of the Commitments of all Lenders or, if the Commitments have been terminated, 51% or more of the aggregate outstanding amount of the Loans.

         (e) NO IMPLIED CONSENT. Nothing in this SECTION 1.3 shall be construed to constitute any Agent's or Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.4      USE OF PROCEEDS.

         Borrower shall utilize the proceeds of the Loans solely for the general corporate purposes of the Credit Parties.

         1.5      INTEREST AND APPLICABLE MARGINS.

         (a) Borrower shall pay interest to the applicable Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the sum of (x) the greater of (A) 3.00% per annum and (B) the applicable LIBOR Rate plus (y) the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

         The Applicable Margins are as follows:

         Applicable Revolver Index Margin.......................   3.25%

         Applicable Revolver LIBOR Margin.......................   4.00%

         Applicable Term Loan Index Margin......................   5.25%

         Applicable Term Loan LIBOR Margin......................   6.00%

         Applicable L/C Margin..................................   4.00%

         (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (c) All computations of Fees calculated on a per annum basis and interest shall be made by the applicable Administrative Agent on the basis of a 360-day year (or, in the case of interest calculated based on the Index Rate, a 365/366 day year), in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by such Administrative Agent of interest rates and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

         (d) So long as an Event of Default has occurred and is continuing under SECTION 8.1(A), (H) OR (I), or so long as any other Event of Default has occurred and is continuing and at the election of (i) Revolving Facility Administrative Agent (or upon the written request of Requisite Revolving Lenders) confirmed by written notice from Revolving Facility Administrative Agent to Borrower, the interest rates applicable to the Revolving Loans shall be increased by two percentage points (2%) per annum above the rates of interest otherwise applicable hereunder unless Revolving Facility Administrative Agent or Requisite Revolving Lenders elect to impose a smaller increase or (ii) Term Loan Administrative Agent (or upon the written request of Requisite Term Lenders) confirmed by written notice from Term Loan Administrative Agent to Borrower, the interest rates applicable to the Term Loan shall be increased by two percentage points (2%) per annum above the rates of interest otherwise applicable hereunder unless Term Loan Administrative Agent or Requisite Term Lenders elect to impose a smaller increase (in each case, the "DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

         (e) So long as no Event of Default has occurred and is continuing, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.13(B) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or
(3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Revolving Facility Administrative Agent or Term Loan Administrative Agent, as may be applicable, in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.5(E). No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) five (5) Business Days after the Initial Funding Date and (ii) completion of primary syndication as determined by Administrative Agents.

         (f)      Notwithstanding anything to the contrary set forth in this
SECTION 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by any Administrative Agent, on behalf of applicable Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Initial Funding Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

         1.6      REVOLVING FACILITY BORROWING BASE.

         Revolving Facility Administrative Agent shall have the right to modify or eliminate Reserves against Eligible Accounts, Eligible Unbilled Accounts and Eligible Refundable Ticket Accounts from time to time in its reasonable credit judgment. In addition, Revolving Facility Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, Eligible Unbilled Accounts and Eligible Refundable Ticket Accounts, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Revolving Facility Administrative Agent after the Closing Date subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.

         1.7      TERM LOAN BORROWING BASE.

         Term Loan Administrative Agent shall have the right to modify or eliminate Reserves against Eligible Real Estate, Eligible Aircraft, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators and Eligible Tooling from time to time in its reasonable credit judgment. In addition, Term Loan Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Real Estate, Eligible Aircraft, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators and Eligible Tooling, in its reasonable credit judgment, reflecting changes in the Fair Market Value or Net Orderly Liquidation Value of such components of the Term Loan Borrowing Base arising or discovered by Term Loan Administrative Agent after the Closing Date subject to the approval of Supermajority Term Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.

         1.8      CASH MANAGEMENT SYSTEMS.

         On or prior to the Initial Funding Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described in ANNEX C (the "CASH MANAGEMENT SYSTEMS").

         1.9      FEES.

         (a) Borrower shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter.

         (b) As additional compensation for Revolving Lenders, Borrower shall pay to Revolving Facility Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the such Fee is due. "APPLICABLE UNUSED LINE FEE MARGIN" means (x) on any date on which usage of the Revolving Loan Commitment is greater than 50%, 0.50%, and (y) otherwise, 0.75%.

         (c) Borrower shall pay to Revolving Facility Administrative Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in ANNEX B.

         1.10     RECEIPT OF PAYMENTS.

         Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         1.11     APPLICATION AND ALLOCATION OF PAYMENTS.

         (a)      So long as no Event of Default has occurred and is continuing,
(i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of SECTION 1.3(A); and (iii) mandatory prepayments shall be applied as set forth in SECTION 1.3(C). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower. After the issuance or receipt by any Agent of any Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, Borrower and each Secured Party hereby irrevocably agrees that Collateral Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as set forth in the Credit Facility Intercreditor Agreement. Notwithstanding anything herein to the contrary, no Credit Party shall be obligated to make any payment to any Secured Party under any Loan Document from the proceeds of Skymiles Collateral at any time after the delivery to Borrower of a Notice of Actionable Default and until the withdrawal of all pending Notices of Actionable Default except as and to the extent set forth in the Skymiles Intercreditor Agreement.

         (b) Revolving Facility Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(A)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Revolving Facility Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.12     LOAN ACCOUNTS AND ACCOUNTING.

         (a) Revolving Facility Administrative Agent shall maintain a loan account (the "REVOLVING LOAN ACCOUNT") on its books to record all Advances, all payments made by Borrower with respect to the Revolving Loans, and all other debits and credits as provided in this Agreement with respect to such Loans or any other Obligations with respect to the Revolving Loans. All entries in the Revolving Loan Account shall be made in accordance with Revolving Facility Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Revolving Loan Account, as recorded on Revolving Facility Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Revolving Facility Administrative Agent and Revolving Lenders by Borrower; PROVIDED, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations with respect to the Revolving Loans. Revolving Facility Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to the Revolving Loans setting forth the balance of the Revolving Loan Account for the immediately preceding month. Any Revolving Lender may elect, by notice to Borrower and Revolving Facility Administrative Agent, to have such Revolving Lender's Revolving Loan Commitment be evidenced by a Revolving Note issued to that Revolving Lender. If no such Revolving Note is so requested, such Revolving Lender may rely on the Revolving Loan Account as evidence of the amount of Obligations with respect to the Revolving Loans from time to time owing to it. Unless Borrower notifies Revolving Facility Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

         (b) Term Loan Administrative Agent shall maintain a loan account (the "TERM LOAN ACCOUNT") on its books to record the Term Loan, all payments made by Borrower with respect to the Term Loan, and all other debits and credits as provided in this Agreement with respect to the Term Loan or any other Obligations with respect to the Term Loan. All entries in the Term Loan Account shall be made in accordance with Term Loan Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Term Loan

Account, as recorded on Term Loan Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to the Term Loan Term Loan Administrative Agent and Term Lenders by Borrower; PROVIDED, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations with respect to the Term Loan. Term Loan Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to the Term Loan setting forth the balance of the Term Loan Account for the immediately preceding month. Any Term Lender may elect, by notice to Borrower and Term Loan Administrative Agent, to have such Term Loan Lender's Term Loan be evidenced by a Term Note issued to that Lender. If no such Term Note is requested, such Term Lender may rely on the Term Loan Account as evidence of the amount of Obligations with respect to the Term Loan from time to time owing to it. Unless Borrower notifies Term Loan Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

         1.13     INDEMNITY.

         (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agents, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among ANY PARTIES to any of the Loan Documents, and associated with Electronic Transmissions or E-Systems as well as failures caused by Borrower's equipment, software, services or otherwise used in connection therewith (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against any loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; PROVIDED, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this SECTION 1.13(B), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within thirty (30) days of receipt thereof, specifying the basis for such objection in detail.

         1.14     ACCESS.

         (a) Each Credit Party shall, during normal business hours, from time to time upon five (5) Business Days' prior notice as frequently as any Administrative Agent reasonably determines to be appropriate (and subject to such other restrictions on inspections set forth in the Aircraft Mortgages with respect to Aircraft or the Spare Parts Mortgages with respect to Spare Parts):
(i) provide such Administrative Agent and any of its officers, employees and agents access to its officers and employees, and with prior notice and the opportunity to be present, advisors of each Credit Party, (ii) permit such Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's Books and Records (subject to requirements under any confidentiality agreements, if applicable) , and (iii) permit such Administrative Agent, and its officers, employees and agents, to have access to properties, facilities and to the Collateral and to inspect, audit, review, evaluate, conduct field examinations and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party; PROVIDED, that so long as no Event of Default has occurred and is continuing, such access and inspections shall not be permitted more frequently than (A) once in any calendar quarter with respect to the Term Loan Collateral, (B) twice every calendar year with respect to the Revolving Facility Collateral, and (C) once in any calendar year with respect to appraisals of the Collateral. Representatives of other Lenders may accompany any Administrative Agent's representatives on regularly scheduled audits at no charge to Borrower. Each Credit Party shall make available to any Administrative Agent and its counsel reasonably promptly originals or copies of all Books and Records (subject to requirements under any confidentiality agreements, if applicable) that such Administrative Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for any Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party and shall maintain supporting documentation on media, including computer tapes and discs owned by such Credit Party. Each Administrative Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits.

         (b) If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access as set forth in clause (a) above to each Administrative Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide each Administrative Agent and each Lender with access, with prior notice and opportunity for Borrower to be present, to its suppliers, service providers and customers.

         1.15     TAXES.

         (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) unless such Taxes are imposed as the result of a determination that an applicable Certificate of Exemption did not entitle a Foreign Lender to an exemption from such Taxes at the time such Foreign Lender became a Lender hereunder, the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.15) Administrative Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to such Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

         (b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay any Administrative Agent and each Lender for the full amount of Taxes paid by such Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted unless such Taxes are imposed as the result of a determination that an applicable Certificate of Exemption did not entitle a Foreign Lender to an exemption from such Taxes at the time such Foreign Lender became a Lender hereunder.

         (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are completely exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Administrative Agents a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such complete exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Administrative Agents prior to becoming a Lender hereunder. No foreign Person may become a

Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

         (d) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 1.15, then such Lender, at the request of Borrower and at Borrower's expense, will change the jurisdiction of its lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) as determined by such Lender in its sole discretion, is not otherwise materially disadvantageous to such Lender, PROVIDED, that the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of a Lender shall not be deemed to be disadvantageous to such Lender.

         1.16     CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

         (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to such Administrative Agent) pay to such Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to such Administrative Agent shall be presumptive evidence of the matters set forth therein.

         (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) other than in respect of taxes (including income taxes) under SECTION 1.15 or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case occurring after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to such Administrative Agent), pay to such Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to such Administrative Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this SECTION 1.16(B).

         (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) after the Closing Date shall make it unlawful, or any central bank or other Governmental

Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially and adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through such Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, UNLESS Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

         (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, PROVIDED, that Borrower shall not be required to compensate a Lender pursuant to this SECTION 1.16 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor.

         (e) Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTIONS 1.15(A), 1.15(B), 1.16(A) OR 1.16(B), Borrower may, at its option, notify such Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of such Administrative Agent, may obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to such Administrative Agent. If Borrower obtains a Replacement Lender within ninety
(90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to such Administrative Agent; PROVIDED, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this SECTION 1.16(E) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.15(A), 1.15(B), 1.16(A) OR 1.16(B).

         1.17     REGULATION D COMPENSATION.

         If and so long as a reserve requirement of the type referred to in (B) below is prescribed by the Federal Reserve Board (or any successor), each Lender subject to such requirement may require Borrower to pay, contemporaneously with each payment of interest on each such Lender's LIBOR Loans, additional interest on such LIBOR Loan at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System over (ii) the applicable LIBOR Rate.

2. CONDITIONS PRECEDENT

         2.1      CONDITIONS TO EFFECTIVENESS.

         The effectiveness of this Agreement is subject to the following conditions precedent:

         (a) CREDIT AGREEMENT. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agents and Lenders.

         (b) SKYMILES INTERCREDITOR AGREEMENT. Administrative Agents shall have received the Skymiles Intercreditor Agreement or counterparts thereof, duly executed by, and delivered to, Collateral Agent and Amex and duly acknowledged by each Credit Party.

         (c) SKYMILES FACILITY. Administrative Agents shall have received final executed copies of the Skymiles Facility Documents, each of which shall be in full force and effect. (d) PAYMENT OF FEES. Borrower shall have paid the Fees required to be paid on or prior to the Closing Date in the respective amounts specified in SECTION 1.9 (including the Fees specified in the GE Capital Fee Letter) and shall have reimbursed Administrative Agents for all fees, costs and expenses of closing presented at least one day prior to the Closing Date.

         2.2      CONDITIONS TO THE INITIAL FUNDING OF THE LOANS.

         No Lender shall be obligated, on the Initial Funding Date, to make any Loan, issue any Letter of Credit or to take, fulfill, or perform any other action hereunder until, as of the Initial Funding Date, the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Administrative Agents, or waived in writing by Administrative Agents:

         (a) LOAN DOCUMENTS. Administrative Agents shall have received such documents, instruments, agreements and legal opinions listed on ANNEX D, and such other documents, instruments, agreements and legal opinions as Administrative Agents shall request, in their discretion exercised reasonably in accordance with their customary business practices for comparable asset-based transactions, in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to such Administrative Agents.

         (b) APPROVALS. Administrative Agents shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution and delivery of this Agreement and the other Loan Documents, (ii) satisfactory evidence that the Credit Parties have obtained all material governmental and third party approvals or waivers necessary or, in the reasonable discretion of each Administrative Agent, advisable in connection with the performance and consummation of this Agreement, the other Loan Documents and the Related Transactions and the continuing operations of Borrower and its Subsidiaries shall have been obtained and be in full force and effect, or (iii) an officer's certificate in form and substance reasonably satisfactory to Administrative Agents affirming that no such consents or approvals are required.

         (c) PAYMENT OF FEES; SATISFACTION OF CONDITIONS. Borrower shall have paid the Fees required to be paid on or prior to the Initial Funding Date in the respective amounts specified in SECTION 1.9 (including the Fees specified in the GE Capital Fee Letter, other than those paid on the Closing Date), and shall have reimbursed Agents for all fees, costs and expenses of closing presented as of the Initial Funding Date and the other conditions set forth in the GE Capital Fee Letter shall have been satisfied.

         (d) CONSUMMATION OF EXCHANGE OFFER. Administrative Agents shall have received final and complete copies of each of the Exchange Offer Documents, each of which shall be in full force and effect in form and substance reasonably satisfactory to Administrative Agents; it being understood and agreed that if Exchange Offer Documents contain terms substantially the same as those set forth in the Exchange Offer Memorandum delivered to Administrative Agents on or prior to the Closing Date, the Exchange Offer Documents shall be deemed to be in form and substance satisfactory to Administrative Agents. The Exchange Offer with respect to the issuance of the A-1 New Notes (as defined in the Exchange Offer Memorandum) shall be consummated on or prior to the Initial Funding Date in accordance with the terms of the Exchange Offer Documents.

         (e) CONSUMMATION OF THE SKYMILES FACILITY. Each of the Skymiles Facility Documents shall be in full force and effect in form and substance reasonably satisfactory to Administrative Agents; it being understood and agreed that if the Skymiles Facility Documents contain terms substantially the same as those set forth in the Skymiles Facility Documents delivered to Administrative Agents on or prior to the Closing Date, the Skymiles Facility Documents shall be deemed to be in form and substance satisfactory to Administrative Agents. The Skymiles Facility shall have been executed and become effective on or prior to the Initial Funding Date in accordance with the Skymiles Facility Documents, including the funding of the initial installment of Advance Payments thereunder in an aggregate principal amount of not less than $250,000,000 shall occur on the Initial Funding Date.

         (f) NO MATERIAL ADVERSE EFFECT. There has been no Material Adverse Effect since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2004 as updated by subsequent public filings prior to October 27, 2004.

         (g) NO ACTION, SUIT, LITIGATION. There shall exist no action, suit, investigation, litigation, or proceeding pending (or, to the knowledge of any officer of Borrower or any other Credit Party, threatened) in any court or before any arbitrator or governmental instrumentality that has not been disclosed by Borrower in publicly available documents filed with the Securities and Exchange Commission prior to October 27, 2004, which (i) could reasonably be expected to result in a Material Adverse Effect or (ii) seeks to impose adverse conditions on or challenges the transactions contemplated hereby.

         (h) NO VIOLATION OF LAW OR INJUNCTION. The consummation of the transactions contemplated hereby shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of Borrower or any of its Subsidiaries after giving effect to such transactions, and there shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of, or imposing adverse conditions on, the transactions contemplated hereby.

         (i) ACCESS. Administrative Agents and Lenders shall have been given ongoing access (subject to requirements under any confidentiality agreements, if applicable) to the management, records, books of account, contracts, and properties of Borrower, Guarantors, and their respective subsidiaries and shall have received such financial, business, legal, and other information regarding Borrower, Guarantors, and their respective subsidiaries, in each case as Administrative Agents and Lenders and their respective counsel shall have reasonably requested.

         (j) CASH MANAGEMENT SYSTEMS. Revolving Facility Administrative Agent shall be reasonably satisfied that the Cash Management Systems have been established in accordance with ANNEX C.

         (k) NO DEFAULT. No Default or Event of Default under this Agreement or any other Loan Document shall exist.

         (l) REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or any other Loan Document (including, without limitation, the Material Adverse Effect and litigation representations) shall be true and correct in all respects.

         (m) MINIMUM LIQUIDITY. As of the Initial Funding Date, without giving effect to any Advances made on such date, Borrower and its Subsidiaries shall have Cash Collateral On Hand of no less than $650,000,000 and Aggregate Cash On Hand of no less than $1,000,000,000. The aggregate principal amount of Revolving Credit Advances made on the Initial Funding Date shall be equal to the amount of Borrowing Availability as of such date.

         2.3      FURTHER CONDITIONS TO EACH LOAN.

         Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or issue any Letter of Credit, if, as of the date thereof:

         (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document, including any regarding Material Adverse Effect, is untrue or incorrect in any material respect as of such date as determined by Revolving Facility Administrative Agent or Requisite Revolving Lenders (with notice to Borrower), except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Revolving Facility Administrative Agent or Requisite Revolving Lenders have determined not to make such Advance or permit the issuance of any Letter of Credit as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

         (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the issuance of any Letter of Credit), and Revolving Facility Administrative Agent or Requisite Revolving Lenders shall have determined not to make any Advance or issue any Letter of Credit as a result of that Default or Event of Default;

         (c) after giving effect to any Advance (or the issuance of any Letter of Credit), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Revolving Facility Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan; or

         (d) the making of such Advance (or the issuance of such Letter of Credit) (i) would violate any applicable law, statute, rule or regulation or
(ii) shall have been enjoined, temporarily, preliminarily or permanently.

The acceptance by Borrower of the proceeds of any Advance or the issuance of any Letter of Credit upon the request of Borrower shall be deemed to constitute, as of the date thereof, a representation and warranty by Borrower that the conditions in this SECTION 2.3 have been satisfied.

3. REPRESENTATIONS AND WARRANTIES

         To induce Term Lenders to make the Term Loan and Revolving Lenders to make the Revolving Loans and to issue Letters of Credit, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

         3.1      CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in DISCLOSURE SCHEDULE 3.1; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so would not result in losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2      EXECUTIVE OFFICES, COLLATERAL LOCATIONS, FEIN.

         As of the Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and the location as of the Closing Date of each Credit Party's chief executive office, principal place of business and location and the hangars, terminals, maintenance facilities, warehouses and premises at which any Collateral is located as of the Closing Date are set forth in DISCLOSURE SCHEDULE 3.2, and none of such Collateral has been kept at any location other than the locations listed on DISCLOSURE SCHEDULE
3.2 within four (4) months preceding the Closing Date (or since its acquisition if less than four (4) months prior to the Closing Date). In addition, DISCLOSURE
SCHEDULE 3.2 lists the federal employer identification number of each Credit Party as of the Closing Date. Each Credit Party has only one jurisdiction of existence, incorporation or organization, as applicable.

         3.3      CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.

         (a) The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any note, indenture, mortgage, deed of trust, material lease, material agreement or other material instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Collateral Agent for the benefit of the Secured Parties, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except (i) those referred to in SECTION 2.2(B), all of which will have been duly obtained, made or complied with prior to the Initial Funding Date and (ii) any consents, notices or approvals pursuant to the Federal Assignment of Claims Act of 1940 or any applicable state, county or municipal law restricting the assignment of any Accounts for which the Account Debtor is the United States government or a political subdivision thereof or any state, county or municipality or department, agency or instrumentality thereof. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Collateral Documents, as limited by applicable laws that may affect the remedies provided in the Collateral Documents, which laws, however, do not make the remedies provided in the Collateral Documents inadequate for the practical realization of the benefits intended to be afforded thereby.

         3.4      FINANCIAL STATEMENTS AND PROJECTIONS.

         Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the consolidated financial position of Borrower and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         (a) FINANCIAL STATEMENTS. The following Financial Statements attached hereto as DISCLOSURE SCHEDULE 3.4(A) have been delivered on the date hereof:

                  (i) The audited consolidated balance sheet at December 31, 2003 of Borrower and its Subsidiaries and the related consolidated statements of operations, cash flows and shareowners' (deficit) equity for the Fiscal Year then ended, reported on by Deloitte Touche LLP.

                  (ii) The unaudited consolidated balance sheet at June 30, 2004 of Borrower and its Subsidiaries and the related consolidated statements of operations and cash flows for the six (6) months then ended.

         (b) PRO FORMA. The Pro Forma delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE 3.4(B) was prepared by Borrower giving PRO FORMA effect to the Related Transactions, was based on the unaudited consolidated balance sheet of Borrower and its Subsidiaries dated as of September 30, 2004, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

         (c) PROJECTIONS. The Projections delivered to Lenders prior to the date hereof and set forth in the Information Memorandum have been prepared by Borrower and reflect projections for the three year period beginning on October 1, 2004 on a month-by-month basis for the first year and on a quarterly basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and are based on assumptions believed by Borrower to be reasonable at the time such Projections were delivered in light of conditions and facts known to Borrower as of the date thereof (it being understood that projections by their nature are inherently uncertain, the Projections are not a guaranty of future performance, and actual results may differ materially from the Projections).

         3.5      MATERIAL ADVERSE EFFECT; BURDENSOME RESTRICTIONS; DEFAULT.

         Since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2004 as updated by subsequent public filings prior to October 27, 2004,
(a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of Borrower's Form 10-Q for the six-month period ended June 30, 2004 as updated by subsequent public filings prior to October 27, 2004, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6      OWNERSHIP OF PROPERTY; REAL ESTATE; LIENS.

         (a) Each Credit Party warrants that it has good, marketable, legal and valid title to, or legal and valid leasehold interests in, all of its personal property constituting Collateral.

         (b) As of the Closing Date, the real estate listed in Part 1 of DISCLOSURE SCHEDULE 3.6 ("OWNED REAL Estate") constitutes substantially all of the real property owned by any Credit Party. As of the Closing Date, Borrower reasonably believes the leases and other agreements listed in Part 2 of DISCLOSURE SCHEDULE 3.6 constitute all of the Material Real Estate Contracts. Each Credit Party owns good and marketable fee simple title to all of its Owned Real Estate. As of the Closing Date, Borrower has valid and enforceable leasehold interests in all of its material leased real estate, excluding any leased real estate that is occupied on a month to month or "AT WILL" basis (such material leased real estate of the Credit Parties, together with the Owned Real Estate, being herein collectively referred to as "REAL ESTATE"). As of the Closing Date, there are no purchase options, rights of first refusal or similar contractual rights that exist with respect to the Owned Real Estate, except as disclosed in Part 1 of DISCLOSURE SCHEDULE 3.6. As of the Closing Date, true, correct and complete copies of all Material Real Estate Contracts and leases, usufructs, use agreements or other occupancy or facility agreements affecting the Owned Real Estate have been delivered to the Term Loan Administrative Agent.
Part 3 of DISCLOSURE SCHEDULE 3.6 describes all of the leases, usufructs, use agreements or other occupancy or facility agreements by a Credit Party for any Owned Real Estate with respect to which such Credit Party is a landlord as of the Closing Date. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and other Liens permitted by SECTION 6.7. As of the Closing Date, no portion of any Credit Party's Owned Real Estate has suffered any material damage by fire or other casualty loss since October 27, 2004 that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, Borrower reasonably believes all material permits required to have been issued or appropriate to enable the Owned Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

         (c) As of the Closing Date, each Credit Party has received all deeds, assignments, waivers, consents, bills of sale and other documents, and has duly effected all recordings and filings and taken all other actions necessary or, in the opinion of such Credit Party, acting reasonably, advisable to establish and protect such Credit Party's right, title and interest in and to all the Collateral, except to the extent that the absence thereof or omission to take such action(s) could not reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the liens and security interests in the Collateral granted by the Credit Parties under the Collateral Documents.

         (d) As of the Closing Date, each Credit Party that is party to the Spare Parts Mortgages has established and is maintaining reasonable safeguards against theft of the Spare Parts.

         3.7      LABOR MATTERS.

         Except as set forth on DISCLOSURE SCHEDULE 3.7: (a) no strikes are pending against any Credit Party (i) in the United States and (ii) outside of the United States, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the operations of such Credit Party; (b) no other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(c) hours worked by and payment made to employees of each Credit Party to such Credit Party's knowledge, comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect; (d) as of the Closing Date, no Credit Party is a party to or bound by any domestic collective bargaining agreement (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE 3.7 have been delivered to Administrative Agents); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Mediation Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (g) there are no material complaints or charges against any Credit Party pending or, to any Credit Party's knowledge, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual, except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3.8 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS.

         Except as set forth in DISCLOSURE SCHEDULE 3.8, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in DISCLOSURE
SCHEDULE 3.8. Except as set forth in DISCLOSURE SCHEDULE 3.8, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in SECTION 6.3 (including DISCLOSURE SCHEDULE 6.3).

         3.9      GOVERNMENT REGULATION.

         No Credit Party is an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935 that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the issuance of any Letter of Credit on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10     MARGIN REGULATIONS.

         No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "PURCHASING" or "CARRYING" any "MARGIN STOCK" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "PURPOSE CREDIT" within the meaning of Regulations T, U or X of the Federal Reserve Board.

         3.11     TAXES.

         Except as provided on DISCLOSURE SCHEDULE 3.11, all Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, all such returns, reports and statements are true and correct in all material respects and all Charges shown to be due and payable on such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, excluding Charges or other amounts being contested in accordance with SECTION 5.2(B) and unless the failure to so file or pay would not be reasonably expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. DISCLOSURE SCHEDULE
3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's income and other material tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in DISCLOSURE SCHEDULE 3.11, as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any income and other material taxes. To each Credit Party's knowledge, as of the Closing Date, none of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

         3.12     ERISA.

         (a) DISCLOSURE SCHEDULE 3.12 lists as of the Closing Date, all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to each Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC and to the knowledge of any Credit Party, nothing has occurred that would cause the loss of such qualification or tax-exempt status. To the knowledge of any Credit Party, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA and (ii) neither any Credit Party nor ERISA Affiliate has engaged in a "PROHIBITED TRANSACTION," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by
Section 502(i) of ERISA or Section 4975 of the IRC. Each Credit Party and all ERISA Affiliates have made all material contributions and paid all material amounts due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.

         (b) Except as set forth in DISCLOSURE SCHEDULE 3.12: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, a "STANDARD TERMINATION" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with material Unfunded Pension Liabilities been transferred outside of the "CONTROLLED group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan.

         3.13     NO LITIGATION.

         No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any officer of such Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION") that, individually or in the aggregate, (a) challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder or (b) could reasonably be expected to have a Material Adverse Effect. Except as set forth in Borrower's public filings on or prior to October 27, 2004 or on DISCLOSURE SCHEDULE 3.13, as of the Closing Date, there is no Litigation pending or threatened that (x) seeks damages in excess of $5,000,000, (y) seeks injunctive relief that could reasonably be expected to result in costs and/or liabilities or loss of revenues to Credit Parties in excess of $5,000,000 or (z) alleges criminal misconduct of any Credit Party.

         3.14     INTELLECTUAL PROPERTY.

         Each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each U.S. registered Patent, U.S. registered Trademark, U.S. registered Copyright and U.S. License in effect on the Closing Date is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE 3.14. To the knowledge of any Credit Party, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and no material claim or litigation regarding any of the foregoing is pending or threatened. Except as set forth in DISCLOSURE SCHEDULE 3.14, as of the Closing Date, no Credit Party is aware of any infringement claim by any other Person with respect to any material Intellectual Property.

         3.15     FULL DISCLOSURE.

         No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to any Administrative Agent or Lender pursuant to the terms of this Agreement (other than any Projections) contains or will contain, when taken as a whole, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and as of the date when made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrower believed at the time of delivery to be reasonable in light of the conditions and facts known to Borrower as of such delivery date (it being understood that projections by their nature are inherently uncertain, such Projections are not a guaranty of future performance and actual results may differ materially from those set forth in such Projections).

         3.16     ENVIRONMENTAL MATTERS.

         (a) Except as set forth in DISCLOSURE SCHEDULE 3.16 or for any matter for which notice has been given under Section 5.7, and except for any matter that would not reasonably be expected to result in any Credit Party incurring Environmental Liabilities in excess of $500,000 individually or $2,500,000 in the aggregate in a Fiscal Year, as of the Closing Date: (i) the Owned Real Estate is free of contamination from any Hazardous Material; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) the Credit Parties are and have been in compliance with all Environmental Laws; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, which compliance includes obtaining, maintaining and complying with required Environmental Permits and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party knows of any existing circumstances or conditions, including any Releases of Hazardous Materials, which is likely to result in an Environmental Liability; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "POTENTIALLY RESPONSIBLE PARTY" or requesting information under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to each Administrative Agent copies of all existing environmental reports, reviews and audits in their possession, custody or control relating to the Owned Real Estate and material written information pertaining to any Environmental Liabilities of any Credit Party.

         (b) Each Credit Party hereby acknowledges and agrees that each Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         (c) None of the items set forth on DISCLOSURE SCHEDULE 3.16 either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

         3.17     INSURANCE.

         Part 1 of DISCLOSURE SCHEDULE 3.17 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the scope and term of each such policy.
Part 2 of DISCLOSURE SCHEDULE 3.17 identifies those insurance policies which relate to the Collateral.

         3.18     USE OF PROCEEDS.

         The proceeds of the Loans and the Letters of Credit are being used by Borrower solely for the general corporate purposes of the Credit Parties.

         3.19     DEPOSIT AND DISBURSEMENT ACCOUNTS.

         DISCLOSURE SCHEDULE 3.19 lists, as of the Closing Date, all banks and other financial institutions at which any Credit Party maintains deposit or other accounts in the United States, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held and the complete account number therefor.

         3.20     TRADE RELATIONS.

         As of the Closing Date and except as set forth in DISCLOSURE SCHEDULE 3.20, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship (including, without limitation, any code sharing arrangements) of any Credit Party with any service provider or supplier whose services during the preceding twelve (12) months caused them to be ranked among the ten largest service providers or suppliers of the Credit Parties taken as a whole.

         3.21     COMPLIANCE WITH INDUSTRY STANDARDS.

         Borrower maintains its Books and Records, Aircraft, Engines, Spare Parts and other assets and properties that are used in the conduct of its business in compliance in all material respects with applicable law, including but not limited to all rules, regulations and standards of the FAA or any other applicable Aviation Authority.

         3.22     LIENS.

         The security interests granted by the Credit Parties under the Collateral Documents will, upon taking the actions required by the Collateral Documents, constitute valid and continuing perfected security interests in the Collateral in favor of Collateral Agent for the benefit of the Secured Parties, subject to, and to the extent required by, the Collateral Documents. Such security interests shall be prior to all other Liens on the Collateral, subject to the relative priorities set forth in the Intercreditor Agreements, except for
(a) the Liens of the Skymiles Agent (as defined in the Skymiles Intercreditor Agreement) in the Skymiles Collateral and (b) the Liens having priority over Collateral Agent's Lien for the benefit of Secured Parties by operation of law or otherwise to the extent such Liens are permitted under SECTION 6.7.

         3.23     SKYMILES FACILITY.

         All of the Skymiles Facility Documents have been provided to Administrative Agents pursuant to SECTION 2.1(C) and contain all of the material terms related to the Advance Payment arrangements described therein as of the Closing Date, other than terms relating generally to Amex's purchase of Skymiles from Delta set forth in the American Express Co-Branded Credit Card Program Agreement and the Membership Rewards Agreement, each as amended and supplemented from time to time, that do not relate to the Advance Payments (as defined in the Skymiles Facility Documents).

         3.24     CERTIFICATED AIR CARRIER.

         Each Air Carrier is a Certificated Air Carrier and possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted (the "PERMITS"). Neither the DOT nor FAA nor any other Aviation Authority has taken any action or proposed or, to such Air Carrier's knowledge, threatened to take any action, to amend, modify, suspend, revoke, terminate, cancel, or otherwise affect such Permits and Op Specs, in each case, in an adverse manner.

         3.25 U.S. CITIZEN.

         Each Air Carrier is a "CITIZEN OF THE UNITED STATES" as defined in
Section 40102(a)(15) of Title 49.

         3.26     SPARE PARTS.

         Set forth on DISCLOSURE SCHEDULE 3.26 is a true, correct and complete list of each Designated Spare Parts Location where Pledged Spare Parts may be located from time to time except to the extent otherwise permitted in the Spare Parts Mortgages.

         3.27     AIRCRAFT.

         Set forth on DISCLOSURE SCHEDULE 3.27 is a true, correct and complete list of Eligible Aircraft as of the Closing Date.

         3.28     SLOTS, PRIMARY GATES AND ROUTES.

         (a) Set forth on DISCLOSURE SCHEDULE 3.28 is a complete and accurate list, as of the Closing Date, of all Primary Slots and Primary Routes of the Credit Parties, except those that are licensed for less than one (1) IATA season. Such DISCLOSURE SCHEDULE 3.28 shall be revised from time to time by Borrower, or as reasonably requested by Term Loan Administrative Agent, to reflect all Primary Slots and Primary Routes of such Credit Parties. Each such Credit Party, if applicable, represents and warrants that it holds each of the FAA Slots pursuant to authority granted by the FAA pursuant to Title 14.

         (b) As of the Closing Date, the Credit Parties are utilizing, or causing to be utilized, in all material respects, the Slots, Primary Gates and Routes as required by the applicable Governmental Authority, Airport Authority or Foreign Aviation Authority. As of the Closing Date, except as disclosed in Borrower's Form 10-K for the Fiscal Year ended December 31, 2003, none of the Credit Parties has received any notice from any Governmental Authority, Airport Authority or Foreign Aviation Authority or is aware of any other event or circumstance, that would be reasonably likely to impair its right to hold and use Primary Gates, Slots and

Routes in any material respect, except that which would not reasonably be expected to result in a Material Adverse Effect.

4. FINANCIAL STATEMENTS AND INFORMATION

         4.1      REPORTS AND NOTICES.

         (a) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agents or to Administrative Agents and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

         (b) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agents or to Administrative Agents and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of EXHIBIT 4.1(B)) at the times, to the Persons and in the manner set forth in ANNEX F.

         4.2      COMMUNICATION WITH ACCOUNTANTS.

         Each Credit Party executing this Agreement authorizes (a) each Administrative Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate, with prior notice to Borrower and Borrower's opportunity to be present, directly with its independent registered public accountants, including Deloitte & Touche LLP, and authorizes and shall instruct those accountants to communicate to each Administrative Agent and Lender, with notice to Borrower, information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party as such Administrative Agent or Lender shall reasonably request.

5. AFFIRMATIVE COVENANTS

         Each Credit Party agrees that from and after the Closing Date and until the Termination Date:

         5.1      MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS.

         Each Credit Party shall (a) except as otherwise permitted by SECTION 6.1, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties (including all Collateral) used or useful or necessary in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices except as otherwise permitted in the applicable Collateral Documents; and (d) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, transact business only in such corporate and trade names as are set forth in DISCLOSURE SCHEDULE 5.1.

         5.2      PAYMENT OF CHARGES.

         (a) Subject to SECTION 5.2(B), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its operations, its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except in each case, where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $5,000,000.

         (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
SECTION 5.2(A); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges (except in the case of where the failure to pay or discharge such Charges would not result in aggregate liabilities or Liens in excess of $5,000,000); (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses and shall deliver to Administrative Agents evidence reasonably acceptable to Administrative Agents of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this SECTION 5.2(B) are no longer met.

         5.3      BOOKS AND RECORDS.

         Each Credit Party shall keep adequate Books and Records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE 3.4(A)). Upon reasonable request of Collateral Agent, each Credit Party shall deliver any requested Chattel Paper or Instrument to Collateral Agent (in each case, accompanied by instruments of transfer executed in blank), and shall, if requested by Collateral Agent, mark any Chattel Paper or Instrument that has not been delivered to Collateral Agent with a legend that provides that the writing and the obligations evidenced or secured thereby are subject to the security interest of Collateral Agent for the benefit of the Secured Parties.

         5.4 INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL. Except as set forth in the Aircraft Mortgages and the Spare Parts Mortgages with respect to the Collateral addressed therein:

         (a) The Credit Parties shall, at their sole cost and expense, maintain insurance at all times against such risks as is customary for companies of the same or similar size in the same or similar business and industry or as otherwise required in the Collateral Documents. Such policies of insurance as in effect on the Closing Date are described, collectively, in Part 1 and Part 2 of DISCLOSURE SCHEDULE 3.17. Except for policies of insurance relating to Collateral addressed by the Aircraft Mortgages and the Spare Parts Mortgages, the policies of insurance (or the loss payable and additional insured endorsements delivered to Administrative Agents) described in Part 2 of DISCLOSURE SCHEDULE 3.17, which lists those policies relating to the Collateral, shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days' prior written notice to Administrative Agents in the event of any non-renewal, cancellation or material adverse amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance listed in Part 2 of DISCLOSURE SCHEDULE 3.17 or to pay all premiums relating thereto, Administrative Agents may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Administrative Agents deem advisable. Administrative Agents shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agents shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Administrative Agents and shall be additional Obligations hereunder secured by the Collateral.

         (b) Each Administrative Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require, upon prior written notice to such Credit Party, additional forms and limits of insurance, (i) in Revolving Facility Administrative Agent's reasonable opinion, adequately protect both Revolving Facility Administrative Agent's and Revolving Lenders' interests in all or any portion of the Revolving Facility Collateral and (ii) in Term Loan Administrative Agent's reasonable opinion, adequately protect both Term Loan Administrative Agent's and Term Lenders' interests in all or any portion of the Term Loan Collateral, in each case needed to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry with respect to such Collateral; such additional forms and limits of insurance to be obtained and in effect within thirty (30) days of such written notice. If reasonably requested by any Administrative Agent, each Credit Party shall deliver to such Administrative Agent from time to time a report of a reputable insurance broker reasonably satisfactory to such Administrative Agent, with respect to its insurance policies.

         (c) Borrower on behalf of each Credit Party shall deliver to Administrative Agents, in form and substance reasonably satisfactory to Administrative Agents, with respect to the insurance policies listed on Part 2 of DISCLOSURE SCHEDULE 3.17, endorsements to (i) all "ALL RISK" property and business interruption insurance naming Collateral Agent for the benefit of Secured Parties, as lender loss payee as its interests may appear; PROVIDED, that, with respect to business interruption insurance only, so long as no Event of Default has occurred or is continuing, Administrative Agents shall, and shall direct Collateral Agent to, promptly release to Borrower any insurance proceeds received in connection with such business interruption insurance, and (ii) all general liability and other liability policies naming Collateral Agent for the benefit of Secured Parties, as an additional insured as its interests may appear. Borrower on behalf of each Credit Party irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by such Agent), so long as the anticipated insurance proceeds exceed $5,000,000, as Borrower's and each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "ALL RISK" property policies of insurance, endorsing the name of Borrower or such Credit Party on any check or other item of payment for the proceeds of such "ALL RISK" property policies of insurance and for making all determinations and decisions with respect to such "ALL RISK" property policies of insurance. Agents shall have no duty to exercise any rights or powers granted to them pursuant to the foregoing power-of-attorney. Borrower shall promptly notify each Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. All Net Cash Proceeds from insurance required under the Loan Documents shall be applied in accordance with SECTION 1.3(C).

         (d) Notwithstanding the foregoing, where casualty or condemnation proceeds are required to be applied to the repair or restoration of the affected property, which does not constitute Collateral included in the Term Loan Borrowing Base, or to be delivered to a third party or deposited in an escrow or similar account, by the express terms of any lease, usufruct, use agreement or other occupancy or facility agreement to which Borrower or any Credit Party is a party and that either (i) constitutes a Lien permitted hereunder having priority over Collateral Agent's Liens, for the benefit of Secured Parties or (ii) affects leased real estate or usufruct or pursuant to the express terms of documents entered into in connection with ARB Indebtedness, either existing as of the Closing Date or permitted under this Agreement, then Agents' rights under this Agreement with respect to any casualty or condemnation proceeds or insurance policies required to be maintained under any such lease, usufruct, use agreement or other occupancy or facility agreement or other document entered into in connection with such ARB Indebtedness to which Borrower or any Credit Party is a party shall be subject to the terms and conditions of such agreement, including without limitation the settlement of claims, the repair and restoration obligations of Borrower or any Credit Party and the delivery or deposit of any casualty or condemnation proceeds for repair or restoration.

         5.5      COMPLIANCE WITH LAWS.

         Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including ERISA, labor laws, and Environmental Laws and Environmental Permits, and laws and regulations of any Aviation Authority applicable to it, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (including, without limitation, as a result of the loss of any material Permit).

         5.6      INTELLECTUAL PROPERTY.

         Subject to SECTION 6.8(H), each Credit Party shall own or have rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it. Each Credit Party shall do or cause to be done all things necessary to preserve and keep in full force and effect at all times all material registered Patents, Trademarks, trade names, Copyrights and service marks necessary in the conduct of its business. Each Credit Party shall conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

         5.7      ENVIRONMENTAL MATTERS.

         Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are necessary to comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in any Credit Party incurring Environmental Liabilities in excess of $500,000 individually or $2,500,000 in the aggregate in a Fiscal Year; and (d) promptly forward to each Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in any Credit Party incurring Environmental Liabilities in excess of $500,000 individually or $2,500,000 in the aggregate in a Fiscal Year. If any Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon any Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as such Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agents and shall be in form and substance reasonably acceptable to Administrative Agents, and (ii) permit Administrative Agents or their representatives to have access to all Real Estate (subject, in the case of leased Real Estate, to the terms of the applicable lease or other agreement which governs rights of access to leased Real Estate) for the purpose of conducting such environmental audits and testing as Administrative Agents deem appropriate, including subsurface sampling of soil and groundwater; PROVIDED, that Administrative Agents shall use commercially reasonable efforts to cause such audits or testing to be conducted in a manner that does not unreasonably interfere with the operations of the relevant Credit Party. Borrower shall reimburse Administrative Agents for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.8      LANDLORDS' AGREEMENTS; BAILEE LETTERS.

         If requested by Term Loan Administrative Agent in its reasonable discretion, each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or bailee (other than where such lessor or bailee is a Governmental Authority) with respect to any warehouse, processor or converter facility, maintenance facilities or other location not located at an airport where Collateral with an aggregate book value in excess of $10,000,000 (each such location, a

"MATERIAL LOCATION") is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agents. With respect to each Material Location leased or owned on or after the Closing Date, if each Administrative Agent has requested but, within sixty (60) days following such request, has not received a landlord agreement or bailee letter, Borrower's Eligible Spare Parts, Eligible Ground Service Equipment and Eligible Tooling at that location shall, in Term Loan Administrative Agent's discretion, be subject to such Reserves as may be established by Term Loan Administrative Agent in its reasonable credit judgment. Each Credit Party shall timely and fully pay and perform its material obligations under all leases and other agreements in all respects with respect to Material Locations.

         5.9      NOTICES.

         Promptly after the sending or filing thereof, Borrower shall send Administrative Agents copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Skymiles Facility Document.

         5.10     FURTHER ASSURANCES.

         Subject to SECTION 5.11(B), each Credit Party executing this Agreement agrees that it shall, at such Credit Party's expense and upon the reasonable request of any Agent, duly execute and deliver, or cause to be duly executed and delivered, to such Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Agent, in accordance with its customary business practices for comparable asset-based transactions, to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

         5.11     ADDITIONAL GUARANTIES AND COLLATERAL DOCUMENTS.

         (a) Except as otherwise set forth in the Aircraft Mortgages, to the extent not delivered to Administrative Agents on or before the Initial Funding Date (including in respect of after-acquired property, other than real estate and interests in real estate that are not Owned Real Estate, and Persons that become Subsidiaries of any Credit Party after the Initial Funding Date), Borrower agrees promptly to do, or cause each Subsidiary of Borrower (other than Excluded Subsidiaries) to do, each of the following, unless otherwise agreed by Administrative Agents:

                  (i) deliver to Administrative Agents such duly executed supplements and amendments to the Subsidiary Guaranty, in each case in form and substance reasonably satisfactory to Administrative Agents and as Administrative Agents reasonably deem necessary in order to ensure that each Domestic Subsidiary of Borrower (other than Excluded Subsidiaries), guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof;

                  (ii) deliver to the Administrative Agent such duly executed supplements and amendments to any of the Collateral Documents, in each case in form and substance reasonably satisfactory to Administrative Agents and as Administrative Agents reasonably deem necessary in order to (A) effectively grant to Collateral Agent for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in all assets, personal property or property interests that constitute Collateral owned by any Credit Party and (B) effectively grant to Collateral Agent for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in all Stock and other debt Securities of any Credit Party and each direct Subsidiary of each Credit Party (other than the Stock of the Excluded Issuers); PROVIDED, HOWEVER, that, in no event shall (x) more than 65% of the outstanding voting Stock of any Subsidiary which is not a Domestic Subsidiary be pledged to secure the Obligations or (y) the Stock of any joint venture company be pledged to the extent that such pledge is restricted by legally binding arrangements between the joint venture parties;

                  (iii) deliver to Administrative Agents all certificates, instruments and other documents representing all Collateral required to be pledged and delivered under the Collateral Documents and all other Stock and other debt Securities being pledged pursuant to the joinders, amendments and supplements executed pursuant to CLAUSE (II) above;

                  (iv) to the extent permitted hereunder, if any Credit Party acquires a fee simple ownership interest in real estate after the Closing Date, or discovers that it owns any fee simple interest in real estate not constituting Owned Real Estate, within ninety (90) days thereof, execute and deliver to Administrative Agents, a Mortgage granting Collateral Agent for the benefit of Secured Parties a valid, perfected and enforceable Lien on such real estate having the relative priorities set forth in the Intercreditor Agreements, together with environmental audits, mortgage title insurance policy, real property survey, local counsel opinion(s), and, if reasonably required by the Term Loan Administrative Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Term Loan Administrative Agent, in each case, in form and substance reasonably satisfactory to the Term Loan Administrative Agent (it being understood and agreed that each such real estate so acquired shall be considered "OWNED REAL ESTATE" for purposes of this Agreement from and after the date of its acquisition);

                  (v) to take such other actions as Administrative Agents reasonably deem necessary to ensure the validity or continuing validity of the Guaranties required to be given pursuant to CLAUSE (I) above or to create, maintain or perfect the security interest required to be granted pursuant to CLAUSE (II) above, including the filing of financing statements or other recordations in such jurisdictions as may be required by the Collateral Documents, the Code, the FAA or applicable law, or as may be reasonably requested by Administrative Agents; and

                  (vi) if requested by Administrative Agents, deliver to Administrative Agents legal opinions relating to the matters described above in connection with the addition of any Guarantor or Collateral acquired after the date hereof, which opinions shall be in form and substance consistent with those delivered on the Initial Funding Date and from counsel reasonably satisfactory to Administrative Agents.

         (b) Notwithstanding the foregoing, (i) prior to the occurrence of any Event of Default, Administrative Agents shall not take any security interest in or require any actions to be taken with respect to (A) those assets as to which Administrative Agents shall determine, in their reasonable discretion, that the cost of obtaining such security interest or taking such action are excessive in relation to the benefit to Lenders afforded thereby, (B) property the acquisition or construction of which was financed through Indebtedness (existing as of the Closing Date (other than Gates) or as permitted by SECTION 6.3(A)), and (C) any property to the extent that the granting of such a security interest would constitute a breach or violation of a valid and effective restriction in favor of a third party (including, without limitation, mandatory consent rights), that would result in the termination of any Credit Party's interest in such Collateral or give rise to any indemnification obligations or any right to terminate or commence the exercise of remedies under such restrictions, (ii) Administrative Agents shall not take any security interest in, or require any Credit Party to take any action referred to in Section 5.11(a)(iv) with respect to, real estate, or require the execution or delivery of any Aircraft Mortgage or Spare Parts Mortgage, or require any Credit Party to take any actions with respect to the FAA relating to any asset (A) until the expiration of 180 days after the date of acquisition thereof, unless Borrower shall have give Collateral Agent notice that it does not intend to finance such acquisition as permitted by Section 6.3(a)(i), and (B) previously securing or financed by Permitted Secured Indebtedness until the expiration of 180 days after such Permitted Secured Indebtedness has been repaid, unless Borrower shall have given Collateral Agent notice that it does not intend to finance such asset as permitted by Section 6.3(a)(v), and (iii) Liens required to be granted and actions required to be taken pursuant to this SECTION 5.11 shall all be subject to exceptions and limitations (including Liens permitted pursuant to SECTION 6.7) consistent with those set forth herein and in the Collateral Documents as in effect on the Initial Funding Date.

         5.12     PLEDGED SPARE PARTS.

         Each Credit Party shall segregate all of its Pledged Spare Parts from any Spare Parts which are subject to any consignment arrangement, and shall keep all Spare Parts not so subject to a consignment arrangement in Designated Spare Parts Locations, except to the extent permitted in the Spare Parts Mortgages. The Pledged Spare Parts will be maintained by or on behalf of the Air Carriers that are Credit Parties, as required by the Spare Parts Mortgages.

         5.13     SGR SECURITY AGREEMENT.

         Each Air Carrier that is a Credit Party shall execute the SGR Security Agreement.

         5.14     SLOT UTILIZATION.

         (a) Subject to transfers, exchanges and other dispositions permitted by this Agreement and the SGR Security Agreement, from and after the Closing Date Borrower shall cause the FAA Slots to have sufficient Slot Utilization, for purposes of 14 C.F.R. 93.227 (the "SLOT UTILIZATION REGULATIONS") and shall at the end of Week 4 of any respective Two-Month FAA Reporting Period for FAA Slots present to each Administrative Agent a certification from Borrower that either:

                  (i) the FAA Slots have been utilized at the following rates (a week shall be deemed to be seven (7) days for purposes of this SECTION 5.14): (x) sixty-five percent (65%) for each hourly period for Weeks 1-4 of the respective Two-Month FAA Reporting Period for Slots in DCA and LGA; (y) sixty-five percent (65%) for each half hour period for Weeks 1-4 of the respective Two-Month FAA Reporting Period for arrival Slots in DCA and LGA; or

                  (ii) Borrower intends to effectuate full compliance with all of the slot utilization covenants pursuant to exchanging slots at such airports with third party air carriers and such officer has no reason to believe that Borrower will fail to comply with the Slot Utilization Regulations.

         (b) Subject to transfers, exchanges and other dispositions permitted by this Agreement and the SGR Security Agreement, utilize the Foreign Slots in a manner consistent in all material respects with applicable regulations and contracts in order reasonably to preserve its right to hold and operate the Foreign Slots, taking into account any waivers or other relief granted by any applicable Aviation Authority.

         5.15     ERISA/LABOR MATTERS.

         Borrower shall furnish Administrative Agents (with sufficient copies for each of Lenders) each of the following:

         (a) promptly and in any event within thirty (30) days after Borrower, any Subsidiary of Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

         (b) promptly and in any event within thirty (30) days of filing or receipt by Borrower, with respect to any Title IV Plan, copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such Plans;

         (c) promptly and in any event within ten (10) days after Borrower, any Subsidiary of Borrower or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of an officer of Borrower describing such waiver request and the action, if any, Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

         (d) simultaneously with the date that Borrower, any Subsidiary of Borrower or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice;

         (e) promptly and in any event within three (3) days after Borrower, any Subsidiary of Borrower or any ERISA Affiliate receives any adverse communication from a

Governmental Authority which could result in an increase to or accelerate the payment of any liability with respect to a Pension Plan, a copy of such notice; and

         (f) simultaneously with the date that any Credit Party (i) commences or terminates negotiations with any collective bargaining agent for the purpose of materially changing any collective bargaining agreement; (ii) reaches an agreement with any collective bargaining agent prior to ratification for the purpose of materially changing any collective bargaining agreement;
(iii) upon ratification of any agreement reached with a collective bargaining agent, notification of the commencement of such negotiations or copies of such agreements for the purpose of materially changing any collective bargaining agreement; or (iv) becomes subject to a "COOLING OFF PERIOD" under the auspices of the National Mediation Board, notification of the commencement or termination of negotiations, a copy of such agreement or notice of a "cooling off period," as the case may be.

         5.16     MAINTENANCE OF LIENS AND COLLATERAL.

         Each Credit Party, subject to SECTION 5.11, shall do or cause to be done all things necessary to preserve and keep in full force and effect at all times the Liens securing the Obligations as provided in the Collateral Documents and the relative priorities set forth in the Intercreditor Agreements.

         5.17     USE OF PROCEEDS.

         The proceeds of the Loans and the Letters of Credit will be used by Borrower solely for the general corporate purposes of the Credit Parties.

         5.18     CASH MANAGEMENT SYSTEMS.

         Borrower will establish and will maintain until the Termination Date, the Cash Management Systems as described in ANNEX C.

         5.19     SKYMILES FACILITY.

         On or prior to March 30, 2005, Borrower shall have received from Amex additional Advance Payments (as defined in the Skymiles Facility Documents) in an aggregate amount of $250,000,000 or, if the Skymiles Facility has been prepaid in accordance with SECTION 6.13, in an aggregate amount of $150,000,000.

         5.20     APPRAISALS.

         Each Credit Party shall provide any Agent access to its properties and to the Collateral in accordance with SECTION 1.14 and permit Term Loan Administrative Agent to have an Appraiser conduct appraisals as set forth in ANNEX F.

6. NEGATIVE COVENANTS

         Each Credit Party agrees that from and after the Closing Date until the Termination Date:

         6.1      MERGERS, SUBSIDIARIES, ETC.

         No Delta Company shall directly or indirectly, by operation of law or otherwise, merge or consolidate with any Person or acquire Stock of any Person; PROVIDED, that (a) any Subsidiary may merge or consolidate with (i) Borrower or a Guarantor in a transaction in which Borrower or any Guarantor is the surviving Person and (ii) if such Subsidiary is not a Guarantor, any other Delta Company,
(b) Borrower may merge or consolidate with, or acquire Stock of, any Person to effectuate an Investment permitted by SECTION 6.2 in a transaction in which Borrower is the surviving Person, (c) any Subsidiary may merge or consolidate with, or acquire Stock of, any Person to effectuate an Investment permitted by
SECTION 6.2 in a transaction in which a Subsidiary is the surviving Person and
(d) any Subsidiary may merge or consolidate with another Person in connection with any sale or other disposition of such Subsidiary permitted pursuant to
SECTION 6.8; PROVIDED, that such merger, consolidation or acquisition shall not result in the acquisition of Stock located outside of the United States in an amount in excess of $25,000,000 in the aggregate.

         6.2      INVESTMENTS; LOANS AND ADVANCES.

         Except as otherwise expressly permitted by this SECTION 6.2, no Delta Company shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (all of the foregoing, "INVESTMENTS"), except (without duplication):

         (a) each Delta Company may hold Investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower or such Guarantor pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

         (b) each Delta Company may maintain its existing investments in its Subsidiaries as of the Closing Date summarized on DISCLOSURE SCHEDULE 3.8;

         (c) each Delta Company may make investments, subject to SECTION 5.18, in Permitted Investments;

         (d) each Delta Company may maintain its existing Investments summarized on DISCLOSURE SCHEDULE 6.2;

         (e) Investments may be made (i) by any Credit Party in any other Credit Party, (ii) by any Delta Company that is not a Credit Party in any other Delta Company, subject to compliance with SECTION 6.3(A)(VII), (iii) constituting intercompany loans or advances made by Kappa Capital Management, Inc. to Atlantic Southeast Airlines, Inc. in an aggregate principal amount not to exceed $250,000,000 outstanding at any time, (iv) constituting intercompany loans or advances made by Kappa Capital Management, Inc. to Delta Benefits Management, Inc. in an aggregate amount principal amount not to exceed $200,000,000 outstanding at any time, and (v) constituting capital contributions or intercompany loans or advances made to Aero Assurance, Ltd. or New Sky, Ltd. for the purpose of cash collateralizing letters of credit issued for the account of such captive insurance Subsidiaries to the extent permitted under SECTION 6.3(A)(XIII);

         (f)      each Delta Company may make Investments in the Excluded
Accounts;

         (g) each Delta Company may make Investments consisting of (i) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and currency values, (ii) interest rate swap, cap or collar agreements and interest rate future or option contracts, and (iii) fuel hedges and other derivatives contracts, in each case, to the extent that such agreement or contract is permitted by SECTION 6.3 and SECTION 6.17 and entered into in the ordinary course of business;

         (h) the Delta Companies, in the aggregate, may make Investments in an amount not to exceed $10,000,000 outstanding at any time in travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements;

         (i) the Delta Companies may make advances to their respective officers, directors and employees in an amount not to exceed (i) $10,000 outstanding at any time to any individual officer, director or employee and (ii) $500,000 in the aggregate outstanding at any time for all such advances;

         (j) the Delta Companies may make advances in respect of (i) signing bonuses for newly hired officers, directors or employees of Borrower and the Guarantors in an amount not to exceed $250,000 individually outstanding at any time and (ii) relocation expenses for newly hired officers, directors or employees of Borrower and the Guarantors in an amount not to exceed $5,000,000 in the aggregate outstanding at any time;

         (k) the Delta Companies may make Investments in the form of foreign cash equivalents in the ordinary course of business and consistent with past practices;

         (l) the Delta Companies may make Investments in ASA or Comair constituting capital contributions of up to 20% of the purchase price of regional jets to be purchased by ASA and Comair as contemplated by the Projections referred to in SECTION 3.4(C);

         (m) the Delta Companies may make additional Investments in Excluded Subsidiaries in an aggregate amount at any one time not to exceed $25,000,000;

         (n) the Delta Companies may make any Investment consisting of the acquisition of Stock of any Person; PROVIDED that (i) such Person becomes a Credit Party or is merged with or into Borrower or a Credit Party immediately upon consummation of such acquisition and (ii) such acquisition is permitted by
SECTION 6.10;

         (o) the Delta Companies may make any Investment consisting of the acquisition of equity interests permitted pursuant to SECTION 6.13(D), (E) and
(F); and

         (p) the Delta Companies may make other Investments in an aggregate amount at any one time not to exceed $25,000,000 for all Investments made pursuant to this CLAUSE (P).

The term "INVESTMENTS" shall not include deposits to secure the performance of leases.

         6.3      INDEBTEDNESS.

         (a) No Delta Company shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):

                  (i) Indebtedness secured by purchase money security interests and Capital Leases (including in the form of sale-leaseback, synthetic lease or similar transactions) to the extent such Indebtedness was incurred to finance the acquisition or construction of aircraft, equipment and real estate to the extent permitted by SECTION 6.10 or ARB Indebtedness; PROVIDED, that the amount of such Indebtedness does not exceed 100% of the purchase price or construction cost (including any capitalized interest and issuance fees) of the subject asset;

                  (ii)     the Loans and the other Obligations:

                  (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

                  (iv)     existing Indebtedness described in DISCLOSURE
SCHEDULE 6.3;

                  (v) Indebtedness incurred after the Closing Date; PROVIDED, that (A) such indebtedness is (x) secured by (or finances) assets which, as of the Closing Date, secured (or was financed by) other Indebtedness outstanding on the Closing Date described in DISCLOSURE SCHEDULE 6.3 (the "EXISTING SECURED Indebtedness"), (y) incurred within one hundred eighty (180) days after the repayment in full of such Existing Secured Indebtedness and (z) is in an aggregate principal amount not exceeding the maximum principal amount of such Existing Secured Indebtedness outstanding at any time on or prior to the Closing Date and (B) such Existing Secured Indebtedness shall have been repaid in full on the scheduled maturity date thereof (a "PERMITTED SECURED FINANCING");

                  (vi) Indebtedness under the Skymiles Facility in an aggregate principal amount not to exceed $500,000,000 at any time;

                  (vii) Indebtedness consisting of intercompany loans and advances made (A) among Credit Parties, (B) among Delta Companies that are not Credit Parties, (C) by Atlantic Southeast Airlines, Inc. to Borrower in an aggregate principal amount not to exceed $250,000,000 outstanding at any time,
(D) by Comair, Inc. to Borrower in an aggregate principal amount not to exceed $600,000,000 outstanding at any time, (E) by Kappa Capital Management, Inc. to Atlantic Southeast Airlines, Inc. in an aggregate principal amount not to exceed $250,000,000 outstanding at any time, and (F) by Kappa Capital Management, Inc. to Delta Benefits Management Inc. in an aggregate principal amount not to exceed $200,000,000 outstanding at any time, PROVIDED, that (A) to the extent any such loan or advance is evidenced by a promissory note (the "INTERCOMPANY NOTES") held by any Credit Party, the applicable Credit Party shall have pledged and delivered such note to Collateral Agent pursuant to the applicable Collateral Document as additional collateral security for the Obligations, (B) each applicable Credit Party shall record all intercompany transactions on its Books and Records in the ordinary course of business and (C) the obligations of any Credit Party under any such intercompany loans to any other Delta Company shall be subordinated to the Obligations of such Credit Party under the Loan Documents in a manner reasonably satisfactory to Administrative Agents;

                  (viii) Indebtedness owed to any Lender (or any of its affiliates) or any other Person in connection with Investments permitted under
SECTION 6.2(G) and SECTION 6.17;

                  (ix) Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds (but subject to compliance with SECTION 5.18);

                  (x) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices;

                  (xi) Indebtedness to credit card processors in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

                  (xii) Indebtedness owing by the Credit Parties to Citibank, N.A. and its banking Affiliates, arising in the ordinary course of business, providing netting services with respect to intercompany Indebtedness permitted to be incurred and outstanding pursuant to this Agreement so long as such Indebtedness does not remain outstanding for more than three (3) Business Days from the date of its incurrence and does not exceed an aggregate outstanding amount of $50,000,000;

                  (xiii) Indebtedness in respect of letters of credit in an aggregate outstanding amount not to exceed $150,000,000;

                  (xiv) surety bonds in an aggregate outstanding amount not to exceed $80,000,000;

                  (xv) other unsecured Indebtedness incurred subsequent to the Closing Date in an aggregate amount not to exceed $175,000,000 outstanding at any time; PROVIDED, that no principal payments shall be required thereunder (except upon acceleration) on or prior to December 1, 2007;

                  (xvi)    Permitted Subordinated Indebtedness;

                  (xvii) Indebtedness constituting a Permitted Refinancing of Indebtedness referred to in CLAUSES (I), (IV), (V), (VI) OR (XVI) above; and

                  (xviii) other unsecured Indebtedness incurred subsequent to the Closing Date in an aggregate amount not to exceed $25,000,000 outstanding at any time.

         (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Lien permitted under SECTION 6.7 if the asset securing such Indebtedness on a first-priority basis has been sold or otherwise disposed of in accordance with
SECTION 6.8; (iii) Indebtedness upon any Permitted Refinancing; (iv) other Indebtedness (excluding Permitted Subordinated Indebtedness) not in excess of $10,000,000; (iv) Indebtedness incurred subsequent to the Closing Date permitted under SECTION 6.3(A) other than Indebtedness permitted under SECTION 6.3(A)(III), (IV), (VI), (XV), (XVI) or any Permitted Refinancing of Indebtedness permitted by any of the foregoing; (v) as otherwise permitted in
SECTION 6.13; and (vi) ARB Indebtedness in order to minimize, in Borrower's reasonable judgment upon opinion of counsel, such Credit Party's potential liability arising from a loss of the tax exempt status of such Indebtedness.

         6.4      AFFILIATE TRANSACTIONS.

         None of the Credit Parties will sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the other Credit Parties), except transactions (a) at prices and on terms and conditions no less favorable to such Credit Party than could be obtained on an arm's length basis from unrelated third parties, (b) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of such Credit Party and other transactions permitted by SECTION 6.2(I) AND (J), (c) any dividends, other distributions or payments permitted by SECTION 6.13, (d) any Investment in a Delta Company permitted by SECTION 6.2 or intercompany transactions with a Delta Company permitted by SECTION 6.3, (e) payments by Borrower to ASA and Comair in the ordinary course of business consistent with past practices pursuant to the available seat miles agreements for services performed by ASA and Comair, and
(f) provision of legal or administrative services to any Delta Company in the ordinary course of business in accordance with past practices.

         6.5      CAPITAL STRUCTURE AND BUSINESS.

         No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Administrative Agents or Lenders, or such Credit Party's duty or ability to repay the Obligations, in any material respect. No Credit Party shall engage in any business other than the businesses currently engaged in by it and businesses that are reasonably related thereto.

         6.6      GUARANTEED INDEBTEDNESS.

         No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness, except (without duplication) (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party in the ordinary course of business, (b) Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) Guaranteed Indebtedness to the extent constituting Indebtedness permitted by SECTION 6.3 and (d) to the extent existing on the Closing Date as set forth in DISCLOSURE SCHEDULE 6.3.

         6.7      LIENS.

         No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to the Collateral or any of its other properties or assets (whether now owned or hereafter acquired), except for:

         (a)      Permitted Encumbrances;

         (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE 6.7;

         (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness, in each case, permitted in SECTION 6.3(A)(I); PROVIDED, that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred eighty (180) days following such purchase and does not exceed 100% of the purchase price of the subject assets;

         (d) Liens (having the priority set forth in the Skymiles Intercreditor Agreement) securing the "Obligations" as defined in the Skymiles Facility Documents or any Permitted Refinancing of the Skymiles Facility, so long as the Skymiles Intercreditor Agreement is in full force and effect;

         (e) Liens on the Exchange Offer A-1 Collateral securing the "A-1 NEW NOTES" as defined in the Exchange Offer Documents;

         (f) Liens on assets that are the subject of a Permitted Secured Financing; PROVIDED, that such Liens attach only to the assets subject to the Existing Secured Indebtedness related thereto;

         (g) other Liens securing Indebtedness permitted by SECTION 6.3(A)(IX) and (XII);

         (h) Liens on the Excluded Accounts and amounts on deposit therein in favor of the beneficiaries of the amounts on deposit therein to the extent such Liens secure obligations owed to such beneficiaries;

         (i) any interest or title of a licensor, lessor or sublessor granted to others, but only to the extent permitted by any of the Collateral Documents;

         (j) Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices; PROVIDED, that, in the case of Amex, any such Liens on the Collateral shall be subject to CLAUSE (D) above;

         (k) Liens on cash deposits that do not constitute Collateral in an aggregate amount not in excess of $150,000,000;

         (l) Liens in favor of Boeing on certain purchase agreements between Boeing and Borrower and all rights thereunder securing Borrower's right of payment under the 2003-1 EETC Notes and the 2001-C EETC Notes;

         (m) Liens on Margin Stock, if and to the extent the value of all Margin Stock of Borrower and its Subsidiaries exceeds 25% of the total assets subject to this SECTION 6.7;

         (n) Liens on real and personal property acquired in connection with acquisitions permitted by this ARTICLE 6 to the extent such Liens exist on such acquired property at the time of acquisition; PROVIDED, that such Liens attach only to the assets subject to such acquisition;

         (o) Liens securing a Permitted Refinancing of Indebtedness, to the extent such Indebtedness being refinanced was originally secured in accordance with this SECTION 6.7; PROVIDED that such Lien does not attach to any additional property or assets of Borrower or any Subsidiary; and

         (p)      Liens securing the Loans and the other Obligations.

         No Credit Party shall grant, or permit any of its Subsidiaries to grant, except as expressly permitted by this Agreement, any Lien on any of its respective assets securing the Senior Claims or the Junior Claims (as each such term is defined in the Skymiles Intercreditor Agreement), as the case may be, to any Person other than each of Collateral Agent and the Skymiles Agent (as defined in the Skymiles Intercreditor Agreement) on behalf of the applicable Secured Parties (as defined in the Skymiles Intercreditor Agreement), subject to the relative priorities set forth in the Skymiles Intercreditor Agreement.

         6.8      SALE OF STOCK AND ASSETS.

         No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts (any such disposition being an "ASSET SALE"), other than (without duplication):

         (a) sales and other dispositions of assets (excluding those assets subject to CLAUSE (C) or (H) below), and swaps, exchanges, interchange or pooling of assets (subject to the limitations set forth in the Collateral Documents), in the ordinary course of business;

         (b) sales or dispositions of surplus, obsolete, negligible or uneconomical assets no longer used in the business of Borrower and the Guarantors;

         (c) the sale or other disposition of any Term Loan Collateral consisting of (i) up to fourteen (14) 767-200 aircraft or (ii) other Term Loan Collateral included in the Term Loan Borrowing Base having a book value not exceeding $50,000,000 in the aggregate in any Fiscal Year; PROVIDED, that, in each case, any disposition of any such Collateral included in the Term Loan Borrowing Base (other than DFW Assets) may only be sold for value in excess of the Allocated Amount for such Collateral;

         (d) Excluded Sales (other than Excluded Properties pursuant to CLAUSE (L) below);

         (e) all sales of assets of DLMS securing its obligations under the Skymiles Facility;

         (f) sales or dispositions of assets among (i) Borrower and the Guarantors and (ii) Subsidiaries that are not Guarantors;

         (g) sales or dispositions of other assets in arm's length transactions at fair market value in an aggregate amount not to exceed $50,000,000 in the aggregate in any Fiscal Year;

         (h) (i) abandonment of Intellectual Property constituting Collateral; PROVIDED, that such abandonment is (A) in the ordinary course of business consistent with past practices and (B) with respect to Intellectual Property that is not material to the business of Borrower and the Guarantors and
(ii) licensing or sublicensing of Intellectual Property constituting Collateral in the ordinary course of business consistent with past practices;

         (i) dispositions of assets located outside of the United States in an aggregate amount not to exceed $5,000,000;

         (j) the sale or discount of Accounts to a collection agency in connection with collections of delinquent receivables;

         (k) (i) abandonment of Slots, Gates, Routes or Supporting Route Facilities; PROVIDED, that such abandonment (x) is in connection with the closing of the Dallas/Fort Worth hub facilities as disclosed in Borrower's public disclosures on or prior to the Closing Date or (y) (A) is in the ordinary course of business consistent with past practices and (B) does not materially and adversely affect the business of Borrower and the Guarantors, (ii) disposition of Slots to the extent permitted by SECTION 7 of the SGR Security Agreement and (iii) assignments of leases or granting of leases of (x) Aircraft or Engines to the extent permitted pursuant to the Aircraft Mortgages and (y) other aircraft or engines (that do not constitute Collateral) in the ordinary course of business;

         (l) the sale of Excluded Properties; PROVIDED, that, if such Excluded Properties are included in the Term Loan Borrowing Base, the sale price shall be in excess of the Allocated Amount for such Excluded Properties;

         (m) sale-leaseback, synthetic lease or similar transactions to the extent permitted under SECTION 6.3(A)(I) and SECTION 6.10;

         (n) to the extent not prohibited by SECTION 6.18 or any of the Collateral Documents, the disposition of leasehold or similar interests in non-Owned Real Estate, including through assignment, sublease or lease termination, in whole or in part, or the return, surrender, exchange or abandonment of any property subject thereto;

         (o) any sale of Margin Stock for fair value as determined in good faith by Borrower; and

         (p) any Property Loss Event (without giving effect to the thresholds set forth in the definition thereof).

         6.9      ERISA.

         No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liability in excess of $2,500,000 in the aggregate.

         6.10     FINANCIAL COVENANTS.

         Borrower shall not breach or fail to comply with any of the Financial Covenants.

         6.11     HAZARDOUS MATERIALS.

         No Credit Party shall cause or knowingly permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than in the case of each of CLAUSES (A) AND (B), such violations, Releases or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         6.12     SALE-LEASEBACKS.

         No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets (including without limitation, any aircraft) unless permitted by SECTION 6.3(A)(I).

         6.13 RESTRICTED PAYMENTS.

         No Credit Party shall make any Restricted Payment, except (a) payments of principal of and interest on intercompany loans and advances between Borrower and Guarantors to the extent permitted by SECTION 6.3, (b) dividends and distributions by Subsidiaries of Borrower, (c) dividends and distributions by Borrower with respect to its Stock payable solely in additional shares of its common Stock, (d) repurchase of capital Stock or other equity interests deemed to occur upon the exercise of stock options or warrants listed on DISCLOSURE SCHEDULE 3.8, (e) pursuant to stock option plans or other benefit plans for management or employees of Borrower and its Subsidiaries in a maximum aggregate amount not to exceed $2,000,000, (f) the redemption of the Class B shares of Delta Benefits Management Inc. held by Aon Group, Inc. pursuant to put and call rights existing on the date hereof, (g) scheduled payments of interest with respect to Permitted Subordinated Indebtedness and any Permitted Refinancing thereof (or, subject to any applicable subordination terms, upon acceleration), and (h) scheduled payments of principal and interest with respect to, and payment of fees and other charges required by the terms of, the Skymiles Facility and any Permitted Refinancing thereof (or, subject to the Skymiles Intercreditor Agreement, upon acceleration), PROVIDED that, from and after the issuance of any Notice of Actionable Default and until the withdrawal of all pending Notices of Actionable Default, no such payments shall be made from proceeds of Collateral other than Skymiles Collateral; PROVIDED, further, that such Restricted Payments in CLAUSE (A) shall be permitted so long as no Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payments and none of the Agents have notified Borrower to stop such payments. In addition, upon the sale of all or any part of the stock or assets of the second of the Regional Carriers, Borrower may make prepayments of the Skymiles Facility in an amount equal to 40% of the then outstanding principal amount of the Skymiles Facility so long as (A) Borrower shall have prepaid the Term Loan in an amount not less than $100,000,000, (B) the then outstanding amount of the Term Loan is at least $100,000,000 less than the Term Loan Borrowing Base as set forth in the most recent Term Loan Borrowing Base Certificate required to be delivered hereunder and (C) no Event of Default has occurred and is continuing or would result therefrom.

         6.14     CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR.

         No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses, hangars, terminals, maintenance facilities or other locations at which Collateral with book value in excess of $5,000,000, individually or in the aggregate, is held or stored, or the location of its records concerning such Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, without at least thirty (30) days' prior written notice to Administrative Agents; PROVIDED, that (i) in the case of CLAUSES (A) or (E), any such new location shall be in the continental United States and (ii) the Credit Parties shall be in compliance with the Spare Parts Mortgages at all times. No Credit Party shall change its Fiscal Year.

         6.15     NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.

         No Credit Party shall directly or indirectly enter into or become contractually bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions by a Credit Party or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower; other than (a) prohibitions or restrictions existing on the Closing Date and listed on DISCLOSURE

SCHEDULE 6.15, and any extension or renewal thereof on terms no less favorable to such Credit Party and (b) prohibitions or restrictions set forth in the Loan Documents or in any Related Transactions Documents.

         6.16     LIMITATION ON NEGATIVE PLEDGE CLAUSES.

         No Credit Party will enter into any agreement (other than the Loan Documents or the Related Transactions Documents) with any Person which prohibits or limits the ability of such Credit Party to create, incur, assume or suffer to exist any Lien securing the Obligations upon any of its properties, assets or revenues, whether now owned or hereafter acquired, other than agreements that contain (a) prohibitions or limitations existing on the Closing Date and listed on DISCLOSURE SCHEDULE 6.16, and any extension or renewal thereof on terms no less favorable to the Credit Parties, (b) prohibitions set forth in the Loan Documents or in any Related Transactions Documents, (c) customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; PROVIDED, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) prohibitions or restrictions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement if such restriction or condition applies only to property secured or financed by such Indebtedness or other obligations and (e) restrictions prohibiting Liens contained in agreements relating to the use and occupancy of airport premises and facilities, operating leases, Capital Leases or Licenses with respect to properties subject thereto and interests created therein.

         6.17     NO SPECULATIVE TRANSACTIONS.

         No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge in the ordinary course of business.

         6.18     REAL ESTATE PURCHASES AND LEASES.

         No Credit Party shall purchase a fee simple ownership interest in real estate with an aggregate purchase price in excess of $40,000,000. No Credit Party shall modify, amend, extend, cancel, terminate or otherwise change in any materially adverse manner any term, covenant or condition of any lease, sublease, usufruct, use agreement or other occupancy or facility agreement affecting its Real Estate as of the Closing Date, and no Credit Party shall hereafter enter into any new lease, sublease, usufruct, use agreement or other occupancy or facility agreement granting such Credit Party possessory, use or similar rights in or to any real estate, unless such modification, amendment, extension, cancellation, termination or other change, or such new lease, sublease, usufruct, use agreement or other occupancy or facility agreement, (a) is not prohibited by the

Collateral Documents, (b) would not have a Material Adverse Effect, and (c) would not materially and adversely affect the Collateral Agent's Liens, for the benefit of Secured Parties, in the Collateral stored or located at the location to which such modification or other change, or such new lease or other agreement relates. Further, no Credit Party shall assign, sublet or otherwise dispose of any lease, sublease, usufruct, use agreement or other occupancy or facility agreement to which such Credit Party is now or hereafter a counterparty, except for an assignment, subletting or disposition that (x) is not prohibited by the Collateral Documents, (y) would not have a Material Adverse Effect and (z) would not materially and adversely affect Collateral Agent's Liens, for the benefit of Secured Parties, in the Collateral stored or located at such location.

         6.19 CHANGES RELATING TO PERMITTED SUBORDINATED INDEBTEDNESS AND SKYMILES FACILITY DOCUMENTS.

         (a) No Credit Party shall change or amend the terms of any Permitted Subordinated Indebtedness (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate on such Permitted Subordinated Indebtedness; (ii) change the dates upon which payments of principal or interest are due on such Permitted Subordinated Indebtedness other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein with respect to such Permitted Subordinated Indebtedness; (iv) change the redemption or prepayment provisions of such Permitted Subordinated Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Permitted Subordinated Indebtedness; or (vi) change or amend any other term, in each case, if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Permitted Subordinated Indebtedness, in each case, in a manner adverse to any Credit Party, any Administrative Agent or any Lender.

         (b) No Credit Party shall change or amend the terms of the Skymiles Facility Documents, if the effect of such amendment is to: (i) increase the interest rate on the Skymiles Facility; (ii) change the dates upon which payments of principal or interest are due on the Skymiles Facility other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein with respect to the Skymiles Facility; (iv) change the redemption or prepayment provisions of the Skymiles Facility other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of the Skymiles Facility; or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of the Skymiles Facility (other than increasing the aggregate amount of the commitment thereunder), in each case, in a manner adverse to any Credit Party, any Administrative Agent or any Lender.

7. TERM

         7.1      TERMINATION.

         The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

         7.2      SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING
ARRANGEMENTS.

         Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; PROVIDED, that the provisions of ARTICLE 11, the payment obligations under SECTIONS 1.15 AND 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         8.1      EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

         (a) Borrower (i) fails to make any payment of principal of the Loans when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations within three
(3) Business Days of the date when due and payable, or (iii) fails to pay or reimburse Agents or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following any Agent's demand for such reimbursement or payment of expenses.

         (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of SECTIONS 1.3, 1.4, 1.8, 5.4, 5.13, 5.14, 5.15 or
ARTICLE 6, the insurance provisions in the Collateral Documents or any of the provisions set forth in ANNEXES C or G, respectively.

         (c) Borrower fails or neglects to perform, keep or observe any of the provisions of SECTION 4.1 or any provisions set forth in ANNEXES E OR F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

         (d) (x) Borrower fails to perform or observe any covenant, condition or agreement to be performed or observed by it under the Aircraft Mortgages, and such failure continues unremedied for a period for sixty (60) days after receipt by Borrower of a notice thereof from Collateral Agent (such failure, a "MAINTENANCE DEFAULT"); PROVIDED that, if Borrower shall have undertaken to cure any such failure which arises under SECTIONS 7.02 OR 7.04 of the Aircraft Mortgages as those sections relate to maintenance, service, repair or overhauls and such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of ninety (90) days after such notice is received by Borrower ("MAINTENANCE CURE PERIOD") so long as Borrower is diligently proceeding to remedy such failure; PROVIDED further that, if not cured, such failure shall constitute an Event of Default if not remedied within 180 days after receipt by Borrower of such notice of a Maintenance Default or
(y) any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement, any of the



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other Loan Documents or the Collateral Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for thirty (30) days or more.

         (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $25,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $25,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

         (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect, in each case, as of the date when made or deemed made.

         (g) Assets of any Credit Party with a fair market value of $2,500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

         (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

         (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.



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         (j)      A final judgment or judgments for the payment of money in
excess of $10,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

         (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien or second priority Lien (except as otherwise permitted herein or therein), as may be applicable, in any of the Collateral purported to be covered thereby.

         (l)      Any Change of Control occurs.

         (m) Any Air Carrier shall cease to be a Certificated Air Carrier or a "CITIZEN OF THE UNITED STATES" as defined in Section 40102(a)(15) of Title 49.

         (n) Any applicable Aviation Authority modifies, suspends, revokes, terminates, cancels or otherwise takes any action that adversely affects any Credit Party's Permits or any Credit Party's use or occupation or maintenance of Slots, Gates and Routes due to any Credit Party's failure to abide by applicable law or any contract governing the use of Slots, Gates and Routes, or any Credit Party otherwise ceases to use, occupy or maintain Slots, Gates and Routes, and any event referred to in this clause could reasonably be expected to have a Material Adverse Effect.

         (o) Any ERISA Event occurs which could, individually or in the aggregate, reasonably be expected to result in liability to any Credit Party in an amount which would exceed $2,500,000 (ii) any Lien shall arise on the assets of any Credit Party in favor of the PBGC or an ERISA Plan to the extent that such Lien could reasonably be expected to result in liability to any Credit Party in an amount which would exceed $1,000,000 or (iii) any Credit Party makes any payment in excess of $2,500,000 as a result of an ERISA Event.

         8.2      REMEDIES.

         (a) If any Event of Default has occurred and is continuing, Revolving Facility Administrative Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the issuance of additional Letters of Credit, whereupon any additional Advances and additional Letters of Credit shall be made or issued in Revolving Facility Administrative Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Event of Default is continuing. If any Event of Default has occurred and is continuing, Administrative Agents may (and at the written request of



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Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

         (b) If any Event of Default has occurred and is continuing, each Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the issuance of further Letters of Credit; (ii) reduce the Revolving Loan Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iv) exercise any rights and remedies provided to Administrative Agents under the Loan Documents or at law or equity, including all remedies provided under the Code; PROVIDED, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(H) or (I) with respect to Borrower, the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3      WAIVERS BY CREDIT PARTIES.

         Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Collateral Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Collateral Agent may do in this regard, (b) all rights to notice and a hearing prior to such Collateral Agent's taking possession or control of, or to such Collateral Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Administrative Agents to exercise any of their remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS

         9.1      ASSIGNMENT AND PARTICIPATIONS.

         (a) Subject to the terms of this SECTION 9.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Revolving or Term Lender shall: (i) require the consent of Revolving Facility Administrative Agent or Term Loan Administrative Agent, as may be applicable (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT" substantially in the form attached hereto as EXHIBIT 9.1(A) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, such Revolving Facility Administrative Agent or Term Loan Administrative Agent, as may be applicable; (ii) be conditioned on such assignee




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Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, (A) the assignee Revolving Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Revolving Lender shall have retained Commitments in an amount at least equal to $5,000,000 and (B) the assignee Term Lender shall have Commitments in an amount at least equal to $1,000,000 and the assigning Term Lender shall have retained Commitments in an amount at least equal to $1,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; PROVIDED, that no such consent shall be required for an assignment by any Affiliate of any Administrative Agent made within thirty (30) days after the Closing Date of its Commitments held on the Closing Date. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "LENDER". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Administrative Agent or Lender assigns or otherwise transfers all or any part of the Obligations, any such Administrative Agent or Lender shall so notify Borrower and Borrower shall, upon the request of such Administrative Agent or Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(A), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; PROVIDED, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

         (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "LENDER" to the extent permitted by law. Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Administrative Agents nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.



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         (c)      Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrower and that Lender, or any Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

         (d) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); PROVIDED, that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

         (e) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agents and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; PROVIDED, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Administrative Agents and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Administrative Agents) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This SECTION 9.1(E) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

         9.2      APPOINTMENT OF AGENTS.

         GE Capital is hereby appointed to act (i) on behalf of Revolving Lenders as Revolving Facility Administrative Agent, (ii) on behalf of Term Lenders as Term Loan Administrative Agent, and (iii) on behalf of the Secured Parties as Collateral Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Revolving Facility Administrative Agent shall act solely as an agent of Revolving Lenders, Term Loan Administrative Agent shall act solely as an agent of Term Lenders and Collateral Agent shall act solely as an agent of Lenders



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in accordance with the Credit Facility Intercreditor Agreement, and Agents do
not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agents shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agents shall be mechanical and administrative in nature and Agents shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agents shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agents nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

         If (i) Revolving Facility Administrative Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, or (ii) Term Loan Administrative Agent shall request instructions from Requisite Lenders, Requisite Term Lenders, Supermajority Term Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Term Lenders, Supermajority Revolving Lenders, Supermajority Term Lenders, or all affected Lenders, as the case may be, and such Agent shall not incur liability to any Person by reason of so refraining. Any Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Requisite Term Lenders, Supermajority Revolving Lenders, Supermajority Term Lenders, or all affected Lenders, as applicable.

         9.3 ADMINISTRATIVE AGENTS' RELIANCE, ETC. No Administrative Agent or any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, any Administrative
Agent: (a) may treat the payee of any Note as the holder thereof until such Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to such Administrative Agent; (b) may consult with



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legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the Books and Records to the extent not prohibited by a confidentiality agreement in favor of a third party) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4      GE CAPITAL AND AFFILIATES.

         With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Administrative Agent; and the term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not an Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Revolving Facility Administrative Agent and Term Loan Administrative Agent.

         9.5      LENDER CREDIT DECISION.

         Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4(A) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.



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         9.6      INDEMNIFICATION.

         Lenders agree to indemnify Administrative Agents (to the extent not reimbursed by Credit Parties and without limiting the Obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by such Administrative Agent in connection therewith; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse any Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Administrative Agent is not reimbursed for such expenses by Credit Parties.

         9.7      SUCCESSOR AGENTS.

         Each Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, (i) the Requisite Revolving Lenders shall have the right to appoint a successor Revolving Facility Administrative Agent and (ii) the Requisite Term Lenders shall have the right to appoint a successor Term Loan Administrative Agent. If a successor Revolving Facility Administrative Agent shall not have been so appointed by the Requisite Revolving Lenders or Term Loan Administrative Agent shall not have been so appointed by the Requisite Term Lenders, as may be applicable, and shall not have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving notice of resignation, then such resigning Revolving Facility Administrative Agent on behalf of Revolving Lenders or Term Loan Administrative Agent on behalf of Term Lenders may appoint a successor Revolving Facility Administrative Agent or successor Term Loan Administrative Agent, as may be applicable, which shall be a Revolving Lender or a Term Lender, as may be applicable, if such Revolving Lender or Term Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If a successor Revolving Facility Administrative Agent or successor Term Loan Administrative Agent, as may be applicable, has not been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by such resigning Administrative Agent, such resignation shall become effective and the Requisite Revolving Lenders shall thereafter perform all the duties of Revolving Facility Administrative Agent hereunder and the Requisite Term Lenders shall thereafter perform all the duties of Term Loan Administrative Agent hereunder, as may be applicable, until such time, if any, as the Requisite Revolving Lenders appoint a successor Revolving Facility Administrative Agent or the Requisite Term Lenders


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appoint a successor Term Loan Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Revolving Lenders or Requisite Term Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED, that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Revolving Facility Administrative Agent hereunder by a successor Revolving Facility Administrative Agent or as Term Loan Administrative Agent hereunder by a successor Term Loan Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of (i) the acceptance of any appointment as Revolving Facility Administrative Agent hereunder by a successor Revolving Facility Administrative Agent or as Term Loan Administrative Agent hereunder by a successor Term Loan Administrative Agent or (ii) the effective date of the resigning Administrative Agent's resignation, such resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any Administrative Agent's resignation hereunder, the provisions of this
ARTICLE 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Administrative Agent under this Agreement and the other Loan Documents.

         9.8      SETOFF AND SHARING OF PAYMENTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized upon the occurrence and during the continuance of any Event of Default and subject to SECTION 9.9(F), at any time or from time to time, without prior notice to any Credit Party or to any Person other than Administrative Agents, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due; PROVIDED, that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to SECTIONS 1.13, 1.15 OR 1.16). Each Lender's obligation under this SECTION 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under SECTION 1.1(C). Borrower and each Guarantor agrees, to the fullest extent permitted by law, that
(a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully



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as if such Lender or holder were a direct holder of the Loans and the other
Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

         (a)      ADVANCES; PAYMENTS.

                  (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with CLAUSES (III) and (IV) of SECTION 1.1(C). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Revolving Facility Administrative Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Revolving Facility Administrative Agent in same day funds by wire transfer to Revolving Facility Administrative Agent's account as set forth in ANNEX H not later than 2:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Revolving Facility Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Revolving Facility Administrative Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) Not less than once during each calendar week or more frequently at Administrative Agent's election (each, a "SETTLEMENT DATE"), Administrative Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "NON-FUNDING LENDER") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

         (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Revolving Facility Administrative Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Revolving Facility Administrative Agent on each



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

funding date. If such Pro Rata Share is not, in fact, paid to Revolving Facility Administrative Agent by such Revolving Lender when due, Revolving Facility Administrative Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Revolving Facility Administrative Agent's demand, such Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Revolving Facility Administrative Agent. Nothing in this SECTION 9.9(B) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Revolving Facility Administrative Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Revolving Facility Administrative Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Revolving Facility Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

         (c)      RETURN OF PAYMENTS.

                  (i) If any Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such Administrative Agent from Borrower and such related payment is not received by such Administrative Agent, then such Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If any Administrative Agent determines at any time that any amount received by such Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to any Administrative Agent on demand any portion of such amount that such Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as such Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

         (d) NON-FUNDING LENDERS. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "OTHER LENDER") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Revolving Facility Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "LENDER" or a "REVOLVING LENDER" (or be included in the calculation of "REQUISITE LENDERS", "REQUISITE REVOLVING LENDERS" or "SUPERMAJORITY REVOLVING LENDERS" hereunder) for any voting or consent rights under or with respect to any Loan Document. At



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

Borrower's request, Revolving Facility Administrative Agent or a Person acceptable to such Agent shall have the right with such Revolving Facility Administrative Agent's consent and in such Revolving Facility Administrative Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Revolving Facility Administrative Agent's request, sell and assign to such Revolving Facility Administrative Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

         (e) DISSEMINATION OF INFORMATION. Each Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by such Administrative Agent from, or delivered by such Administrative Agent to, any Credit Party, with notice of any Event of Default of which such Administrative Agent has actually become aware and with notice of any action taken by such Administrative Agent following any Event of Default; provided, that such Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to such Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with ANNEXES E and F hereto and agree that no Administrative Agent shall have the duty to provide the same to Lenders.

         (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agents and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agents or Requisite Lenders.

10. SUCCESSORS AND ASSIGNS

         10.1     SUCCESSORS AND ASSIGNS.

         This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Administrative Agents, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agents and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Administrative Agents and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Administrative Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.



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

11. MISCELLANEOUS

         11.1     COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT.

         The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2, subject at all times to the terms and conditions set forth in the Intercreditor Agreements. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and any Administrative Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Capital Fee Letter and all obligations of Borrower with respect to syndication contained in the GE Commitment Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

         11.2     AMENDMENTS AND WAIVERS.

         (a) Except as otherwise expressly provided in this Agreement or the Credit Facility Intercreditor Agreement, Administrative Agents, on the one hand, and Borrower, on the other hand, may from time to time with the prior written consent of Requisite Lenders enter into written amendments, supplements or modifications for the purpose of adding, deleting or modifying any provision of any Loan Document or changing in any manner the rights, remedies, obligations and duties of the parties thereto, and with the written consent of the Requisite Lenders, Administrative Agents, on behalf of Lenders, may execute and deliver a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements applicable to the Loan Parties, as the case may be, party to any Loan Document, or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that:

                  (i) with the consent of only Revolving Facility Administrative Agent and the Supermajority Revolving Lenders and Borrower, Revolving Facility Administrative Agent may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) related to the Revolving Facility Borrowing Base (including advance rates) and any provisions relating to the Borrowing Availability; PROVIDED that Borrower's consent will not be required with respect to any modifications made in accordance with SECTION 1.6;

                  (ii) with the consent of only Term Loan Administrative Agent and the Supermajority Term Lenders and Borrower, Term Loan Administrative Agent may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) related to the Term Loan Borrowing Base (including advance rates); PROVIDED that Borrower's consent will not be required with respect to any modifications made in accordance with SECTION 1.7;

                  (iii) with the consent of only Revolving Facility Administrative Agent and the Requisite Revolving Lenders and Borrower, Revolving Facility Administrative Agent may amend, supplement or otherwise modify or waive any



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

         of the terms and provisions (and related definitions) (A) related solely to the borrowings (including any conditions to such borrowings and increases to interest rates and fees) and payment procedures under the Revolving Facility and (B) solely affecting the relative rights, remedies, obligations and priorities among Revolving Lenders, which does not adversely affect any Term Lender (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the aggregate Revolving Facility Commitment);

                  (iv) with the consent of only Term Loan Administrative Agent and the Requisite Term Lenders and Borrower, Term Loan Administrative Agent may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) (A) related solely to the borrowings (including any conditions to such borrowings and increases to interest rates and fees) and payment procedures under the Term Loan Facility and (B) solely affecting the relative rights, remedies, obligations and priorities among Term Lenders, which does not adversely affect any Revolving Lender (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the aggregate Term Loan Commitment or the aggregate outstanding principal amount of the Term Loans);

                  (v) (A) no amendment, waiver or consent shall, unless in writing and signed by any Agent in addition to Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents and (B) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender or L/C Issuer in addition to Lenders required above to take such action, affect the rights or duties of the Swing Line Lender or L/C Issuer, respectively, under this Agreement or the other Loan Documents;

                  (vi) no amendment, supplement or modification of, or waiver or consent under, any of the Collateral Documents to which Collateral Agent is a party shall be effective unless in writing and signed by Collateral Agent (at the direction of the applicable Administrative Agent or Lenders pursuant to the Credit Facility Intercreditor Agreement) in addition to Agents and Lenders required above to take such action; and

                  (vii) Administrative Agents may, with the consent of Borrower, amend, modify or supplement any Loan Document to cure any ambiguity, typographical error, defect or inconsistency;

PROVIDED, FURTHER, that, except as otherwise expressly provided in this Agreement or the Credit Facility Intercreditor Agreement, no such waiver, amendment, supplement or modification shall be effective to, without the prior written consent, in addition to Lenders required above to take such action, of each Lender directly affected thereby:



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

                  (viii) (A) modify the Commitment of such Lender or subject such Lender to any additional obligation, (B) extend any scheduled final maturity of any Loan owing to such Lender, (C) waive or reduce, or postpone or cancel any scheduled date fixed for the payment of (it being understood that any mandatory prepayment required under SECTION 1.3(B) does not constitute any scheduled date fixed for payments), principal of or interest on any such Loan or any fees owing to such Lender, (D) reduce, or release Borrower from its obligations to repay, any other Obligation owed to such Lender or (E) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement;

                  (ix) amend, modify or waive any provision of SECTION 1.3(C) (other than the provisos thereto), 1.11 or 9.8;

                  (x) expressly subordinate any of the Obligations or Liens securing the Obligations, except in accordance with this Agreement, the Credit Facility Intercreditor Agreement and the Skymiles Intercreditor Agreement;

                  (xi) (A) amend, modify or waive this SECTION 11.2 or any other provision specifying Agents, Lenders or group of Lenders required for any amendment, modification or waiver thereof or (B) change the respective percentages specified in the definition of "REQUISITE LENDERS," "REQUISITE REVOLVING FACILITY LENDERS," "REQUISITE TERM LOAN LENDERS," "SUPERMAJORITY REVOLVING LENDERS" or "SUPERMAJORITY TERM LENDERS"; or

                  (xii) (A) release any Guarantor from the obligations provided for in the Collateral Documents, except as otherwise permitted herein or in the other Loan Documents, or (B) release or permit any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral provided for in the Collateral Documents; PROVIDED, HOWEVER, that no waiver, amendment, supplement or modification shall be required for Collateral Agent to take additional Collateral pursuant to any Loan Document.

         (b) Any waiver, amendment, supplement or modification pursuant to this SECTION 11.2 shall apply equally to each of Lenders and shall be binding upon Lenders and all future holders of any of the Loans, the Notes, the Letter of Credit Obligations and all other Obligations.

         (c) To the extent (a) the consent of any Lender in its capacity as a Revolving Lender or a Term Lender, as applicable, is required, but not obtained (any such Lender whose consent is not obtained as described in this SECTION 11.2(C) being referred to as a "NON-CONSENTING LENDER") in connection with any proposed amendment, modification, supplement or waiver (a "PROPOSED CHANGE") and (b) the applicable Administrative Agent shall have consented to such Proposed Change, at the request of Borrower and with the consent of such Administrative Agent (not to be unreasonably withheld), any Person reasonably acceptable to such Administrative Agent (which Person may be the Lender acting as such Administrative Agent and shall have consented to such Proposed Change) shall have the right (but not the obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender



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

shall, upon the request of such Administrative Agent, sell and assign to such Person all of (i) the Revolving Loan Commitments, the Revolving Loans and all outstanding Obligations related thereto or (ii) the Term Loan Commitments and the Term Loans, as the case may be, of such Non-Consenting Lender for an amount equal to the principal balance of all applicable Loans held by such Non-Consenting Lender under CLAUSE (I) or (II) above and all accrued and unpaid interest and fees with respect thereto through the date of such sale and purchase (the "PURCHASE AMOUNT"); PROVIDED, HOWEVER, that such sale and purchase (and the corresponding assignment) shall not be effective until (A) such Administrative Agent shall have received from such Person an agreement in form and substance satisfactory to such Administrative Agent whereby such Person shall agree to be bound by the terms hereof and (B) such Non-Consenting Lender shall have received the Purchase Amount from such Person. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the applicable Administrative Agent the Note or Notes evidencing such Commitments or Loans and an Assignment Agreement to evidence such sale and assignment; PROVIDED, HOWEVER, that the failure of any Non-Consenting Lender to deliver such Note or Notes or execute an Assignment Agreement shall not render such sale and purchase (and the corresponding assignment) invalid.

         (d) Upon the Termination Date, Agents shall instruct the Collateral Agent to deliver to Borrower termination statements, mortgage releases, reconveyances and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3     FEES AND EXPENSES.

         Borrower shall reimburse (i) any Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) any Agent (and, with respect to CLAUSES (B),
(C) and (D) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

         (a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

         (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to such Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED, that in the case of reimbursement of counsel for Lenders other than such Agent, such reimbursement



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

shall be limited to one counsel for all such Lenders; PROVIDED, FURTHER, that no Person shall be entitled to reimbursement under this CLAUSE (B) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

         (c) any attempt to enforce any remedies of any Administrative Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to any Administrative Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED, that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders;

         (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

         (e) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, in each case pursuant to and in accordance with the terms of the Loan Documents;

including, as to each of CLAUSES (A) through (E) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this SECTION 11.3, all of which shall be payable, on demand, by Borrower to any Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; charges for any E-System; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4     NO WAIVER.

         Any Administrative Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of such Administrative Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by any Administrative Agent or any Lender, unless



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such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of such Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

         11.5     REMEDIES.

         Administrative Agents' and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6     SEVERABILITY.

         Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

         11.7     CONFLICT OF TERMS.

         Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8     CONFIDENTIALITY.

         Each Agent and Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that each Agent and Lender may disclose such information (a) to Persons employed or engaged by such Agent or Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this SECTION 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (A) above); (c) as required or requested by any Governmental Authority or reasonably believed by such Agent or Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Agent's or Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent or Lender is a party; (f) that ceases to be confidential through no fault of any Agent or Lender; (g) to its affiliates and its and their directors, officers, employees, advisors, representatives or agents, and (h) to ratings agencies.

         11.9     GOVERNING LAW.

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS, TO THE EXTENT PERMITTED BY LAW, TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL, TO THE EXTENT PERMITTED BY LAW, BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

         11.10    NOTICES.

         (a) Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this

Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or any Administrative Agent) designated in ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         (b) Each party hereto hereby authorizes each Administrative Agent to transmit, post or otherwise make or communicate, in its sole discretion (and such Administrative Agent shall not be required to transmit, post or otherwise make or communicate), Electronic Transmissions in connection with this Agreement; PROVIDED, HOWEVER, that notices to any Credit Party shall not be made by any posting to an Internet or extranet-based site or other equivalent service but may be made by e-mail or E-fax, if available, so long as such notices are also sent in accordance with SECTION 11.10(A). Each party hereto hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including, without limitation, risks of interception, disclosure and abuse and indicates it assumes and accepts such risks by hereby authorizing each Administrative Agent to transmit Electronic Transmissions.

         (c) An Electronic Transmission shall be deemed to have been received on the date of transmission thereof (or, in the case of a posting to a website, on the date of such posting).

         (d) Electronic Transmissions that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to or logically associating with such Electronic Transmission an E-Signature. Each party may rely upon, and assume the authenticity of, any E-Signature contained in or associated with an Electronic Transmission. No Electronic Transmission shall be denied legal effect merely because it is made electronically. Each Electronic Transmission shall be deemed sufficient to satisfy any legal requirement for a "writing" and each e-Signature shall be deemed sufficient to satisfy any legal requirement for a "signature", in each case including, without limitation, pursuant to the Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each Electronic Transmission containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each party hereto agrees not to contest the validity or enforceability of an Electronic Transmission or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided however, that nothing herein shall limit a party's right to contest whether an Electronic Transmission or E-Signature has been altered after transmission.

         (e) Each Lender and Borrower acknowledges that all uses of an E-System will be governed by and subject to, in addition to this clause, separate terms and conditions posted or referenced in such E-System or related agreements executed by such Lender or Borrower in connection with such use.

         (F) THE E-SYSTEMS AND THE ELECTRONIC TRANSMISSIONS ARE PROVIDED "AS IS" AND "AS AVAILABLE". ADMINISTRATIVE AGENTS DO NOT WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE E-SYSTEMS AND THE ELECTRONIC TRANSMISSIONS AND DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS THEREIN OTHER THAN, WITH RESPECT TO SENDING ELECTRONIC TRANSMISSIONS, ERRORS OR OMISSIONS ARISING AS A RESULT OF ANY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO WARRANTY OF ANY KIND IS MADE BY ADMINISTRATIVE AGENTS IN CONNECTION WITH THE E-SYSTEMS OR THE ELECTRONIC TRANSMISSIONS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Lender and Borrower acknowledge that Administrative Agents shall have no responsibility for maintaining or providing any equipment, software, services and testing required in connection with all Electronic Transmissions or otherwise required for such E-System.

         11.11    SECTION TITLES.

         The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12    COUNTERPARTS.

         This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13    WAIVER OF JURY TRIAL.

         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE

RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14    PRESS RELEASES AND RELATED MATTERS.

         Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult, to the extent permitted by law, with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Administrative Agent or Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Such Administrative Agent or Lender shall provide a draft of any advertising material to each Credit Party for review and comment at least two
(2) Business Days prior to the publication thereof. Each Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         11.15    REINSTATEMENT.

         This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "VOIDABLE PREFERENCE," "FRAUDULENT CONVEYANCE," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16    ADVICE OF COUNSEL.

         Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 11.9 and 11.13, with its counsel.

         11.17    NO STRICT CONSTRUCTION.

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                   DELTA AIR LINES, INC., as Borrower



                                   By:  /s/ Todd G. Helvie
                                      ------------------------------------------
                                   Name:  Todd G. Helvie
                                        ----------------------------------------
                                   Title: Senior Vice President and Treasurer
                                         ---------------------------------------


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Revolving Facility
                                   Administrative Agent, Term Loan
                                   Administrative Agent, Collateral Agent and
                                   Lender



                                   By:  /s/ Douglas A. Kelly
                                      ------------------------------------------
                                   Name:  Douglas A. Kelly
                                        ----------------------------------------
                                   Title: Duly Authorized Signatory
                                         ---------------------------------------


The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower.

                                    CROWN ROOMS, INC.



                                    By:  /s/ Sheba A. Rourk
                                       -----------------------------------------
                                    Name:  Sheba A. Rourk
                                         ---------------------------------------
                                    Title:  Assistant Secretary
                                          --------------------------------------



                                   DAL AIRCRAFT TRADING, INC.



                                   By:  /s/ Paul A. Jacobson
                                      -----------------------------------------
                                   Name:  Paul A. Jacobson
                                        ---------------------------------------
                                   Title: Treasurer
                                         --------------------------------------



                                              SIGNATURE PAGE TO CREDIT AGREEMENT

                                  DAL GLOBAL SERVICES, LLC



                                   By:  /s/ Todd G. Helvie
                                      -----------------------------------------
                                   Name:  Todd G. Helvie
                                        ---------------------------------------
                                   Title: Assistant Treasurer
                                         --------------------------------------



                                   DAL MOSCOW, INC.



                                   By:  /s/ Todd G. Helvie
                                      -----------------------------------------
                                   Name:  Todd G. Helvie
                                        ---------------------------------------
                                   Title: Treasurer
                                         --------------------------------------



                                   DELTA CONNECTION, INC.



                                   By:  /s/ Nanci O. Sloan
                                      -----------------------------------------
                                   Name:  Nanci O. Sloan
                                        ---------------------------------------
                                   Title: Secretary
                                         --------------------------------------



                                   DELTA CORPORATE IDENTITY, INC.



                                   By:  /s/ Paul A. Jacobson
                                      -----------------------------------------
                                   Name:  Paul A. Jacobson
                                        ---------------------------------------
                                   Title: Assistant Treasurer
                                         --------------------------------------



                                   DELTA LOYALTY MANAGEMENT SERVICES, INC.



                                   By:  /s/ Paul A. Jacobson
                                      -----------------------------------------
                                   Name:  Paul A. Jacobson
                                        ---------------------------------------
                                   Title: Treasurer
                                         --------------------------------------



                                              SIGNATURE PAGE TO CREDIT AGREEMENT

                                   DELTA TECHNOLOGY, LLC



                                   By:  /s/ Todd G. Helvie
                                      -----------------------------------------
                                   Name:  Todd G. Helvie
                                        ---------------------------------------
                                   Title: Assistant Treasurer
                                          -------------------------------------



                                   DELTA VENTURES III, LLC



                                   By:  /s/ Paul A. Jacobson
                                      -----------------------------------------
                                   Name:  Paul A. Jacobson
                                        ---------------------------------------
                                   Title: Treasurer
                                         --------------------------------------



                                   EPSILON TRADING, INC.



                                   By:  /s/ Sheba A. Rourk
                                      -----------------------------------------
                                   Name:  Sheba A. Rourk
                                        ---------------------------------------
                                   Title: Assistant Secretary
                                         --------------------------------------



                                   KAPPA CAPITAL MANAGEMENT, INC.



                                   By:  /s/ Paul A. Jacobson
                                      -----------------------------------------
                                   Name:  Paul A. Jacobson
                                        ---------------------------------------
                                   Title: Assistant Treasurer
                                         --------------------------------------



                                   SONG, LLC



                                   By:  /s/ Paul A. Jacobson
                                      -----------------------------------------
                                   Name:  Paul A. Jacobson
                                        ---------------------------------------
                                   Title: Assistant Treasurer
                                         ---------------------------------------



                                              SIGNATURE PAGE TO CREDIT AGREEMENT

                                   TRANSQUEST HOLDING, INC.



                                   By:  /s/ Michelle M. Frymire
                                      ------------------------------------------
                                   Name:  Michelle M. Frymire
                                        ---------------------------------------
                                   Title: Chief Financial Officer
                                         --------------------------------------








                                              SIGNATURE PAGE TO CREDIT AGREEMENT

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

         "ACCOUNT DEBTOR" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "ACCOUNTING CHANGES" has the meaning ascribed thereto in ANNEX G.

         "ACCOUNTS" means all "ACCOUNTS," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all healthcare insurance receivables, and (e) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

         "ADDITIONAL AIRCRAFT" shall have the meaning ascribed to it in the Aircraft Mortgages.

         "ADDITIONAL ENGINE" shall have the meaning ascribed to it in the Aircraft Mortgages.

         "ADMINISTRATIVE AGENTS" shall mean the collective reference to Term Loan Administrative Agent and Revolving Facility Administrative Agent; individually, an "ADMINISTRATIVE AGENT".

         "ADVANCE" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

         "AFFECTED LENDER" has the meaning ascribed to it in SECTION 1.16(E).

         "AFFILIATE" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary,

20% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person's joint venturers and partners who are Affiliates under clause (a) hereof. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, that the term "AFFILIATE" shall specifically exclude each Agent and Lender.

         "AGENTS" means the collective reference to Administrative Agents and Collateral Agent; individually, an "AGENT".

         "AGGREGATE CASH ON HAND" means the amount of cash and Cash Equivalents of the Delta Companies that may be classified, in accordance with GAAP, as "UNRESTRICTED" on the consolidated balance sheets of Borrower.

         "AGREEMENT" means the Credit Agreement by and among Borrower, the other Credit Parties signatory thereto, GE Capital, as Revolving Facility Administrative Agent, Term Loan Administrative Agent, Collateral Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "AIR CARRIER" means each of Borrower, Atlantic Southeast Airlines, Inc. and Comair, Inc.

         "AIRCRAFT" shall have the meaning ascribed to it in the Aircraft Mortgages.

         "AIRCRAFT MORTGAGE" means each of (i) the Junior Aircraft Mortgage and Security Agreement substantially in the form of EXHIBIT A-1 hereto entered into by and among Collateral Agent for the benefit of the Revolving Facility Secured Parties and each Credit Party that is a signatory thereto and (ii) the Senior Aircraft Mortgage and Security Agreement substantially in the form of EXHIBIT A-2 hereto entered into by and among Collateral Agent for the benefit of the Term Loan Secured Parties and each Credit Party that is a signatory thereto (collectively, the "AIRCRAFT MORTGAGES").

         "AIRPORT AUTHORITY" shall have the meaning ascribed to it in the SGR Security Agreement.

         "ALLOCATED AMOUNT" means, with respect to any asset, the amount allocated to such asset in the most recent Borrowing Base Certificate delivered by Borrower to Term Loan Collateral Agent in accordance with ANNEX F.

         "AMEX" means American Express Travel Related Services Company, Inc. and each of their affiliates party to the Skymiles Documents.

         "APPENDICES" has the meaning ascribed to it in the recitals to the Agreement.

         "APPLICABLE L/C MARGIN" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to SECTION 1.5(A).

         "APPLICABLE MARGINS" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

         "APPLICABLE REVOLVER INDEX MARGIN" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to SECTION 1.5(A).

         "APPLICABLE REVOLVER LIBOR MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to SECTION 1.5(A).

         "APPLICABLE TERM LOAN INDEX MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to SECTION 1.5(A).

         "APPLICABLE TERM LOAN LIBOR MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to SECTION 1.5(A).

         "APPLICABLE UNUSED LINE FEE MARGIN" means the per annum fee, from time to time in effect, payable in respect of Borrower's non-use of committed funds, as determined by reference to SECTION 1.9(B).

         "APPRAISERS" shall mean Simat, Helliesen & Eichner, Inc., Sage Popovich and Cushman & Wakefield (with respect to the Owned Real Estate appraised on or before the Closing Date), or such other appraisers acceptable to Term Loan Administrative Agent.

         "ARB INDEBTEDNESS" means, with respect to any Delta Company, without duplication, all Indebtedness or obligations of such Delta Company created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders such bonds exempt from certain federal or state taxes.

         "ASA" means ASA Holdings, Inc. and its Subsidiaries.

         "ASSET SALE" has the meaning specified in SECTION 6.8.

         "ASSIGNMENT AGREEMENT" has the meaning ascribed to it in SECTION
9.1(A).

         "AVIATION AUTHORITY" means any nation or government or national or governmental authority of any nation, state, province or other political subdivision thereof, and any agency, department, regulator, airport authority, air navigation authority or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in respect of the regulation of commercial aviation or the registration, airworthiness or operation of civil aircraft and having jurisdiction over the Credit Parties including, without limitation, the FAA or DOT.

         "BANKRUPTCY CODE" means the provisions of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq.

         "BLOCKED ACCOUNT" means any account of any Credit Party that is subject to a Blocked Account Agreement or a Control Letter pursuant to ANNEX C.

         "BLOCKED ACCOUNT AGREEMENT" means a control agreement, in form and substance satisfactory to Administrative Agents, among any Credit Party, Collateral Agent for the benefit of Secured Parties and the applicable bank or financial institution. Any Blocked Account Agreement substantially in the form of any Blocked Account Agreement in effect on the Initial Funding Date shall be deemed to be satisfactory to Administrative Agents.

         "BOOKS AND RECORDS" means books and records of the Credit Parties, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, logs, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, and all aircraft manuals, log books and other documents and records, including all data and information stored on computer-related or other electronic media.

         "BORROWER" has the meaning ascribed thereto in the preamble to the Agreement.

         "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of EXHIBIT B hereto executed by Borrower in favor of Administrative Agents, on behalf of itself and Lenders.

         "BORROWING AVAILABILITY" means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Revolving Facility Borrowing Base, in each case, LESS the sum of the Revolving Loan and Swing Line Loan then outstanding.

         "BORROWING BASE CERTIFICATES" means, collectively, the Revolving Facility Borrowing Base Certificate and the Term Loan Borrowing Base Certificate.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period, net of cash amounts received by Borrower and its Subsidiaries from other Persons during such period in reimbursement of Capital Expenditures made by Borrower and its Subsidiaries and excluding interest capitalized during construction, for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP (including equipment which in the ordinary course of business is purchased simultaneously with the trade-in or exchange of existing equipment owned by Borrower or any of its Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in or exchanged at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or (y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "CAPITAL LEASE" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "CASH COLLATERAL ON HAND" means the amount of cash and Cash Equivalents of the Credit Parties that (a) may be classified, in accordance with GAAP, as "UNRESTRICTED" on the consolidated balance sheets of Borrower and (b) are held in Blocked Accounts (other than the Term Loan Cash Collateral Account).

         "CASH EQUIVALENTS" has the meaning ascribed to it in SECTION (C) of ANNEX B.

         "CASH MANAGEMENT SYSTEMS" has the meaning ascribed to it in SECTION
1.8.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.).

         "CERTIFICATED AIR CARRIER" shall mean an "AIR CARRIER" within the meaning of Section 40102 of Title 49, holding a certificate of public convenience and necessity under Section 41102 of Title 49 and an air carrier operating certificate under 14 C.F.R. Part 121 of the Federal Aviation Regulations authorizing its operations to/from/within the United States.

         "CHANGE OF CONTROL" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances other than any employee benefit plan of Borrower or any of its Subsidiaries or any Person organized, appointed or established by borrower or any of its Subsidiaries for, or pursuant to, the terms of any such employee benefit plan; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the Stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

         "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances (including interest and penalties relating thereto) upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

         "CHATTEL PAPER" means any "CHATTEL PAPER," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

         "CITIBANK CASH COLLATERAL ACCOUNT" means the Cash Collateral Account as defined in the Security Agreement dated as of September 1, 2004 between Borrower and Citibank, N.A. and the cash, cash equivalents and other investment property and financial assets credited thereto, and all proceeds thereof, in an amount not to exceed $20,000,000.

         "CLOSING DATE" means the date that the conditions set forth in Section
2.1 are satisfied or waived.

         "CLOSING CHECKLIST" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

         "CODE" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; PROVIDED, FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent's or Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "COLLATERAL" means collectively the Revolving Facility Collateral and the Term Loan Collateral.

         "COLLATERAL AGENT" has the meaning ascribed to it in the Preamble.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Aircraft Mortgages, the SGR Security Agreement, the Spare Parts Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the

Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

         "COLLATERAL REPORTS" means the reports with respect to the Collateral referred to in ANNEX F.

         "COLLECTION ACCOUNT" means, collectively, the Revolving Facility Collection Account and the Term Loan Collection Account.

         "COMAIR" means Comair Holdings, LLC and its Subsidiaries.

         "COMMITMENT TERMINATION DATE" means the earliest of (a) 36 months after the Closing Date, (b) the date of termination of Lenders' obligations to make Advances and to issue Letters of Credit or permit existing Loans to remain outstanding pursuant to SECTION 8.2(B), and (c) the date of prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of the Commitments to zero dollars ($0).

         "COMMITMENTS" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Six Hundred Thirty Million Dollars ($630,000,000) on the Closing Date, as to each of CLAUSES (A) and (B), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

         "COMPLIANCE CERTIFICATE" has the meaning ascribed to it in SECTION (B) of ANNEX E.

         "CONCENTRATION ACCOUNT" has the meaning ascribed to it in SECTION (C) of ANNEX C.

         "CONTRACTS" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "CONTROL LETTER" means a letter agreement, in form and substance satisfactory to Administrative Agents, between Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit

Party, (iii) a futures commission merchant or clearinghouse, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to each Administrative Agent, acknowledges the Lien of Collateral Agent for the benefit of Secured Parties on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agents without further consent by the affected Credit Party. Any Control Letter substantially in the form of any Control Letter in effect on the Closing Date shall be deemed to be satisfactory to Administrative Agents.

         "COPYRIGHT LICENSE" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

         "COPYRIGHT SECURITY AGREEMENTS" means the Copyright Security Agreements made in favor of Collateral Agent for the benefit of the Secured Parties, by each applicable Credit Party substantially in the form of EXHIBIT C hereto.

         "COPYRIGHTS" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

         "CREDIT CARD" means any agreement or plan relating to a credit card, debit card, charge card or other similar system, including but not limited to the American Express Card, Diners Club, MasterCard, Visa Card, Carte Blanche and Discover Card.

         "CREDIT CARD RECEIVABLES" means any right to payment in Dollars (including, but not limited to, rights to payment for goods, services, insurance, fees, taxes, prepayment penalties and finance charges) from (i) any issuer of a Credit Card arising from goods or services provided or to be provided by a Credit Party or (ii) to the extent that the right to such payment described in clause (i) has been transferred in whole or part to U.S. Bank, National Association ("USB") or any other settlement and/or processing system, or, alternatively, to the extent USB or any other settlement and/or processing system has received any collections with respect to such right of payment, any right to payment from USB or any other settlement and/or processing system arising from the transfer to or by USB or any other settlement and/or processing system of such claims against an issuer of a Credit Card.

         "CREDIT FACILITY INTERCREDITOR AGREEMENT" means the Intercreditor Agreement of even date herewith entered into by and among Term Loan Administrative Agent, Revolving Facility Administrative Agent and Collateral Agent.

         "CREDIT PARTIES" means Borrower and each of the Guarantors.

         "DEFAULT" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "DEFAULT RATE" has the meaning ascribed to it in SECTION 1.5(D).

         "DELTA COMPANY" means Borrower and each of its Subsidiaries.

         "DESIGNATED SPARE PARTS LOCATIONS" means the locations set out in DISCLOSURE SCHEDULE 3.27, as such Disclosure Schedule may be replaced or supplemented from time to time in accordance with SECTION 3.26.

         "DESK-TOP AIRCRAFT APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Aircraft, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Aircraft; and (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Aircraft.

         "DESK-TOP GROUND SERVICE EQUIPMENT APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Ground Service Equipment, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Ground Service Equipment; and (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Ground Service Equipment.

         "DESK-TOP SPARE PARTS APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Spare Parts, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for orderly liquidation prices of the sample parts referred to in clause (iii); (v) conducting a limited review of the inventory reporting system applicable to the Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (vi) reviewing a sampling of the Spare Parts' serviceability tags, books and records (including tear-down reports).

         "DESK-TOP TOOLING APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Tooling, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Tooling; and (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Tooling.

         "DFW ASSETS" means assets located at the Dallas/Fort Worth hub facilities which are disposed of in connection with the closing of such hub facilities as disclosed in Borrower's public disclosures on or prior to the Closing Date.

         "DISBURSEMENT ACCOUNTS" has the meaning ascribed to it in SECTION (B) of ANNEX C.

         "DLMS" means Delta Loyalty Management Services, Inc.

         "DOLLARS" or "$" means lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of Borrower organized under the laws of any jurisdiction within the United States of America.

         "DOT" shall mean the United States Department of Transportation or any analogous successor agency.

         "E-FAX" means any system used to receive or transmit faxes electronically.

         "E-SIGNATURE" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including, without limitation, the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept the Electronic Transmission.

         "E-SYSTEMS" means any electronic system such as an Internet or extranet-based site (including, without limitation, IntralinksTM), whether owned, operated or hosted by Administrative Agents, any Affiliate of Administrative Agents or any other Person, providing for access to data protected by passcodes or other security systems.

         "EBITDAR" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, MINUS (b) the sum of
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (a "CAPITAL ASSET SALE"), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employee of such Person of any Stock, (vii) depreciation, amortization and aircraft rent expense for such period, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP,
(viii) any aggregate net loss during such period arising from a Capital Asset Sale, (ix) all other non-cash charges for such period and (x) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions contemplated under the Loan Documents to the extent included in the calculation of consolidated net income. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a
Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

         "ELECTRONIC TRANSMISSION" means each notice, request, instruction, demand, report, authorization, agreement, document, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail, E-Fax, Internet or extranet-based site or any other equivalent electronic service, whether owned, operated or hosted by Administrative Agents, any Affiliate of Administrative Agents or any other Person.

         "ELIGIBLE ACCOUNTS" means all of the Accounts owned by the Credit Parties and reflected in the most recent Revolving Facility Borrowing Base Certificate delivered by Borrower to Revolving Facility Administrative Agent shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement, except, without duplication, any Account of the Credit Parties:

                  (a) that does not arise from the air transportation of passengers, freight and cargo or the sale of goods or performance of services by the Credit Parties in the ordinary course of its business;

                  (b) (i) upon which any Credit Party's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which any Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to any Credit Party's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer; PROVIDED, that clauses (i) and (iii) above shall not apply to receivables in respect of the transportation of passengers in the ordinary course of business;

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for goods and services sold to or services rendered, or to be rendered with respect to receivables in respect of the transportation of passengers, and goods accepted by the applicable Account Debtor;

                  (e)      Eligible Unbilled Accounts;

                  (f) that is owed by any director, officer, other employee or Affiliate of any Credit Party;

                  (g) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation and such assignment has been accepted and acknowledged by the appropriate governmental officers;

                  (h) that is the obligation of an Account Debtor located in (x) with respect to Credit Card Receivables, Korea or Brazil and (y) with respect to all other receivables, a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Revolving Facility Administrative Agent, satisfactory to such Agent as to form, amount and issuer;

                  (i) with respect to receivables in respect of the transportation of passengers, to the extent any Credit Party owed the applicable Account Debtor for services sold or rendered by such Account Debtor to such Credit Party but only to the extent of the potential offset, including, without limitation under code share arrangements, interline agreements or other agreements between airlines in which tickets may be purchased on one airline and honored by another airline;

                  (j) that is in default and such default is reasonably likely to result in such Account Debtor's failure to make payment with respect to such Account; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (i) the Account is not paid within ninety (90) days following its original invoice date;

                  (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (k) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in clause (j) above;

                  (l) as to which the Lien of the Collateral Agent for the benefit of the Revolving Facility Secured Parties is not a first priority perfected Lien;

                  (m) as to which any of the representations or warranties in the Loan Documents with respect to such specific Account are untrue;

                  (n) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (o) to the extent such Account exceeds any credit limit established by Revolving Facility Administrative Agent, in its reasonable credit judgment;

                  (p) except with respect to Credit Card Receivables, to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts;

                  (q)      that is payable in any currency other than Dollars;

                  (r) that arises from interline activity including services and billings performed between airlines (but excluding the transportation of passengers) and the payment of which is handled through third party domestic or foreign clearing houses;

                  (s) that arises from the sale of Delta SkyMiles through DLMS to Amex;

                  (t)      that are Ineligible Refundable Ticket Accounts; or

                  (u) of any Credit Party which Credit Party has not been subject to a field examination.

         "ELIGIBLE AIRCRAFT" means all of the Aircraft (as defined in the Aircraft Mortgages and as further described in Schedule I to the Aircraft Mortgages) owned by the Credit Parties; PROVIDED that (i) a valid and enforceable first priority Lien on such Aircraft (subject only to Permitted Encumbrances and other Liens approved by Term Loan Administrative Agent) shall have been granted by the applicable Credit Party in favor of Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to the Senior Aircraft Mortgage, (ii) a valid and enforceable second priority Lien on such Aircraft (subject only to Permitted Encumbrances and other Liens approved by Revolving Facility Administrative Agent) shall have been granted by the applicable Credit Party in favor of Collateral Agent for the benefit of the Revolving Facility Secured Parties pursuant to the Junior Aircraft Mortgage and (iii) the Liens described in CLAUSES (I) AND (II) above be in full force and effect in favor of Collateral Agent for the benefit of the Secured Parties at such time.

         "ELIGIBLE FLIGHT SIMULATORS" means all of the Flight Simulators owned by the Credit Parties; PROVIDED that (i) a valid and enforceable first priority Lien on such Flight Simulators (subject only to Permitted Encumbrances and other Liens approved by Term Loan Administrative Agent) shall have been granted by the applicable Credit Parties in favor of Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to the Security Agreement, (ii) a valid and enforceable second priority Lien on such Flight Simulators (subject only to Permitted Encumbrances and other Liens approved by Revolving Facility Administrative Agent) shall have been granted by the applicable Credit Parties in favor of Collateral Agent for the benefit of the Revolving Facility Secured Parties pursuant to the Security Agreement and (iii) the Liens described in CLAUSES (I) AND (II) above be in full force and effect in favor of Collateral Agent for the benefit of the Secured Parties at such time.

         "ELIGIBLE GROUND SERVICE EQUIPMENT" means all Ground Service Equipment owned by Credit Parties and reflected in the most recent Term Loan Borrowing Base Certificate delivered by Borrower to Term Loan Administrative Agent, except any Ineligible Term Loan Borrowing Base Collateral.

         "ELIGIBLE REAL ESTATE" means any parcel of Owned Real Estate in the United States owned in fee simple by the Credit Parties as to which each of the following conditions has been satisfied at such time:

                  (a) a valid and enforceable first priority Lien on such parcel of Real Estate (subject only to Permitted Encumbrances and other Liens approved by Term Loan Administrative Agent) shall have been granted by Borrower in favor of Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to a Mortgage;

                  (b) except as otherwise permitted by Term Loan Administrative Agent, Term Loan Administrative Agent and, where applicable, the relevant title insurance company shall have received in form and substance satisfactory to Term Loan Administrative Agent, all Mortgage Supporting Documents in respect of such parcel;

                  (c) Term Loan Administrative Agent shall have received a FIRREA appraisal with respect to such parcel of Real Estate in form and substance satisfactory to Term Loan Administrative Agent and performed by an appraiser that is satisfactory to Term Loan Administrative Agent;

                  (d) no casualty shall have occurred affecting the use, operation or value of such parcel of Real Estate if such casualty has not been restored or repaired by the mortgagor under the Mortgage encumbering such parcel of Real Estate;

                  (e) no condemnation or taking by eminent domain shall have occurred nor shall any notice of any pending or threatened condemnation or other proceeding against such parcel of Real Estate have been delivered to the owner or lessee of such parcel of Real Estate that would materially affect the use, operation or value of such parcel of Real Estate;

                  (f) the mortgagor under the relevant Mortgage encumbering such parcel of Real Estate shall comply in all material respects with the terms of such Mortgage;

                  (g) each written lease, license or other use or occupancy agreement, other than the lease between Borrower and Worldspan L.P. and the lease between Borrower and Verizon Airfone Inc. f/n/a/ GTE Airfone Incorporated (both of which leases are disclosed on Part 3 of DISCLOSURE SCHEDULE 3.6), now or hereafter affecting all or any portion of such parcel of Real Estate shall, by its express terms, be subject and subordinate to the relevant Mortgage; and

                  (h) each lease, license, or other use or occupancy agreement between a Credit Party, as landlord, and its Affiliate, as tenant, now or hereafter affecting all or any portion of such parcel of Real Estate shall be subject and subordinate to the relevant Mortgage or shall be terminable (without fee) on 60 days' prior written notice by the owner of such Real Estate.

         "ELIGIBLE REFUNDABLE TICKET ACCOUNTS" means Eligible Accounts arising from the sale of refundable tickets that are to be used within 30 days from the date of issuance of such ticket.

         "ELIGIBLE SPARE PARTS" means all of the Pledged Spare Parts owned by Credit Parties and reflected in the most recent Term Loan Borrowing Base Certificate delivered by Borrower to Term Loan Administrative Agent, except for any Ineligible Term Loan Borrowing Base Collateral.

         "ELIGIBLE TOOLING" means all of the Tooling owned by Credit Parties and reflected in the most recent Term Loan Borrowing Base Certificate delivered by Borrower to Term Loan Administrative Agent, except any Ineligible Term Loan Borrowing Base Collateral.

         "ELIGIBLE UNBILLED ACCOUNTS" means Eligible Accounts with respect to which an invoice, reasonably acceptable to Revolving Facility Administrative Agent in form and substance, (it being understood that the form of invoice customarily used by the applicable Credit Party on the Closing Date shall be deemed to be satisfactory to the Revolving Facility Administrative Agent) has not been sent to the applicable Account Debtor.

         "ENGINES" shall have the meaning ascribed to it in the Aircraft Mortgages.

         "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 ET SEQ.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 ET SEQ.); the Clean Air Act (42 U.S.C. ss.ss. 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 ET SEQ.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "ENVIRONMENTAL LIABILITIES" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

         "ERISA AFFILIATE" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

         "ERISA EVENT" means, with respect to any Credit Party or any ERISA Affiliate, (a) any "REPORTABLE EVENT" described in Section 4043 of ERISA with respect to a Title IV Plan (other than a "REPORTABLE EVENT" to which the 30-day notice is waived under PBGC Regulation Section 4043); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

         "ESCROW ACCOUNTS" shall mean (1) accounts of Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by Borrower or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges; (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman's or workers' compensation charges and related charges and fees; (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes; (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; and (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law); in each case, held in escrow accounts or trust funds in an aggregate amount for all of such escrow accounts not in excess of $300,000,000, plus accrued interest; PROVIDED, that such amount may be increased upon an increase in any of the foregoing taxes, fees and charges for which Borrower's or any Subsidiary's officers and directors may have personal liability if not paid; or (2) accounts, capitalized interest accounts, debt service reserve accounts and other similar accounts or funds established in connection with the ARB Indebtedness.

         "ESOP" means a Pension Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

         "EVENT OF DEFAULT" has the meaning ascribed to it in SECTION 8.1.

         "EXCHANGE OFFER" means the exchange of unsecured securities and enhanced pass through certificates of Borrower for "A-1 NEW NOTES" (as defined therein) secured by the Exchange Offer A-1 Collateral, as set forth in the Exchange Offer Documents.

         "EXCHANGE OFFER A-1 COLLATERAL" means the assets identified in the Exchange Offer Memorandum as available to secure the "A-1 NEW NOTES" (as defined in the Exchange Offer) issued under the Exchange Offer.

         "EXCHANGE OFFER COLLATERAL ACCOUNT" means a cash collateral account into which proceeds of any sale of Exchange Offer A-1 Collateral is required to be deposited from time to time pursuant to the Exchange Offer Documents.

         "EXCHANGE OFFER DOCUMENTS" means the Exchange Offer Memorandum and the agreements or instruments executed in connection with the Exchange Offer, as in effect on the Closing Date.

         "EXCHANGE OFFER MEMORANDUM" means the Amended and Restated Offering Memorandum dated October 14, 2004 relating to the Exchange Offer.

         "EXCLUDED ACCOUNTS" shall mean (i) the Escrow Accounts, (ii) Restricted Accounts; (iii) the Exchange Offer Collateral Account; (iv) accounts located outside the United States; PROVIDED, that the aggregate amount held in all such accounts at any time does not exceed $90,000,000; (v) accounts located in the United States not subject to a Blocked Account Agreement or a Control Letter; PROVIDED, that the aggregate amount held in such accounts at any time does not exceed $10,000,000; (vi) accounts at SunTrust Bank; PROVIDED that the aggregate amount held in all such accounts at any time does not exceed $15,000,000 and so long as SunTrust Bank has a lien on such accounts pursuant to the Banking Services Risk Agreement dated October 6, 2004 between SunTrust Bank, Borrower and each of its Subsidiaries party thereto and (vii) accounts at Bank of America, N.A.; PROVIDED that the aggregate amount in all such accounts at any time does not exceed $1,000,000.

         "EXCLUDED ISSUER" means (i) Delta Air Lines, Inc. and Pan American World Airways, Inc., GMBH, (ii) Guardant, Inc., (iii) Delta Air Technology, Ltd., (iv) Aero Assurance Ltd. and (v) New Sky, Ltd.

         "EXCLUDED OBLIGATIONS" means contingent indemnification and expense reimbursement obligations.

         "EXCLUDED PROPERTIES" means the three real properties set forth on Part 1 of DISCLOSURE SCHEDULE 3.6, the sale of which is permitted in accordance with the Agreement.

         "EXCLUDED SALES" means (i) the sales of spare engines and related inventory with respect to the MD-11 aircraft sold prior to the date hereof, the disposition of 25 ASA-owned EMB-120 (Brasilia) aircraft, spare engines and related inventory, 4 ASA-owned ATR 72-212 aircraft, spare engines and related inventory, and one B767-332ER and one MD-11 aircraft which shall be subject to a "LIKE-KIND EXCHANGE," (ii) the sale of the WorldSpan Note, (iii) the sale of either Regional Carrier for a price of not less than (A) in the case of any such sale of the first Regional Carrier, $100 million and (B) in the case of any such sale of the second Regional Carrier, an amount equal to 40% of the then outstanding principal amount of the Skymiles Facility, (iv) the sale of the business of DAL Global Services LLC, Delta Technology, LLC, Delta AirElite Business Jets, Inc., Delta Connection Academy, Inc. and the Technical Operations (aircraft maintenance) division of Borrower, (v) the sale of the Excluded Properties, (vi) the sale or monetization of the Bombardier subsidy, (vii) the disposition of any Skymiles Collateral, (viii) the sale of the reservation operations of Borrower, (ix) the sale or other disposition of Permitted Investments for cash or in exchange for Permitted Investments, (x) the sale of three (3) Delta-owned L-1011 aircraft and (xi) the sale of Inventory in the ordinary course of business.

         "EXCLUDED SUBSIDIARIES" means (i) Aero Assurance, Ltd. and its subsidiaries, (ii) ASA, (iii) Comair, (iv) Guardant, Inc., and (v) Delta Benefits Management, Inc.

         "EXISTING SECURED INDEBTEDNESS" has the meaning ascribed to it in
SECTION 6.3(A)(V) hereof.

         "FAA" means the Federal Aviation Administration of the United States of America, and any successor Governmental Authority.

         "FAA SLOTS" has the meaning ascribed to it in the SGR Security
Agreement.

         "FAIR LABOR STANDARDS ACT" means the Fair Labor Standards Act, 29 U.S.C. ss.201 et seq.

         "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Chief Financial Officer or Treasurer or, if such asset shall have been the subject of an appraisal within the last twelve months by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by Term Loan Administrative Agent.

         "FEDERAL FUNDS RATE" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by each Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

         "FEES" means any and all fees payable to any Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

         "FINANCIAL COVENANTS" means the financial covenants set forth in ANNEX
G.

         "FINANCIAL STATEMENTS" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with SECTION 3.4 and ANNEX E.

         "FISCAL MONTH" means any of the monthly accounting periods of Borrower.

         "FISCAL QUARTER" means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

         "FISCAL YEAR" means any of the annual accounting periods of Borrower ending on December 31 of each year.


         "FIXTURES" means all "FIXTURES" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         "FLIGHT SIMULATORS" means the flight simulators and flight training devices of Borrower or any Subsidiary.

         "FOREIGN AVIATION AUTHORITY" shall have the meaning ascribed to it in the SGR Security Agreement.

         "FOREIGN SLOTS" has the meaning ascribed to it in the SGR Security Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in ANNEX G to the Agreement.

         "GATES" shall have the meaning ascribed to it in the SGR Security Agreement.

         "GE CAPITAL" means General Electric Capital Corporation, a Delaware corporation.

         "GE CAPITAL FEE LETTER" means the Amended and Restated Fee Letter, dated November 19, 2004, between GE Capital and Borrower.

         "GE CAPITAL COMMITMENT LETTER" means the Amended and Restated Commitment Letter, dated November 19, 2004, between GE Capital and Borrower.

         "GENERAL INTANGIBLES" means "GENERAL INTANGIBLES," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all Books and Records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including but not limited to, any Aviation Authority.

         "GRANTING LENDER" has the meaning ascribed to it in SECTION 9.1(E).

         "GROUND SERVICE EQUIPMENT" means ground service equipment, de-icers, ground support equipment, aircraft cleaning devices, materials handling equipment and other similar equipment used to service equipment.

         "GUARANTEED INDEBTEDNESS" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness ("PRIMARY OBLIGATION") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "GUARANTIES" means, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Administrative Agents and Lenders in respect of the Obligations.

         "GUARANTORS" means each Domestic Subsidiary of Borrower, other than the Excluded Subsidiaries, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         "HAZARDOUS MATERIAL" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "SOLID WASTE," "HAZARDOUS WASTE," "HAZARDOUS MATERIAL," "HAZARDOUS SUBSTANCE," "EXTREMELY HAZARDOUS WASTE," "RESTRICTED HAZARDOUS WASTE," "POLLUTANT," "CONTAMINANT," "HAZARDOUS CONSTITUENT," "SPECIAL WASTE," "TOXIC SUBSTANCE" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

         "HEDGING OBLIGATIONS" has the meaning ascribed to it in the definition of "INDEBTEDNESS."

         "IATA" means International Air Transport Association.

         "INDEBTEDNESS" means, with respect to any Person, without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured (collectively, "HEDGING OBLIGATIONS"), (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

         "INDEMNIFIED LIABILITIES" has the meaning ascribed to it in SECTION 1.13(A).

         "INDEMNIFIED PERSON" has the meaning ascribed to it in SECTION 1.13(A).

         "INDEX RATE" means, for any day, a floating rate equal to the higher of
(i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "PRIME RATE" (or, if THE WALL STREET JOURNAL ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "SELECTED INTEREST RATES" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "INDEX RATE LOAN" means a Loan or portion thereof bearing interest by reference to the Index Rate.

         "INELIGIBLE REFUNDABLE TICKET ACCOUNTS" means Accounts arising from the sale of refundable tickets that are to be used later than 30 days from the date of issuance of such ticket.

         "INELIGIBLE TERM LOAN BORROWING BASE COLLATERAL" means any Aircraft, Tooling, Flight Simulators, Ground Service Equipment and Spare Parts that:

                  (a) is not subject to a valid and enforceable first priority Lien on such Collateral (subject only to Permitted Encumbrances and other Liens approved by Term Loan Administrative Agent) granted by the applicable Credit Party in favor of Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to a Collateral Document;

                  (b) is not located on premises (i) leased by Credit Party or (ii) owned by Credit Party and subject to a valid and enforceable first priority Mortgage in favor of Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to a Collateral Document;

                  (c) is placed on consignment, is in transit or out for repair, except for Collateral (other than Spare Parts) in transit between domestic locations of Credit Parties as to which Liens of Collateral Agent for the benefit of the Term Loan Secured Parties have been perfected at origin and destination;

                  (d) is covered by a negotiable document of title, unless such document has been delivered to Term Loan Administrative Agent with all necessary endorsements,

                  (e) is not of a type used in the ordinary course of Credit Parties' business;

                  (f) as to which any of the representations or warranties pertaining to Collateral set forth in the Loan Documents are untrue;

                  (g) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (h) is not covered by casualty insurance required to be maintained under the Collateral Documents;

                  (i) is subject to any patent or trademark license requiring the payment of royalties or fees or requiring the consent of the licensor for a sale thereof by Term Loan Administrative Agent;

                  (j)      constitutes Technology Equipment;

                  (k)      has not been appraised in accordance with SECTION
         5.21 of the Agreement; or

                  (l) with respect to any Aircraft or Engine, as to which Borrower fails to cure a Maintenance Default during the Maintenance Cure Period.

         "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated November 2004 relating to the Agreement.

         "INITIAL FUNDING DATE" means the date of the initial funding of the Loans and/or the issuance of Letters of Credit, which shall not occur before the earlier of (i) the syndication of the Loans to GE Capital's desired hold position and (ii) December 1, 2004.

         "INSTRUMENTS" means all "INSTRUMENTS," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "INTELLECTUAL PROPERTY" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks, and Technology.

         "INTERCOMPANY NOTES" has the meaning ascribed to it in SECTION 6.3(A)(VII).

         "INTERCREDITOR AGREEMENTS" means collectively the Credit Facility Intercreditor Agreement and the Skymiles Intercreditor Agreement.

         "INTEREST EXPENSE" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date.

         "INTEREST PAYMENT DATE" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; PROVIDED, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and PROVIDED, FURTHER that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "INTEREST PAYMENT DATE" with respect to any interest that has then accrued under the Agreement.

         "INVENTORY" means any "INVENTORY," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded Software.

         "INVESTMENT PROPERTY" means all "INVESTMENT PROPERTY" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all
commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

         "INVESTMENTS" has the meaning ascribed to it in SECTION 6.2.

         "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "IRS" means the Internal Revenue Service.

         "L/C CASH COLLATERAL ACCOUNT" has the meaning ascribed to it in SECTION
(C)(I) of ANNEX B.

         "L/C ISSUER" has the meaning ascribed to it in SECTION (A) of ANNEX B.

         "L/C SUBLIMIT" has the meaning ascribed to in it SECTION (A) of ANNEX
B.

         "LENDERS" means GE Capital, the other Lenders named on the signature pages of the Agreement and, if any such Lender shall decide to assign all or any portion of the Obligations in accordance with SECTION 9.1(A), such term shall include any assignee of such Lender.

         "LETTER OF CREDIT FEE" has the meaning ascribed to it in SECTION (D) of ANNEX B.

         "LETTER OF CREDIT OBLIGATIONS" means the sum, without duplication, of
(i) the amount available for drawing under all outstanding Letters of Credit and
(ii) the aggregate unpaid amount of all outstanding reimbursement obligations in respect of previous drawings under Letters of Credit.

         "LETTERS OF CREDIT" means documentary or standby letters of credit issued under the Loan Documents for the account of Borrower or any of the Credit Parties by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Revolving Facility Administrative Agent and Revolving Lenders have issued Letters of Credit.

         "LIBOR BUSINESS DAY" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

         "LIBOR LOAN" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR PERIOD" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to Administrative Agents as set forth in SECTION 1.5(E); PROVIDED, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end on or prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and

                  (e) Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

         "LIBOR RATE" means for each LIBOR Period, a rate of interest determined by Administrative Agents equal to the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agents and Borrower.

         "LICENSE" means any Copyright License, Patent License, Trademark License or other similar license of rights or interests now held or hereafter acquired by any Credit Party.

         "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any capital lease or conditional sale agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "LITIGATION" has the meaning ascribed to it in SECTION 3.13.

         "LOAN DOCUMENTS" means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, the Intercreditor Agreements, GE Capital Fee Letter, Revolving Facility Borrowing Base Certificate, Term Loan Borrowing Base Certificate and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Administrative Agents or any Lender in connection with the Agreement and the transactions contemplated thereby and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written agreements whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to Administrative Agents or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "LOANS" means the Revolving Loan, the Swing Line Loan and the Term
Loan.

         "MAINTENANCE CURE PERIOD" has the meaning ascribed to it in Section 8.1(d).

         "MAINTENANCE DEFAULT" has the meaning ascribed to it in Section 8.1(d).

         "MARGIN STOCK" has the meaning ascribed to it in SECTION 3.10.

         "MASTER DOCUMENTARY AGREEMENT" means the Master Agreement for Documentary Letters of Credit between Borrower, as Applicant, and GE Capital, as Issuer to be executed prior to issuance of any Letter of Credit, in form and substance reasonably satisfactory to Administrative Agents.

         "MASTER STANDBY AGREEMENT" means the Master Agreement for Standby Letters of Credit between Borrower, as Applicant, and GE Capital, as Issuer to be executed prior to issuance of any Letter of Credit, in form and substance reasonably satisfactory to Administrative Agents.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, operations or financial or other condition or prospects of (x) Borrower or (y) the Credit Parties taken as a whole, (ii) the ability of Borrower or Guarantors to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (iii) the Collateral, the Liens of Collateral Agent for the benefit of the Secured Parties on the Collateral, or the priority of such Liens, or (iv) any Administrative Agent's or Lender's rights and remedies under the Agreement and the other Loan Documents.

         "MATERIAL LOCATION" has the meaning ascribed to it in SECTION 5.8.

         "MATERIAL REAL ESTATE CONTRACTS" means (for purposes of the Agreement only) any lease, usufruct, use agreement, license, permit or other occupancy or facility use agreement under which a Credit Party is a tenant or counterparty, that has a remaining term of three (3) years or more as of the Closing Date and
(i) subject to receipt of any necessary consents, could be assigned to another user for a cash payment in excess $10,000,000 with a novation of such Credit Party, or (ii) relates to major facilities required for a Credit Party's operations, the loss of the lease, usufruct, use agreement, license, permit or other occupancy or facility use agreement with respect thereto would materially and adversely affect a Credit Party's ability to conduct its business as now being conducted.

         "MAXIMUM AMOUNT" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Revolving Lenders as of that date.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE SUPPORTING DOCUMENTS" means, with respect to a Mortgage for a parcel of Real Estate, each of the following:

         (a) (i) evidence in form and substance reasonably satisfactory to Term Loan Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid, perfected and enforceable first priority lien on property described therein in favor of Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Permitted Encumbrances and
         (B) such other Liens as Term Loan Administrative Agent may reasonably approve and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to Term Loan Administrative Agent;

         (b) (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to Term Loan Administrative Agent proving ownership thereof) ("MORTGAGEE'S TITLE INSURANCE POLICY"), dated a date satisfactory to Term Loan Administrative Agent, and shall (A) be in an amount equal to 110% of the appraised value (determined by reference to the initial FIRREA appraisals) of such parcel of Real Estate, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first priority Lien on such parcel of Real Estate free and clear of all defects and encumbrances, except for Permitted Encumbrances and for such defects and encumbrances as may be approved by Term Loan Administrative Agent,
         (D) name Collateral Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to Term Loan Administrative Agent), (F) contain such endorsements and affirmative coverage as Term Loan Administrative Agent may request to the extent available in the applicable jurisdictions (including but not limited to a comprehensive lender's endorsement, a zoning endorsement, a revolving credit endorsement and a floating rate endorsement), (G) be issued by Lawyers Title Insurance Corporation, Chicago Title Insurance Company or any other title company reasonably satisfactory to Term Loan Administrative Agent (including any such title companies acting as co-insurers or reinsurers), (H) delete the general survey exception, and (I) be otherwise in form and substance reasonably satisfactory to Term Loan Administrative Agent and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to Term Loan Administrative Agent;

         (c) maps or plats of a current as-built survey of such parcel of Real Estate certified to and received by (in a manner reasonably satisfactory to each of them) Collateral Agent for the benefit of the Secured Parties and the title insurance company issuing the Mortgagee's Title Insurance Policy for such Mortgage, dated a date reasonably satisfactory to Term Loan Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to Term Loan Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance reasonably satisfactory to Term Loan Administrative Agent;

         (d) evidence in form and substance reasonably satisfactory to Term Loan Administrative Agent that all premiums in respect of each Mortgagee's Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;

         (e) a Phase I environmental report with respect to such parcel of Real Estate, dated a date not more than one year prior to the Closing Date, showing no material condition of environmental concern and otherwise in form and substance reasonably satisfactory to Term Loan Administrative Agent; and

         (f) such other agreements, documents and instruments in form and substance reasonably satisfactory to Term Loan Administrative Agent as Term Loan Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Estate in favor of Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to Permitted Encumbrances.

         "MORTGAGED PROPERTIES" has the meaning ascribed to it in ANNEX D.

         "MORTGAGEE'S TITLE INSURANCE POLICY" has the meaning ascribed to it in the definition of "MORTGAGE SUPPORTING DOCUMENTS".

         "MORTGAGES" means each of the mortgages, deeds to secured debt, deeds of trust or other real estate security documents delivered by any Credit Party to Administrative Agents on behalf of itself, Administrative Agents and Lenders with respect to the Mortgaged Properties, substantially in the form attached as EXHIBIT D hereto.

         "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "NET CAPITAL EXPENDITURES" means, for any period, Capital Expenditures for such period PLUS (without duplication) (i) any increases in the aggregate amount of advances or deposits made in connection with Capital Expenditures during such period, and (ii) the amount by which the aggregate principal amount of any Indebtedness incurred pursuant to SECTION 6.3(A)(I) ("PURCHASE MONEY DEBT") was reduced in connection with any refinancing of interim Purchase Money Debt during such period, MINUS (without duplication) (x) the aggregate principal amount of any Purchase Money Debt incurred during such period, including without limitation in connection with any increase in Purchase Money Debt incurred in connection with any refinancing of interim Purchase Money Debt, and (y) any decreases in advances or deposits made in connection with Capital Expenditures during such period.

         "NET CASH PROCEEDS" means proceeds received by any Credit Party after the Closing Date in cash or Cash Equivalents (a) (i) from any Asset Sale (other than (x) an Asset Sale of Aircraft and (y) any single Asset Sale resulting in gross proceeds not exceeding $5,000) permitted under SECTION 6.8(A), in excess of $5,000,000, individually or in the aggregate, for any Fiscal Year, (ii) from any Asset Sale of any Excluded Property permitted under SECTION 6.8(L), an amount equal to the Allocated Amount for such Excluded Property, if any, and (iii) from any other Asset Sale (other than (A) any Asset Sale permitted under SECTIONS 6.8(D) (other than pursuant to clause (iii) of the definition of "EXCLUDED SALES"), (E), (F), (H), (I), (J),
(K), (M), or (N), (B) from any Asset Sale pursuant to clause (iii) of the definition of "EXCLUDED SALES" in excess of the amount required to be applied pursuant to SECTION 1.3(B)(IV), or (C) any single Asset Sale resulting in gross proceeds not exceeding $5,000), in excess of $5,000,000, individually or in the aggregate, for any Fiscal Year for all such Asset Sales, net of (1) the reasonable cash costs of sale, assignment or other disposition, (2) taxes paid or reasonably estimated to be payable as a result thereof, (3) reserves provided, to the extent required by GAAP, against any liabilities that are directly attributed to such Asset Sale (CLAUSES (1), (2) and (3) collectively referred to herein as the "SALE COSTS") and (4) any amount required to be paid or prepaid on Indebtedness or other obligations (other than the Obligations) secured by the assets subject to such Asset Sale, or otherwise required to be repaid as a result of such Asset Sale, and (b) Property Loss Event, net of (1) the costs of collection (the "COLLECTION COSTS" and, together with the Sale Costs, "COSTS"), (2) the amounts required to be applied pursuant to the terms of any ARB Indebtedness in respect of any asset subject thereto, (3) any amounts required to be applied as described in Section 5.4(d) and (4) any amount required to be paid or prepaid on Indebtedness or other obligations (other than the Obligations) secured by the assets subject to such Property Loss Event, or otherwise required to be repaid as a result of such Property Loss Event; PROVIDED, that, if the aggregate Costs related to any Asset Sale or any Property Loss Event exceeds $500,000, evidence of each such Costs shall be provided to Administrative Agents, in form and substance reasonably satisfactory to them.

         "NET ORDERLY LIQUIDATION VALUE" shall mean with regard to any Eligible Aircraft, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators or Eligible Tooling, the net orderly liquidation value of such Eligible Aircraft, Eligible Spare Parts, Eligible Ground Service Equipment, Eligible Flight Simulators or Eligible Tooling, as the case may be, as determined by reference to the most recent appraisal of the applicable Credit Party.

         "NON-FUNDING LENDER" has the meaning ascribed to it in SECTION 9.9(A)(II).

         "NOTES" means, collectively, the Revolving Notes, the Swing Line Note and the Term Notes.

         "NOTICE OF ACTIONABLE DEFAULT" has the meaning ascribed to it in the Credit Facility Intercreditor Agreement.

         "NOTICE OF CONVERSION/CONTINUATION" has the meaning ascribed to it in
SECTION 1.5(E).

         "NOTICE OF REVOLVING CREDIT ADVANCE" has the meaning ascribed to it in
SECTION 1.1(A)(I).

         "OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Administrative Agents or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

         "OP SPECS" means Operating Specifications issued by the FAA under Part 121 of the Federal Aviation Regulations authorizing an air carrier's operations to/from/within the United States.

         "ORIGINAL BORROWING BASE ASSETS" has the meaning ascribed to it in
SECTION 1.3(C)(I).

         "OVERADVANCE" has the meaning ascribed to it in SECTION 1.1(A)(III).

         "OWNED REAL ESTATE" has the meaning ascribed to it in SECTION 3.6(B) and SECTION 5.11(A)(IV).

         "PATENT LICENSE" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

         "PATENT SECURITY AGREEMENTS" means the Patent Security Agreements made in favor of Collateral Agent for the benefit of the Secured Parties by each applicable Credit Party.

         "PATENTS" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENSION PLAN" means a Plan which is an "EMPLOYEE PENSION BENEFIT PLAN" described in Section 3(2) of ERISA.

         "PERMITS" has the meaning ascribed to it in SECTION 3.24.

         "PERMITTED ENCUMBRANCES" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with SECTION 5.2(B); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases (other than leases of aircraft) to which any Credit Party is a party as lessee made in the ordinary course of business; (d) workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens are inchoate and unperfected and attach only to Tooling, Fixtures and/or Real Estate or being contested in accordance with SECTION 5.2(B); (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business so long as such Liens are inchoate and unperfected and attach only to Inventory or being contested in accordance with
SECTION 5.2(B); (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(J); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or interests of any Credit Party in real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use or the value of any parcel of Owned Real Estate; (i) presently existing or hereafter created Liens in favor of Collateral Agent for the benefit of the Secured Parties; (j) statutory and common law landlords' liens under leases to which any Credit Party is a party (subject to the requirements of SECTION 5.8); (k) (i) leases, subleases, licenses, permits and similar use rights, entered into in the ordinary course of business with respect to the Owned Real Estate, that are by their express terms subject and subordinate to Collateral Agent's Liens, for the benefit of Secured Parties, in the Owned Real Estate, and do not, in the aggregate, materially detract from the value of the any parcel of Owned Real Estate and (ii) leases, subleases, licenses, permits and similar use rights, entered into in the ordinary course of business with respect to any leased real estate, to the extent they are not prohibited by the Collateral Documents and would not have a Material Adverse Effect and would not materially and adversely affect the Collateral Agent's Liens, for the benefit of Secured Parties, in Collateral stored or located at such location; (l) with respect to Real Estate, other defects and encumbrances as may be approved by the Term Loan Administrative Agent, including, with respect to the Eligible Real Estate, any matters shown as title exceptions in the Mortgagee's Title Insurance Policy, (m) liens imposed by applicable law on the assets of any Credit Party located at an airport for the benefit of an Aviation Authority; (n) Liens (including leases) permitted pursuant to the Aircraft Mortgages and (o) subject, with respect to Blocked Accounts, to the Blocked Account Agreements, Liens in favor of depositary banks (including set-off rights) arising as a matter of law.

         "PERMITTED INVESTMENTS" means Investments made in accordance with the Investment Guidelines set forth on ANNEX K.

         "PERMITTED REFINANCING" means, with respect to any Person, any modification, refinancing, refunding, renewal, extension or replacement (collectively, a "REFINANCING") of any Indebtedness of such Person; PROVIDED, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed 100% (or, to the extent no payment of principal thereof (except upon acceleration) is required on or prior to December 1, 2007, 105%) of the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, except by an amount equal to the unpaid accrued interest and premium thereon; (b) such refinancing has a final maturity date equal to or later than the final maturity of the Indebtedness being refinanced, (c) such refinancing does not reduce the weighted average life to maturity of the Indebtedness being refinanced, (d) if the Indebtedness being refinanced is subordinated in right of payment to the Obligations, such refinancing is subordinated in right of payment to the Obligations on terms at least as favorable to Lenders as those contained in the documentation governing the Indebtedness being refinanced. Permitted Refinancings shall include any refinancing financed with proceeds from or exchanges into Stock issued by Borrower.

         "PERMITTED REINVESTMENT COLLATERAL" means, with respect to any Collateral, (i) replacement assets useful in Borrower's (or, in the case of any asset owned by any Subsidiary, such Subsidiary's) business or, in the case of any Property Loss Event, repairs to the applicable Collateral, (ii) in the case of any Property Loss Event with respect to any Collateral included in the Term Loan Borrowing Base (other than Aircraft or Engines), replacement assets consisting of like-kind assets and the Allocated Amount for which exceeds the Allocated Amount for the Original Borrowing Base Assets after replacement or repair, as the case may be, and (iii) in the case of replacement aircraft or engines, Replacement Aircraft or Replacement Engines, as the case may be; PROVIDED, that, in each case, any replacement asset shall be subject to a first priority Lien of Collateral Agent for the benefit of Secured Parties to the extent that the original asset was subject to a first priority Lien of Collateral Agent for the benefit of Secured Parties.

         "PERMITTED SECURED FINANCING" has the meaning ascribed to it in SECTION 6.3(A)(V) hereof.

         "PERMITTED SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness of any Delta Company that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms reasonably acceptable to Administrative Agents, (b) will not mature prior to the date that is ninety-one (91) days after the Commitment Termination Date, and (c) does not require payments of principal prior to the date which is ninety-one (91) days after the scheduled Termination Date of the Term Loan, except pursuant to acceleration.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "PHYSICAL AIRCRAFT APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Aircraft, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Aircraft; and (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Aircraft.

         "PHYSICAL GROUND SERVICE EQUIPMENT APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Ground Service Equipment, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Ground Service Equipment; (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Ground Service Equipment and (iv) physical inspection of such Ground Service Equipment.

         "PHYSICAL FLIGHT SIMULATOR APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Flight Simulators, including but not limited to, taking at least the following actions:
(i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Flight Simulators; (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Flight Simulators and (iv) physical inspection of such Flight Simulators.

         "PHYSICAL SPARE PARTS APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Spare Parts, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for orderly liquidation prices of the sample parts referred to in CLAUSE (III); (v) visiting the Designated Spare Parts Locations selected by the Appraiser where the Spare Parts are kept by any Credit Party,
(vi) conducting a limited review of the inventory reporting system applicable to the Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding CLAUSE (V) AND (VI) reviewing a sampling of the Spare Parts serviceability tags, books and records (including tear-down reports). The physical sampling will be completed at the necessary Designated Spare Parts Locations where in the aggregate up to 80% (by measure of appraised NOLV) of the Pledged Spare Parts are kept by the Credit Parties.

         "PHYSICAL TOOLING APPRAISAL METHODOLOGY" means, in determining an opinion as to the Net Orderly Liquidation Value of Eligible Tooling, including but not limited to, taking at least the following actions: (i) reviewing the most recent Collateral Report; (ii) reviewing the Appraiser's internal value database for values applicable to such Tooling; (iii) checking other sources, such as manufacturers, other airlines and U.S. government procurement data, for orderly liquidation prices of such Tooling and (iv) physical inspection of such Tooling.

         "PLAN" means, at any time, a Pension Plan, ESOP, Multiemployer Plan, Qualified Plan, Title IV Plan or Retiree Welfare Plan that any Credit Party or ERISA Affiliate maintains or to which such Credit Party contributes or has an obligation to contribute.

         "PLEDGE AGREEMENTS" means the Borrower Pledge Agreement and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document) substantially in the form of EXHIBIT E hereto.

         "PLEDGED SPARE PARTS" means Spare Parts which are maintained by or on behalf of any Credit Party at a Designated Spare Parts Location.

         "PREPAYMENT DATE" means, with respect to any Net Cash Proceeds from any Collateral, the earlier of (i) the date occurring 180 days after the date on which such Net Cash Proceeds were deposited into the Term Loan Cash Collateral Account (unless, prior to such date, the applicable Credit Party has (A) acquired any Replacement Borrowing Base Asset, (B) entered into an agreement for such acquisition or (C) commenced the construction of the Replacement Borrowing Base Assets or the repair of the Original Borrowing Base Assets) and (ii) the date that is five (5) Business Days after the date on which Borrower shall have notified Term Loan Administrative Agent of Borrower's determination not to acquire replacement assets useful in any Credit Party's business (or, in the case of a Property Loss Event, not to effect repairs).

         "PRIMARY ROUTES" shall have the meaning ascribed to it in the SGR Security Agreement.

         "PRIMARY SLOTS" shall have the meaning ascribed to it in the SGR Security Agreement.

         "PRO FORMA" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of September 30, 2004 after giving PRO FORMA effect to the Related Transactions.

         "PROJECTIONS" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

         "PROPERTY LOSS EVENT" means (a) any loss of or damage to property of any Credit Party that results in the receipt by such Person of proceeds of insurance in excess of $5,000,000, individually or in the aggregate, (b) any taking of property of any Credit Party that results in the receipt by such Person of a compensation payment in respect thereof that exceeds $5,000,000, individually or in the aggregate, or (c) an "EVENT OF LOSS" (as such term is defined in the Aircraft Mortgages or the Spare Parts Mortgages).

         "PROPOSED CHANGE" has the meaning ascribed to it in SECTION 11.2(C).

         "PRO RATA SHARE" means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to SECTION 9.1, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders as such percentage may be adjusted by assignments permitted pursuant to SECTION 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and
(d) with respect to the Revolving Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Revolving Loans held by that Lender, by (ii) the outstanding principal balance of the Revolving Loans held by all Lenders, (e) with respect to the Term Loan on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Term Loan held by that Lender, by
(ii) the outstanding principal balance of the Term Loan held by all Lenders, (f) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of all Loans held by that Lender, by (ii) the outstanding principal balance of all Loans held by all Lenders, in each case, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1.

         "PURCHASE AMOUNT" has the meaning ascribed to it in SECTION 11.2(C).

         "QUALIFIED ASSIGNEE" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "ACCREDITED INVESTOR" (as defined in Regulation D under the Securities Act of 1933) which is regularly engaged in making, purchasing or investing in loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, (i) which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender or has a net worth, determined in accordance with GAAP, in excess of $250,000,000 and (ii) which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; PROVIDED, that no Person engaged, directly or indirectly, in substantially the same business as the Credit Parties shall be a Qualified Assignee.

         "QUALIFIED PLAN" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

         "REAL ESTATE" has the meaning ascribed to it in SECTION 3.6(B).

         "REFUNDED SWING LINE LOAN" has the meaning ascribed to it in SECTION 1.1(C)(III).

         "REGIONAL CARRIER" means ASA or Comair.

         "REINVESTMENT DEFERRED AMOUNT" has the meaning ascribed to it in
SECTION 1.3(C)(II).

         "REINVESTMENT EVENT" means the date on which the Net Cash Proceeds of
(x) any Asset Sale of assets not included in the Term Loan Borrowing Base or (y) any Property Loss Event, which in each case are deposited in the Term Loan Cash Collateral Account.

         "REINVESTMENT NOTICE" means a written notice executed by the Chief Financial Officer of Borrower stating that no Event of Default has occurred and is continuing and that Borrower (directly or indirectly through one of the Guarantors or the applicable Subsidiary) intends and expects to use the Reinvestment Deferred Amount for Permitted Reinvestment Collateral as specified therein.

         "REINVESTMENT RELEASE REQUEST" means a written notice executed by the Chief Financial Officer of Borrower stating that no Event of Default has occurred and is continuing and that Borrower (directly or indirectly through one of the Guarantors or the applicable Subsidiary) requests the release of the Reinvestment Deferred Amount from the Term Loan Cash Collateral Account for Permitted Reinvestment Collateral as specified therein.

         "REINVESTMENT PREPAYMENT DATE" means, with respect to any Net Cash Proceeds of any Reinvestment Event, (i) involving any Collateral (other than in respect of Collateral subject to the Aircraft Mortgages), the earliest of (a) the date occurring 180 days after such Reinvestment Event, UNLESS, prior to any such date, Borrower or the applicable Subsidiary has (x) entered into an agreement for the acquisition of Permitted Reinvestment Collateral or (y) commenced the construction of Permitted Reinvestment Collateral or the repair of the original assets constituting Permitted Reinvestment Collateral, (b) the date that is five (5) Business Days after the date on which Borrower shall have notified the Term Loan Administrative Agent of Borrower's determination not to acquire Permitted Reinvestment Collateral with all or any portion of the relevant Reinvestment Deferred Amount for such Net Cash Proceeds and (c) the issuance of any Notice of Actionable Default, (ii) arising from a Property Loss Event involving any Aircraft, the Loss Payment Date (as defined in the Aircraft Mortgages), or (iii) arising from a Property Loss Event involving any Engine (not involving the related Airframe), the date upon which such Engine is required to be replaced in accordance with SECTION 7.05(B) of the Aircraft Mortgages.

         "RELATED PERSON" has the meaning ascribed to it in Section (g) of ANNEX C.

         "RELATED TRANSACTIONS" means the initial borrowing under the Revolving Loan and the Term Loan on the Initial Funding Date, the making of the advance payments under the Skymiles Facility, the consummation of the Exchange Offer, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

         "RELATED TRANSACTIONS DOCUMENTS" means the Loan Documents, the Skymiles Intercreditor Agreement, the Exchange Offer Documents, and the Skymiles Facility Documents.

         "RELATIONSHIP BANK" has the meaning ascribed to it in SECTION (B) of ANNEX C.

         "RELEASE" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "REPLACEMENT AIRCRAFT" shall have the meaning ascribed to it in the Aircraft Mortgages.

         "REPLACEMENT BORROWING BASE ASSETS" has the meaning ascribed to it in
SECTION 1.3(C)(I).

         "REPLACEMENT ENGINE" shall have the meaning ascribed to it in the Aircraft Mortgages.

         "REPLACEMENT LENDER" has the meaning ascribed to it in SECTION 1.16(E).

         "REQUISITE LENDERS" means the Requisite Revolving Lenders and the Requisite Term Lenders.

         "REQUISITE REVOLVING LENDERS" means Lenders having (a) 51% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 51% or more of the aggregate outstanding amount of the Revolving Loan.

         "REQUISITE TERM LENDERS" means Lenders having 51% or more of the aggregate outstanding amount of the Term Loan.

         "RESERVES" means (a) reserves established by Term Loan Administrative Agent from time to time in its reasonable credit judgment, against Eligible Tooling, Eligible Aircraft, Eligible Real Estate, Eligible Spare Parts, Eligible Flight Simulators and Eligible Ground Service Equipment, including, but not limited to, pursuant to SECTION 5.8, and (b) reserves established by Revolving Facility Administrative Agent from time to time in its reasonable credit judgment against Eligible Accounts, Eligible Unbilled Accounts and Eligible Refundable Ticket Accounts including, but not limited to, a reserve in the amount of Fifty Million Dollars ($50,000,000) for maintenance of Collateral and liquidation expenses. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of any Administrative Agent's credit judgment.

         "RESTRICTED ACCOUNTS" means (i) the Citibank Cash Collateral Account;
(ii) the accounts identified as Restricted Accounts on DISCLOSURE SCHEDULE 3.19; and (iii) any deposit account holding cash and cash equivalents subject to Liens permitted under SECTION 6.7(K) or securing surety bonds permitted under SECTION 6.3(X)(I)(V).

         "RESTRICTED PAYMENT" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Permitted Subordinated Indebtedness or the Skymiles Facility; and (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding.

         "RETIREE WELFARE PLAN" means, at any time, a Plan which is an "EMPLOYEE WELFARE BENEFIT PLAN" as described in Section 3(1) of ERISA that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "REVOLVING CREDIT ADVANCE" has the meaning ascribed to it in SECTION 1.1(A)(I).

         "REVOLVING FACILITY ADMINISTRATIVE AGENT" has the meaning ascribed to it in the Preamble and means, (i) until the Revolving Facility Termination Date, Revolving Facility Administrative Agent and (ii) at any time thereafter, Term Loan Administrative Agent.

         "REVOLVING FACILITY BORROWING BASE" means, as of any date of determination by Revolving Facility Administrative Agent, from time to time, an amount equal to the sum at such time of:

             (a) up to 80% of the book value of the Credit Parties' Eligible Accounts as of the date set forth in the most recently delivered Borrowing Base Certificate; PLUS

             (b) up to 50% of the book value of the Credit Parties' Eligible Unbilled Accounts as of the date set forth in the most recently delivered Borrowing Base Certificate; PLUS

             (c) the lesser of 50% of the book value of the Credit Parties' Eligible Refundable Ticket Accounts as of the date set forth in the most recently delivered Borrowing Base Certificate and $30,000,000;

in each case, less any Reserves established by Revolving Facility Administrative Agent at such time.

         "REVOLVING FACILITY BORROWING BASE CERTIFICATE" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as EXHIBIT 4.1(B).

         "REVOLVING FACILITY COLLATERAL" means the "REVOLVING FACILITY COLLATERAL" as defined in the Security Agreement, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent for the benefit of the Secured Parties to secure the Obligations.

         "REVOLVING FACILITY COLLECTION ACCOUNT" means that certain account of Revolving Facility Administrative Agent, account number 502-328-54 in the name of Revolving Facility Administrative Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, Account Name: GECC/CAF Depository, Reference: CFN5803/Revolving Facility, or such other account as may be specified in writing by such Revolving Facility Administrative Agent as the "REVOLVING FACILITY COLLECTION ACCOUNT."

         "REVOLVING FACILITY SECURED PARTIES" means Revolving Lenders, the L/C Issuers, Revolving Facility Administrative Agent, Collateral Agent and any other holder of any Secured Obligation with respect to the Revolving Loan facility.

         "REVOLVING FACILITY TERMINATION DATE" means the date on which (a) the Revolving Loans have been repaid in full, (b) all other monetary Obligations (other than Letter of Credit Obligations and Excluded Obligations) arising under the Revolving Loans pursuant to the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with ANNEX B, and (d) the Revolving Loan Commitment shall have expired or irrevocably been terminated under the Agreement.

         "REVOLVING LENDERS" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

         "REVOLVING LOAN" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower PLUS (ii) the aggregate Letter of Credit issued on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

         "REVOLVING LOAN ACCOUNT" has the meaning ascribed to it in SECTION 1.12(A).

         "REVOLVING LOAN COMMITMENT" means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or issue Letters of Credit as set forth on ANNEX B to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or issue Letters of Credit, which aggregate commitment shall be Three Hundred Million Dollars ($300,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

         "REVOLVING NOTE" has the meaning ascribed to it in SECTION 1.1(A)(II).

         "ROUTES" has the meaning ascribed to it in the SGR Security Agreement.

         "S&P" means Standard & Poor's Ratings Group.

         "SECURED OBLIGATIONS" means, in the case of Borrower, the Obligations and, in the case of any other Credit Party, the obligations of such Credit Party under the Guaranties and the other Loan Documents to which it is a party.

         "SECURED PARTIES" means Lenders, the L/C Issuers, Administrative Agents, Collateral Agent and any other holder of any Secured Obligation.

         "SECURITY" means any Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

         "SECURITY AGREEMENT" means the Security Agreement substantially in the form of EXHIBIT F hereto by and among Collateral Agent for the benefit of the Secured Parties and each Credit Party that is a signatory thereto.

         "SETTLEMENT DATE" has the meaning ascribed to it in SECTION 9.9(A)(II).

         "SGR SECURITY AGREEMENT" means the Slot, Gate and Route Security and Pledge Agreement from Borrower in favor of Collateral Agent for the benefit of the Secured Parties substantially in the form of EXHIBIT G hereto.

         "SKYMILES COLLATERAL" has the meaning ascribed to it in the Skymiles Intercreditor Agreement.

         "SKYMILES FACILITY" means the provisions related to the Advance Payments (as defined in the Skymiles Facility Documents) in the Skymiles Facility Documents.

         "SKYMILES FACILITY DOCUMENTS" means the Advance Payment Supplement to Delta's American Express Co-Branded Credit Card Program Agreement and Advance Payment Supplement to Delta's American Express Membership Rewards Agreement, each among Borrower, DLMS and Amex.

         "SKYMILES INTERCREDITOR AGREEMENT" means the Intercreditor Agreement of even date herewith entered into by and among Amex, Term Loan Administrative Agent, Revolving Facility Administrative Agent and Collateral Agent.

         "SLOTS" has the meaning ascribed to it in the SGR Security Agreement.

         "SLOT UTILIZATION" means, with respect to any Slot, (a) a Slot which is used for a take-off or landing operation; (b) if, by regulation or other regulatory notice, the FAA considers such Slot as "USED" for purposes of the Slot Utilization Regulations, regardless whether or not such Slot was, in fact, used (E.G., holidays, labor actions); (c) if, by waiver, the FAA considers such Slot as "USED" for purposes of the Slot Utilization Regulations; or (d) if the FAA otherwise waives the utilization requirement of the Slot Utilization Regulations.

         "SLOT UTILIZATION REGULATIONS" has the meaning ascribed to it in
SECTION 5.14(A).

         "SOFTWARE" shall mean computer programs whether in source code or object code form, together with all related documentation.

         "SPARE PARTS" means all of the Spare Parts as defined in the Spare Parts Mortgages.

         "SPARE PARTS MORTGAGE" means each of (i) the Junior Spare Parts Security Agreement substantially in the form of EXHIBIT H-1 hereto entered into by and among Collateral Agent for the benefit of the Revolving Facility Secured Parties and each Credit Party that is a signatory thereto and (ii) the Senior Spare Parts Security Agreement substantially in the form of EXHIBIT H-2 entered into by and among Collateral Agent for the benefit of the Term Loan Secured Parties and each Credit Party that is a signatory thereto (collectively, the "SPARE PARTS MORTGAGES").

         "SPC" has the meaning ascribed to it in SECTION 9.1(E).

         "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "EQUITY SECURITY" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

         "STOCKHOLDER" means, with respect to any Person, each holder of Stock of such Person.

         "SUBSIDIARY" means, with respect to any Person, (a) any domestic corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any domestic partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty substantially in the form of EXHIBIT I executed by each Domestic Subsidiary of Borrower, other than Excluded Subsidiaries, in favor of Administrative Agents, on behalf of itself and Lenders.

         "SUPERMAJORITY REVOLVING LENDERS" means Lenders having (a) 66-2/3% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 66-2/3% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

         "SUPERMAJORITY TERM LENDERS" means Lenders having (a) 66-2/3% or more of the Term Loan Commitments of all Lenders, or (b) if the Term Loan Commitments have been terminated, 66-2/3% or more of the aggregate outstanding amount of the Term Loan.

         "SUPPORTING ROUTE FACILITIES" has the meaning ascribed to it in the SGR Security Agreement.

         "SWING LINE ADVANCE" has the meaning ascribed to it in SECTION
1.1(C)(I).

         "SWING LINE AVAILABILITY" has the meaning ascribed to it in SECTION 1.1(C)(I).

         "SWING LINE COMMITMENT" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on ANNEX J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

         "SWING LINE LENDER" means GE Capital.

         "SWING LINE LOAN" means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

         "SWING LINE NOTE" has the meaning ascribed to it in SECTION 1.1(C)(II).

         "TAXES" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Administrative Agents or a Lender by the jurisdictions under the laws of which Administrative Agents and Lenders are organized or conduct business or any political subdivision thereof.

         "TECHNOLOGY" means, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, programs, subroutines, tools, inventions, creations, improvements, works of authorship, Software, other similar materials, and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

         "TECHNOLOGY EQUIPMENT" means technology assets including mainframe computers, servers, general computer equipment, printers, monitors, hard drives, memory, storage devices and call centers/ACD systems but excluding Flight Simulators, as more fully described in the appraisal with respect thereto prepared as of July 14, 2004 by American Appraisal Associates.

         "TERMINATION DATE" means the date on which (a) the Loans have been repaid in full, (b) all other monetary Obligations (other than Letter of Credit Obligations and Excluded Obligations) pursuant to the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with ANNEX B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

         "TERM LENDERS" means, as of the date of determination, those Lenders having Term Loan Commitments.

         "TERM LOAN" has the meaning assigned to it in SECTION 1.1(B)(I).

         "TERM LOAN ACCOUNT" has the meaning ascribed to it in SECTION 1.12(B).

         "TERM LOAN ADMINISTRATIVE AGENT" has the meaning ascribed to it in the Preamble and means, (i) until the Term Loan Termination Date, Term Loan Administrative Agent and (ii) at any time thereafter, the Revolving Facility Term Loan Administrative Agent.

         "TERM LOAN BORROWING BASE" means, as of any date of determination by Term Loan Administrative Agent, from time to time, an amount equal to the sum at such time of:

         (a) the lesser of 50% of the Fair Market Value of Eligible Real Estate and $100,000,000, PLUS

         (b) the lesser of 50% of the Net Orderly Liquidation Value of Eligible Aircraft and $215,000,000, PLUS

         (c) the lesser of 50% of the Net Orderly Liquidation Value of Eligible Flight Simulators and $25,000,000, PLUS

         (d) the lesser of 25% of the Net Orderly Liquidation Value of Eligible Spare Parts and $7,000,000, PLUS

         (e) the lesser of 25% of the Net Orderly Liquidation Value of Eligible Ground Service Equipment and $25,000,000, PLUS

         (f) the lesser of 25% of the Net Orderly Liquidation Value of Eligible Tooling (excluding Technology Equipment) and $25,000,000, PLUS

         (g)      Term Loan Cash Collateral Account.

in each case, less any Reserves established by Term Loan Administrative Agent at such time.

         "TERM LOAN BORROWING BASE CERTIFICATE" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as EXHIBIT 4.1(B).

         "TERM LOAN CASH COLLATERAL ACCOUNT" means a cash collateral account in the name of Borrower and subject to a Blocked Account Agreement, into which the Net Cash Proceeds of the Term Loan Collateral, including the Term Loan Borrowing Base and, at the election of Borrower, cash or Cash Equivalents are deposited pursuant to the Agreement, the Collateral Documents and any other Loan Document.

         "TERM LOAN COLLATERAL" means the (i) "TERM LOAN COLLATERAL" as defined in the Security Agreement and (ii) "COLLATERAL" as defined in the other Collateral Documents, in each case, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Secured Parties, to secure the Obligations.

         "TERM LOAN COLLECTION ACCOUNT" means that certain account of Term Loan Administrative Agent, account number 502-328-54 in the name of Revolving Facility Administrative Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, Account Name: GECC/CAF Depository,
Reference: CFN5803/Term Loan, or such other account as may be specified in writing by such Term Loan Administrative Agent as the "TERM LOAN COLLECTION ACCOUNT."

         "TERM LOAN COMMITMENT" means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Three Hundred Thirty Million Dollars ($330,000,000) on the Initial Funding Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

         "TERM LOAN SECURED PARTIES" means Term Lenders, Term Loan Administrative Agent, Collateral Agent and any other holder of any Secured Obligation with respect to the Term Loan.

         "TERM LOAN TERMINATION DATE" means the date on which (a) the Term Loan has been repaid in full, (b) all other monetary Obligations (other than Excluded Obligations) arising under the Term Loan pursuant to the Agreement and the other Loan Documents have been completely discharged, and (c) the Term Loan Commitment shall have expired or irrevocably been terminated under the Agreement.

         "TERM NOTE" has the meaning assigned to it in SECTION 1.1(B)(I).

         "TITLE 49" means Title 49 of the United States Code, which, among other things, recodified and replaced the Aviation Act of 1958, as amended, and the regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements, or supercedes such provisions.

         "TITLE IV PLAN" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "TOOLING" means tooling inventory, including but not limited to dies, molds, tooling, casting patterns, gauges, jigs, racks and stands for engines, cowls, radome and wheels, aircraft jacks, test benches, test equipment, lathes, welders, grinders, presses, punches and hoists and other similar items (whether or not completed or fixed or handheld).

         "TRADEMARK SECURITY AGREEMENTS" means the Trademark Security Agreements made in favor of Collateral Agent for the benefit of the Secured Parties by each applicable Credit Party substantially in the form of EXHIBIT J.

         "TRADEMARK LICENSE" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

         "TRADEMARKS" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         "TWO-MONTH FAA REPORTING PERIOD" means the period for which air carriers provide slot utilization reports to the FAA pursuant to 14 C.F.R. ss. 93.227(i).

         "UNFUNDED PENSION LIABILITY" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by
Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

         "WORLDSPAN NOTE" means the promissory note dated as of June 30, 2004 issued by Travel Transaction Processing Corporation.

         Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in ANNEX G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "INCLUDING", "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "WITHOUT LIMITATION"; the word "OR" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO

                                CREDIT AGREEMENT




                             [INTENTIONALLY OMITTED]

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT




                             [INTENTIONALLY OMITTED]

                            ANNEX D (SECTION 2.1(A))
                                       TO
                                CREDIT AGREEMENT




                             [INTENTIONALLY OMITTED]

                            ANNEX E (SECTION 4.1(A))
                                       TO
                                CREDIT AGREEMENT




                             [INTENTIONALLY OMITTED]

                            ANNEX F (SECTION 4.1(B))
                                       TO
                                CREDIT AGREEMENT




                             [INTENTIONALLY OMITTED]

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

         Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

         (a) MAXIMUM NET CAPITAL EXPENDITURES. Borrower and its Subsidiaries on a consolidated basis shall not make Net Capital Expenditures during the any Fiscal Quarter that exceed in the aggregate the amounts set forth opposite each such Fiscal Quarter below:


                    FISCAL QUARTER                      NET CAPITAL EXPENDITURES
                    --------------                      ------------------------
                                                             (in millions)

        November - December           2004                        127.6
        January - March               2005                        155.3
        April - June                  2005                        144.4
        July - September              2005                        138.9
        October - December            2005                        138.9
        January - March               2006                        188.3
        April - June                  2006                        178.9
        July - September              2006                        175.8
        October - December            2006                        169.2
        January - March               2007                        167.4
        April - June                  2007                        153.9
        July - September              2007                        160.9
        October - November            2007                        109.7


; PROVIDED, HOWEVER, that the amount of Net Capital Expenditures referenced above will be increased in any period by the positive amount (if any), equal to the difference obtained by taking the Net Capital Expenditures limits specified above for all prior periods MINUS the actual amount of any Net Capital Expenditures expended during all such prior periods (the "CARRY OVER AMOUNT").

         (b) MINIMUM EBITDAR. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, EBITDAR for the 12-month period then ended (or with respect to each Fiscal Month ended on or prior to October 31, 2005, the period commencing on November 1, 2004 and ending on the last day of such Fiscal Month) of not less than the amount set forth below opposite such Fiscal Month (the "REQUIRED EBITDAR") unless (i) the Excess Aggregate Cash On Hand as of such date is not less than $100,000,000 and (ii)
(A) the difference of (x) the Required EBITDAR for such period MINUS (y) the actual EBITDAR for such period does not exceed (B) the lesser of (x) 50% of the Excess Aggregate Cash On Hand and (y) (1) $150,000,000 for the period from the Closing Date to February 28, 2005, (2) $175,000,000 for the period from March 1, 2005 until October 31, 2005, and (3) $150,000,000 thereafter.

                       FISCAL MONTH          EBITDAR
                       ------------        ------------
                                          (in millions)

                    November  2004             (98)
                    December  2004            (215)
                    January   2005            (191)
                    February  2005            (130)
                    March     2005              88
                    April     2005             238
                    May       2005             378
                    June      2005             581
                    July      2005             788
                    August    2005             986
                    September 2005           1,060
                    October   2005           1,210
                    November  2005           1,401
                    December  2005           1,590
                    January   2006           1,697
                    February  2006           1,804
                    March     2006           1,924
                    April     2006           2,062
                    May       2006           2,172
                    June      2006           2,300
                    July      2006           2,386
                    August    2006           2,464
                    September 2006           2,540
                    October   2006           2,608
                    November  2006           2,686
                    December  2006           2,763
                    January   2007           2,807
                    February  2007           2,850
                    March     2007           2,889
                    April     2007           2,926
                    May       2007           2,961
                    June      2007           2,988
                    July      2007           3,016
                    August    2007           3,048
                    September 2007           3,072
                    October   2007           3,105
                    November  2007           3,136


         "EXCESS AGGREGATE CASH ON HAND" means, as of any date, the amount by which the actual Aggregate Cash On Hand as of such date exceeds the minimum Aggregate Cash On Hand required to be maintained on such date by SECTION (D) of this ANNEX G.

         (c) CASH COLLATERAL ON HAND. The Credit Parties shall maintain Cash Collateral On Hand of at least:

                  (i) at all times from the Initial Funding Date through October 31, 2005, $650,000,000;

                  (ii) at all times from November 1, 2005 through February 28, 2006, $550,000,000; and

                  (iii) at all times thereafter until the Commitment Termination Date, $650,000,000.

         (d) AGGREGATE CASH ON HAND. The Delta Companies shall maintain Aggregate Cash On Hand of at least:

                  (i) at all times from the Closing Date through February 28, 2005, $900,000,000;

                  (ii) at all times from March 1, 2005 through October 31, 2005, $1,000,000,000; and

                  (iii) at all times thereafter until the Commitment Termination Date, $750,000,000.

                  If on any date of determination of Cash Collateral On Hand or Aggregate Cash On Hand, any Delta Company has contractually agreed (i) to post cash collateral for the benefit of any third party or (ii) that payments otherwise owing to it by a third party shall be subject to a holdback, in each case in an amount exceeding $125,000,000, such amount shall not be included in any calculation of Cash Collateral On Hand or Aggregate Cash On Hand on such date of determination to the extent such obligation to post cash collateral or such holdback will become effective within ninety (90) days of such date of determination; PROVIDED, that in no event shall any determination of Cash Collateral On Hand or Aggregate Cash On Hand exclude the amount of cash collateral or any holdback to be provided (x) in connection with any aircraft or equipment financing or lease or (y) pursuant to any other agreement with GE Capital or any of its affiliates until, in each case, actually so provided.

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "IN ACCORDANCE WITH GAAP" shall in no way be construed to limit the foregoing. If any "ACCOUNTING CHANGES" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Administrative Agents and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; PROVIDED, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDAR in such period. If Administrative Agents, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agents, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of SECTION 8.1, a breach of a Financial Covenant contained in this ANNEX G shall be deemed to have occurred as of any date of determination by Administrative Agents or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agents.

                            ANNEX H (SECTION 1.1(D))
                                       TO
                                CREDIT AGREEMENT





                             [INTENTIONALLY OMITTED]

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT





                             [INTENTIONALLY OMITTED]

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT





                             [INTENTIONALLY OMITTED]

            ANNEX K (FROM ANNEX A - PERMITTED INVESTMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT





                             [INTENTIONALLY OMITTED]





                                      K-1